   As filed with the Securities and Exchange Commission on September 30, 2002
                                                Registration No. 333-100087_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
      ---------------------------------------------------------------------
                        PRE-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-11
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
      ---------------------------------------------------------------------
                         ME PORTFOLIO MANAGEMENT LIMITED
                              (ABN 79 005 964 134)
      (Exact name of registrant as specified in its governing instruments)
                   ------------------------------------------
                                    LEVEL 23
                               360 COLLINS STREET
                               MELBOURNE VIC 3000
                                    AUSTRALIA
                            TELEPHONE: 613 9605 6000
          (Address, including zip code/post code, and telephone number, including area code, of registrant's principal executive offices)
                   ------------------------------------------
                                AGENT FOR SERVICE
                              CT CORPORATION SYSTEM
                                111 EIGHTH AVENUE
                                   13TH FLOOR
                            NEW YORK, NEW YORK 10011
                             TELEPHONE: 212-590-9100
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)
                    -----------------------------------------
       NICHOLAS VAMVAKAS                                  DIANE CITRON, ESQ.
ME PORTFOLIO MANAGEMENT LIMITED                        MAYER, BROWN, ROWE & MAW
 LEVEL 23, 360 COLLINS STREET                               1675 BROADWAY
 MELBOURNE VIC 3000, AUSTRALIA                         NEW YORK, NEW YORK 10019
                    -----------------------------------------
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME ON OR AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT, AS DETERMINED BY MARKET CONDITIONS.

     IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ] ___

     IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ] ___

     IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(D) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ] ___

     IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434 CHECK THE FOLLOWING BOX. [ ] ___

                                          CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
                                                               PROPOSED MAXIMUM     PROPOSED MAXIMUM
             TITLE OF EACH CLASS OF           AMOUNT TO BE         OFFERING        AGGREGATE OFFERING       AMOUNT OF
           SECURITIES TO BE REGISTERED         REGISTERED       PRICE PER UNIT            PRICE          REGISTRATION FEE*
--------------------------------------------------------------------------------------------------------------------------
Mortgage Backed Floating Rate Notes         $1,400,000,000          100%            $1,400,000,000        $128,800.00
--------------------------------------------------------------------------------------------------------------------------

* Of which $92.00 has been previously paid.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                              CROSS REFERENCE SHEET

                  NAME AND CAPTION IN FORM S-11                                CAPTION IN PROSPECTUS
                  -----------------------------                                ---------------------
1.   Forepart of Registration Statement and Outside Front      Front Cover of Registration Statement; Outside Front
     Cover Page of Prospectus                                  Cover Page of Prospectus

2.   Inside Front and Outside Back Cover Pages of Prospectus   Inside Front Cover Page of Prospectus; Outside Back
                                                               Cover Page of Prospectus

3.   Summary Information, Risk Factors and Ratio of Earnings   Summary of the Notes; Risk Factors
     to Fixed Charges

4.   Determination of Offering Price                                                     *

5.   Dilution                                                                            *

6.   Selling Security Holders                                                            *

7.   Plan of Distribution                                      Plan of Distribution

8.   Use of Proceeds                                           Use of Proceeds

9.   Selected Financial Data                                                             *

10.  Management's Discussion and Analysis of Financial         Description of the Fund; Description of the Assets
     Condition and Results of Operations                       of the Fund

11.  General Information as to Registrant                      The Issuer Trustee, the Mortgage Manager and the
                                                               Manager

12.  Policy with respect to Certain Activities                 Description of the Class A Notes

13.  Investment Policies of Registrant                         Description of the Transaction Documents

14.  Description of Real Estate                                Description of the Assets of the Fund;
                                                               Superannuation Members' Home Loans Residential Loan
                                                               Program

15.  Operating Data                                                                      *

16.  Tax Treatment of Registrant and Its Security Holders      United States Federal Income Tax Matters, Australian
                                                               Tax Matters

17.  Market Price of and Dividends on the Registrant's                                   *
     Common Equity and Related Stockholder Matters

18.  Description of Registrant's Securities                    Description of the Class A Notes

19.  Legal Proceedings                                                                   *

20.  Security Ownership of Certain Beneficial Owners and       The Issuer Trustee, the Mortgage Manager and the
     Management                                                Manager

21.  Directors and Executive Officers                                                    *

22.  Executive Compensation                                                              *

23.  Certain Relationships and Related Transactions                                      *

24.  Selection, Management and Custody of Registrant's         Description of the Class A Notes; Description of the
     Investments                                               Transaction Documents; Superannuation Members' Home
                                                               Loans Residential Loan Program

25.  Policies with Respect to Certain Transactions             Description of the Class A Notes

26.  Limitations of Liability                                  Description of the Transaction Documents

27.  Financial Statements and Information                                                *

28.  Interests of Named Experts and Counsel                                              *

29.  Disclosure of Commission Position on Indemnification      Part II of Registration Statement
     for Securities Act Liabilities

30.  Quantitative and Qualitative Disclosures about Market                               *
     Risk

     *Not Applicable

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION, DATED SEPTEMBER 30, 2002

                                US$1,400,000,000
                                  (APPROXIMATE)

                             SMHL GLOBAL FUND NO. 3
                                [GRAPHIC OMITTED]

              ME PORTFOLIO MANAGEMENT LIMITED (ABN 79 005 964 134)
                                     Manager

                 MEMBERS EQUITY PTY LIMITED (ABN 56 070 887 679)
                                Mortgage Manager

            PERPETUAL TRUSTEES AUSTRALIA LIMITED (ABN 86 000 431 827)
              in its capacity as trustee of SMHL Global Fund No. 3
                                 Issuer Trustee

                                  ------------

         The notes will be collateralized by a pool of housing loans secured by properties located in Australia. The SMHL Global Fund No. 3 will be governed by the laws of New South Wales, Australia.


         The notes are not deposits and are not insured or guaranteed by any governmental agency or instrumentality. The notes represent obligations of the issuer trustee in its capacity as trustee of the SMHL Global Fund No. 3 only and do not represent obligations of or interests in, and are not guaranteed by, ME Portfolio Management Limited, Members Equity Pty Limited or Perpetual Trustees Australia Limited.

         INVESTING IN THE NOTES INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE 20.



                                                                                    UNDERWRITING
                           INITIAL             INITIAL                             COMMISSIONS AND      PROCEEDS TO
                      PRINCIPAL BALANCE*    INTEREST RATE     PRICE TO INVESTORS      DISCOUNTS       ISSUER TRUSTEE
                      ------------------    -------------     ------------------   ---------------    --------------
CLASS A NOTES....      $1,400,000,000       LIBOR +     %          100.000%                  %                   %


* Approximate initial principal balance


         Delivery of the Class A notes in book-entry form through The Depository Trust Company, Clearstream, Luxembourg and the Euroclear System will be made on or about October , 2002.


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


CREDIT SUISSE FIRST BOSTON                              DEUTSCHE BANK SECURITIES


NATIONAL AUSTRALIA BANK, HONG KONG BRANCH                  SALOMON SMITH BARNEY

                 The date of this prospectus is           , 2002.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

         UNTIL          , 2002, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                             AUSTRALIAN DISCLAIMERS

         The notes do not represent deposits or other liabilities of Members Equity Pty Limited or associates of Members Equity Pty Limited including ME Portfolio Management Limited.

         The holding of the notes is subject to investment risk, including possible delays in repayment and loss of income and principal invested.

         None of Members Equity Pty Limited, any associate of Members Equity Pty Limited (including ME Portfolio Management Limited), Perpetual Trustees Australia Limited, Perpetual Trustee Company Limited, The Bank of New York (as Class A note trustee, Class A note registrar, calculation agent and principal paying agent) nor any underwriter in any way stands behind the capital value or the performance of the notes or the assets of the fund or the obligations of ME Portfolio Management Limited except to the limited extent provided in the transaction documents for the fund.

         None of Members Equity Pty Limited, in its individual capacity and as mortgage manager, Perpetual Trustees Australia Limited as issuer trustee, ME Portfolio Management Limited, as manager, Perpetual Trustee Company Limited, as security trustee, The Bank of New York, as Class A note trustee, Class A note registrar, calculation agent and principal paying agent, Credit Suisse First Boston International, as fixed-floating rate swap provider, Deutsche Bank AG, New York Branch, as currency swap provider, UBS Australia Limited as fixed-floating rate swap provider, National Australia Bank Limited, as fixed-floating rate swap provider, Deutsche Bank AG, Sydney Branch, as fixed-floating rate swap provider or any of the underwriters guarantees the payment of interest or the repayment of principal due on the notes.

         None of the obligations of Perpetual Trustees Australia Limited, in its capacity as issuer trustee, or ME Portfolio Management Limited, as manager, are guaranteed in any way by Members Equity Pty Limited or any associate of Members Equity Pty Limited (including ME Portfolio Management Limited), or by Perpetual Trustees Australia Limited or any associate of Perpetual Trustees Australia Limited.

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

         ME Portfolio Management Limited, being responsible for the drafting and the content of this prospectus, after having made all reasonable inquiries, confirms, to the best of its knowledge, that this prospectus contains all information with regard to the notes which is material in the context of this issue of the notes, that the information contained in this prospectus is true and accurate in all material respects and is not misleading, that the opinions and intentions expressed herein are honestly held and that there are no facts the omission of which would make misleading in any material respect any statement herein whether fact or opinion. ME Portfolio Management Limited accepts responsibility accordingly.

         However, ME Portfolio Management Limited has relied upon information provided to it by Perpetual Trustees Australia Limited in respect of itself and the Perpetual Trustees Australia group, and Credit Suisse First Boston Corporation in respect of Credit Suisse First Boston International and the Credit Suisse Group in respect of itself, Deutsche Bank AG, New York Branch in respect of itself, UBS Australia Limited in respect of itself and members of the UBS Warburg group in Australia, National Australia Bank Limited in respect of itself, Deutsche Bank AG, Sydney Branch in respect of itself, GE Mortgage Insurance Pty Limited and GE Capital Mortgage Insurance (Australia) Pty Limited in respect of themselves and all members of the General Electric Company group, Clearstream, Luxembourg, the Euroclear System, The Bank of New York in respect of itself and The Bank of New York group, and The Depository Trust Company in respect of themselves and The Depository Trust Company group and accepts no responsibility for such information.

         Perpetual Trustees Australia Limited has not authorized or caused the issue of this prospectus and expressly disclaims and takes no responsibility for it other than the information provided by it in respect of itself and the Perpetual Trustees Australia group and has had no involvement in the preparation of this prospectus other than the provision of such information.


              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Certain statements made in this prospectus constitute forward-looking statements. These statements typically contain words such as "believes," "estimates," "expects" or similar words indicating that the future outcomes are uncertain. Because forward-looking statements made in this prospectus involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, those described herein under "Risk Factors"; the actions of competitors in the mortgage industry; general economic conditions (especially in Australia); changes in interest rates, unemployment, the rate of inflation, consumer perceptions of the economy and home values; and compliance with U.S. and Australian federal and state laws, including consumer protections laws, tort laws and, in relation to the U.S., ERISA, and changes in such laws.

                                TABLE OF CONTENTS
                                -----------------

                                                               PAGE
                                                               ----
Dealer Prospectus Delivery Obligation...........................ii
Australian Disclaimers..........................................ii
Disclaimers with Respect to Sales to Non-U.S. Investors..........1
Summary..........................................................4
    Parties to the Transaction...................................4
    Structural Diagram...........................................6
Summary of the Notes.............................................7
    Structural Overview..........................................8
    Credit Enhancements..........................................9
    Liquidity Enhancements......................................10
    Redraws.....................................................11
    Substitution for Breaches of Housing Loan Representations...11
    Hedging Arrangements........................................11
    Optional Redemption.........................................12
    The Housing Loan Pool.......................................13
    Australian Withholding Tax..................................14
    U.S. Tax Status.............................................14
    Legal Investment............................................15
    ERISA Considerations........................................15
    Book-Entry Registration.....................................15
    Collections.................................................15
    Interest on the Notes.......................................17
    Principal on the Notes......................................17
    Allocation of Cash Flows....................................17
    Distribution of Interest Collections........................18
    Distribution of Principal Collections and Certain Interest
        Collections ............................................19
Risk Factors....................................................20
Capitalized Terms...............................................29
U.S. Dollar Presentation........................................29
The Issuer Trustee, the Mortgage Manager and the Manager........29
    The Issuer Trustee..........................................29
    Directors...................................................29
    Alternate Directors.........................................30
    Members Equity Pty Limited..................................30
    ME Portfolio Management Limited.............................31
    SMHL Program................................................31
Description of the Fund.........................................32
    Superannuation Members' Home Loans Securitization Trust
        Program ................................................32
    SMHL Global Fund No. 3......................................32
    Other Trusts................................................33
Description of the Assets of the Fund...........................33
    Assets of the Fund..........................................33
    The Housing Loans...........................................34
    Representations and Warranties Regarding the Housing Loans..34
    Breach of Representations and Warranties....................37
    Substitution of Housing Loans...............................38
    Other Features of the Housing Loans.........................38
    Details of the Housing Loan Pool............................39
    Housing Loan Information....................................40
Superannuation Members' Home Loans Residential Loan Program.....48
    Origination Process.........................................48
    Approval and Underwriting Process...........................48
    Application Verification and Debt Servicing Ability.........49
    Valuation of Mortgages......................................50
    Settlement Process..........................................51
    Changes to Lending Criteria.................................51
    SMHL Product Types..........................................51
The Mortgage Insurance Policies.................................54
    Description of the Mortgage Insurers........................55
    Period of Cover.............................................56
    Loss Coverage...............................................56
    Exclusions..................................................58
    Timely Payment Cover........................................59
    Refusal or Reduction in Claim...............................59
Description of the Class A Notes................................59
    General.....................................................59
    Form of the Class A Notes...................................60
    Distributions on the Notes..................................64
    Key Dates and Periods.......................................64
    Calculation of Collections..................................65
    Collections.................................................66
    Interest Collections........................................67
    Interest on the Notes.......................................69
    Principal Collections.......................................70
    Principal Distributions.....................................70
    Redraws.....................................................72
    Application of Realized Losses..............................72
    Payments into US$ Account...................................73
    Payments out of US$ Account.................................73

    Threshold Rate..............................................73
    The Swap Providers..........................................74
    The Fixed-Floating Rate Swaps...............................76
    The Currency Swap...........................................82
    Withholding or Tax Deductions...............................88
    Redemption of the Notes for Taxation or Other Reasons.......88
    Redemption of the Notes upon an Event of Default............89
    Optional Redemption of the Notes............................89
    Final Maturity Date.........................................90
    Final Redemption of the Notes...............................90
    Termination of the Fund.....................................90
    Prescription................................................90
    Voting and Consent of Noteholders...........................91
    Reports to Noteholders......................................92
Description of the Transaction Documents........................93
    Trust Accounts..............................................93
    Liquidity Reserve...........................................94
    Amendments to Transaction Documents.........................95
    The Issuer Trustee..........................................96
    The Manager................................................100
    The Class A Note Trustee...................................102
    The Security Trust Deed....................................103
    Meetings of Voting Secured Creditors.......................105
    Voting Procedures..........................................105
    The Mortgage Origination and Management Agreement..........111
    Redraw Funding Facility....................................112
    Mortgage Manager Delinquency and Foreclosure Experience....113
    Payment Funding Facility...................................116
Prepayment and Yield Considerations............................119
    General....................................................119
    Prepayments................................................119
    Weighted Average Lives.....................................120
Use of Proceeds................................................124
Legal Aspects of the Housing Loans.............................124
    General....................................................124
    Nature of Housing Loans as Security........................124
    Penalties and Prohibited Fees..............................128
    Bankruptcy and Insolvency..................................129
    Environmental..............................................129
    Insolvency Considerations..................................130
    Tax Treatment of Interest on Australian Housing Loans......130
    UCCC.......................................................130
United States Federal Income Tax Matters.......................131
    Overview...................................................131
    Original Issue Discount, Indexed Securities, etc...........132
    Interest Income on the Class A Notes.......................133
    Sale of Notes..............................................133
    Backup Withholding.........................................134
    Tax Consequences to Foreign Noteholders....................135
Australian Tax Matters.........................................136
    Payments of Principal, Premiums and Interest...............136
    Profit on Sale.............................................139
    Tax Liability of the Issuer Trustee........................139
    Goods and Services Tax.....................................139
    Tax Reform Proposals.......................................141
    Consolidation..............................................141
    Other Taxes................................................142
Enforcement of Foreign Judgments in Australia..................142
Exchange Controls and Limitations..............................144
ERISA Considerations...........................................145
Legal Investment Considerations................................146
Available Information..........................................146
Ratings of the Notes...........................................147
Plan of Distribution...........................................147
    Underwriting...............................................147
    Offering Restrictions......................................149
    Authorization..............................................151
    Litigation.................................................151
    Euroclear and Clearstream, Luxembourg......................151
Announcement...................................................151
Legal Matters..................................................152
Glossary.......................................................G-1

                      (THIS PAGE INTENTIONALLY LEFT BLANK.)

             DISCLAIMERS WITH RESPECT TO SALES TO NON-U.S. INVESTORS

         This section applies only to the offering of the notes in countries other than the United States of America. In the section of this prospectus entitled "Disclaimers with Respect to Sales to Non-U.S. Investors", references to Perpetual Trustees Australia Limited are to that company in its capacity as trustee of the SMHL Global Fund No. 3, and not its personal capacity. Perpetual Trustees Australia Limited is not responsible or liable for this prospectus in any capacity. ME Portfolio Management Limited is responsible for this prospectus.

         Other than in the United States of America, no person has taken or will take any action that would permit a public offer of the notes in any country or jurisdiction. The notes may be offered non-publicly in other jurisdictions subject to compliance with all applicable laws. The notes may not be offered or sold, directly or indirectly, and neither this prospectus nor any form of application, advertisement or other offering material may be issued, distributed or published in any country or jurisdiction, unless permitted under all applicable laws and regulations. The underwriters have represented that all offers and sales by them have been in compliance, and will comply, with all applicable restrictions on offers and sales of the Class A notes. You should inform yourself about and observe any of these restrictions. For a description of further restrictions on offers and sales of the notes, see "Plan of Distribution."

         This prospectus does not and is not intended to constitute an offer to sell or a solicitation of any offer to buy any of the notes by or on behalf of Perpetual Trustees Australia Limited in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction.

         None of Members Equity Pty Limited, in its individual capacity and as mortgage manager, Perpetual Trustees Australia Limited, in its personal capacity and as issuer trustee, Perpetual Trustee Company Limited, as security trustee, The Bank of New York, New York Branch, as Class A note trustee, principal paying agent, calculation agent and Class A note registrar, Credit Suisse First Boston International, as fixed-floating rate swap provider, Deutsche Bank AG, New York Branch, as currency swap provider, UBS Australia Limited, as fixed-floating rate swap provider, National Australia Bank Limited, as fixed-floating rate swap provider, Deutsche Bank AG, Sydney Branch, as fixed-floating rate swap provider and GE Mortgage Insurance Pty Ltd, GE Capital Mortgage Insurance Corporation (Australia) Pty Limited or the Commonwealth of Australia, as mortgage insurers accept any responsibility for any information contained in this prospectus and have not separately verified the information contained in this prospectus and make no representation, warranty or undertaking, express or implied, as to the accuracy or completeness of any information contained in this prospectus or any other information supplied in connection with the notes.

         Members Equity Pty Limited, in its individual capacity and as mortgage manager, Perpetual Trustees Australia Limited, in its personal capacity and as trustee, ME Portfolio Management Limited, in its individual capacity and as manager, Perpetual Trustee Company Limited, as security trustee, The Bank of New York, New York Branch, as Class A note trustee, principal paying agent, calculation agent and Class A note registrar, Credit Suisse First Boston International, as fixed-floating rate swap provider, Deutsche Bank AG, New York Branch, as currency swap provider, UBS Australia Limited, as fixed-floating rate swap provider, National Australia Bank Limited, as fixed-floating rate swap provider, Deutsche Bank AG, Sydney Branch, as fixed-floating rate swap provider and GE Mortgage Insurance Pty Ltd, GE Capital Mortgage Insurance Corporation (Australia) Pty Limited and the Commonwealth of Australia, as mortgage insurers and the underwriters do not recommend that any person should purchase any of the notes and do not accept any responsibility or make any representation as to the tax consequences of investing in the notes.

         Each person receiving this prospectus acknowledges that he or she has not relied on the entities listed in the preceding paragraph nor on any person affiliated with any of them in connection with his or her investigation of the accuracy of the information in this prospectus or his or her investment decisions; acknowledges that this prospectus and any other information supplied in connection with the notes is not intended to provide the basis of any credit or other evaluation; acknowledges that the underwriters have expressly not undertaken to review the financial condition or affairs of the fund or any party named in the prospectus during the life of the notes; should make his or her own independent investigation of the fund and the notes; and should seek its own tax, accounting and legal advice as to the consequences of investing in any of the notes.

         No person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the issue or sale of the notes. If such information or representation is given or received, it must not be relied upon as having been authorized by Perpetual Trustees Australia Limited or any of the underwriters.

         Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that:

        o there has been no material change in the affairs of the fund or any party named in this prospectus since the date of this prospectus or the date upon which this prospectus has been most recently amended or supplemented; or

        o any other information supplied in connection with the notes is correct as of any time subsequent to the date on which it is supplied or, if different, the date indicated in the document containing the same.

         Perpetual Trustees Australia Limited's liability to make payments of interest and principal on the Class A notes is limited to its right of indemnity from the assets of the fund. All claims against Perpetual Trustees Australia Limited in relation to the Class A notes may only be satisfied out of the assets of the fund and are limited in recourse to the assets of the fund.

         None of the rating agencies have been involved in the preparation of this prospectus.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THIS PROSPECTUS MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM TO PERSONS AUTHORIZED TO CARRY ON A REGULATED ACTIVITY UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE "FSMA") OR TO PERSONS OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2001, AS AMENDED OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 49 OF THAT ORDER.

NO PROSPECTUS RELATING TO THE NOTES HAS BEEN REGISTERED IN THE UNITED KINGDOM AND ACCORDINGLY, THE NOTES MAY NOT BE, AND ARE NOT BEING, OFFERED IN THE UNITED KINGDOM EXCEPT TO PERSONS WHOSE ORDINARY ACTIVITIES INVOLVE THEM IN ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF THEIR BUSINESSES OR EXCEPT IN CIRCUMSTANCES WHICH WOULD NOT RESULT IN AN OFFER TO THE PUBLIC IN THE UNITED KINGDOM WITHIN THE MEANING OF THE PUBLIC OFFERS OF SECURITIES REGULATIONS 1995, AS AMENDED.

THIS PROSPECTUS IS NOT AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS. THE COMMUNICATION OF THIS PROSPECTUS TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

--------------------------------------------------------------------------------
                                     SUMMARY

         This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. This summary contains an overview of some of the concepts and other information to aid your understanding. All of the information contained in this summary is qualified by the more detailed explanations in other parts of this prospectus.

                           PARTIES TO THE TRANSACTION

FUND:....................................   SMHL Global Fund No. 3

PROGRAM:.................................   Superannuation Members' Home Loans, known as SMHL

ISSUER TRUSTEE:..........................   Perpetual Trustees Australia Limited (ABN 86 000 431 827), in its capacity as trustee of the fund

MANAGER:.................................   ME Portfolio Management Limited (formerly known as Superannuation Members' Home Loans
                                            Limited) (ABN 79 005 964 134), known as MEPM, Level 23, 360 Collins Street, Melbourne,
                                            Victoria 3000 Australia (613) 9605-6000

CLASS A NOTE TRUSTEE:....................   The Bank of New York, New York Branch

SECURITY TRUSTEE:........................   Perpetual Trustee Company Limited (ABN 42 000 001 007)

SELLER:..................................   Perpetual Trustees Australia Limited, in its capacity as trustee of SMHL Private
                                            Placement Fund No. 11 and SMHL Private Placement Fund No. 12

MORTGAGE MANAGER:........................   Members Equity Pty Limited (ABN 56 070 887 679), known as ME

PRINCIPAL PAYING AGENT:..................   The Bank of New York, New York Branch

CLASS A NOTE REGISTRAR:..................   The Bank of New York, New York Branch

CALCULATION AGENT:.......................   The Bank of New York, New York Branch

RESIDUAL BENEFICIARY:....................   ME Portfolio Management Limited

LIQUIDITY FACILITY PROVIDER:.............   Perpetual Trustees Australia Limited, in its capacity as trustee of Origination Fund
                                            No. 3

PAYMENT FUNDING FACILITY
   PROVIDER:.............................   Perpetual Trustees Australia Limited, in its capacity as trustee of Origination Fund
                                            No. 3

REDRAW FUNDING FACILITY
   PROVIDER:.............................   Perpetual Trustees Australia Limited, in its capacity as trustee of Origination Fund
                                            No. 3


UNDERWRITERS:............................   Credit Suisse First Boston Corporation
                                            Deutsche Bank Securities Inc.
                                            National Australia Bank Limited, Hong Kong Branch
                                            Salomon Smith Barney Inc.



                                        4


MORTGAGE INSURERS:.......................   Commonwealth of Australia
                                            GE Mortgage Insurance Pty Limited (formerly Housing Loans
                                            Insurance, Corporation Pty Limited (ABN 61 071 466 334))
                                            GE Capital Mortgage Insurance Corporation (Australia) Pty Limited (ABN 52 081 488 440)


FIXED-FLOATING RATE SWAP PROVIDERS:......   Credit Suisse First Boston International (ABN 40 062 787 106)
                                            Deutsche Bank AG, Sydney Branch (ABN 13 064 165 162)
                                            National Australia Bank Limited (ABN 12 004 044937)
                                            UBS Australia Limited (ABN 81 003 059 461)


CURRENCY SWAP PROVIDER:..................   Deutsche Bank AG, New York Branch

RATING AGENCIES:.........................   Moody's Investors Service, Inc.
                                            Standard & Poor's Ratings Group
                                            Fitch Ratings

------------------------------------------------------------------------------------------------------------------------------------


                                                   STRUCTUAL DIAGRAM
                                                                                                        ----------------------
                                                                                                            Payment Funding
                                                                                                           Facility Provider
                                                                                                          Perpetual Trustees
                                                                                                         Australia Limited in
                                             ---------------------------------------                        its capacity as
                                                             SELLER                                           trustee of
                                             Perpetual Trustees Australia Limited in                        Origination Fund
    ------------------                       its capacity as trustee of SMHL Private         Reserve             No. 3
          MANAGER         Manager                 Placement Fund No. 11 and No. 12       --------------> ---------------------
       ME Portfolio    <-----------          ---------------------------------------    /     fund
    Management Limited      Fee    \                            |                      /                 ---------------------
    ------------------              \        Payments from the  |      Transfer       /                    SECURITY TRUSTEE
                                     \         housing loans    |  of housing loans  /     ------------->  Perpetual Trustee
    ------------------                \                         |                   /     /Floating         Company Limited
         MORTGAGE                      \                        |                  /     /charge over    ---------------------
         MANAGER                        \                       V                 /     /the assets of
    Members Equity Pty ----------------  \   ---------------------------------------   / the fund        -----------------------
         Limited                       \  \                                           /                    MORTGAGE INSURERS
    ------------------                  \  \             ISSUER TRUSTEE              /                      Commonwealth of
                                         \  \ Perpetual Trustees Australia Limited  /                    Australia, GE Mortgage
    ------------------------              \  \-------------------------------------/    Payments for      Insurance Pty Limited
        REDRAW FUNDING          Redraw     ---                                     <-------------------- (formerly Housing Loans
       FACILITY PROVIDER        ------------>        SMHL Global Fund No. 3          mortgage insurance   Insurance Corporation
       Perpetual Trustees      / facility                                                  policies        Pty Limited) and GE
    Australia Limited in its  / advances      -------------------------------------\                        Capital Mortgage
     capacity as trustee of  / and repayments |                                  \  \                     Insurance Corporation
     Origination Fund No. 3 V                 |-----------------------------------\  \                   (Australia) Pty Limited
    ------------------------                 /    /             |                \ \  \                  -----------------------
                                            /    /              |                 \ \  \Residual
   ------------------------                /    /               |                  \ \  \payments        -----------------------
      LIQUIDITY FACILITY                  /    /     A$ payments|on the             \ \  \-------------->  RESIDUAL BENEFICIARY
          PROVIDER                       /    /          Class A|Notes               \ \                            MEPM
      Perpetual Trustees                /    /                  |                     \ \Payments on the -----------------------
   Australia Limited in its            /    /                   |                      \ \Class B Notes  -----------------------
   capacity as trustee of  ------------    /                    |                       \ \------------->  Class B noteholders
   Origination Fund No. 3                 /                     V                        \               -----------------------
   ------------------------              /          ------------------------              \
                                        /                CURRENCY SWAP                     \
     -----------------------           /                   PROVIDER                         \
         FIXED-FLOATING             A$/payments         Deutsche Bank AG,            Issue of\Class A notes
           RATE SWAP        under the/fixed-            New York Branch                     by\issuer trustee
           PROVIDERS        floating/rate           ------------------------                   \
                                   / swaps                      |                               \
      Credit Suisse First     <----              US$ payments on|Class A notes                   \
      Boston International                                      V                                 \
        Deutsche Bank AG,                           ------------------------                       ----------|
          Sydney Branch                                 PRINCIPAL PAYING                                     |
     National Australia Bank                                  AGENT                                          V
             Limited                                  The Bank of New York,                              -----------------
      UBS Australia Limited                              New York Branch
     -----------------------                        ------------------------                               Class A notes
                                                                |
                                                                |                                       /-----------------
                                                                V                                      /         |
                                                    ------------------------                          /          |
                                                         THE DEPOSITORY                              /           |
                                                         TRUST COMPANY      -------------------------            |
                                                        CLEARING SYSTEM                                          V
                                                    ------------------------                           ---------------------
                                                                |
                                                                |                                           NOTE TRUSTEE
                                                                V                                        AND NOTE REGISTRAR
                                                    ------------------------                            The Bank of New York,
                                                       Class A note owners                                 New York Branch
                                                    ------------------------
                                                                                                       ---------------------




------------------------------------------------------------------------------------------------------------------------------------

                              SUMMARY OF THE NOTES

         In addition to the Class A notes, the issuer trustee will also issue Class B notes collateralized by the same pool of housing loans. The Class B notes have not been registered in the United States and are not being offered by this prospectus. The term "notes" will mean the Class A notes and the Class B notes when used in this prospectus.


----------------------------------------------------------------------------------------------------------------------
                                            CLASS A                                         CLASS B
----------------------------------------------------------------------------------------------------------------------
Initial Principal
   Balance*                US$1,400,000,000                                A$33,900,000
----------------------------------------------------------------------------------------------------------------------
% of Total:                           98.70%                                       1.30%
----------------------------------------------------------------------------------------------------------------------
Anticipated Ratings:
   Fitch Ratings......     AAA                                                       AA
----------------------------------------------------------------------------------------------------------------------
   Moody's Investors
     Service, Inc.....     Aaa                                                      Aa2
----------------------------------------------------------------------------------------------------------------------
   Standard & Poor's
     Ratings Group         AAA                                                       AA
----------------------------------------------------------------------------------------------------------------------
Interest Rate up to        Three-month LIBOR +        %                   Three-month Australian bank bill rate plus
but excluding the                                                         a margin
Optional Redemption
Date
----------------------------------------------------------------------------------------------------------------------
Interest Rate after        Three-month LIBOR +       %                    Three-month Australian bank bill rate plus
and including the                                                         a margin
Optional Redemption
Date
----------------------------------------------------------------------------------------------------------------------
Interest Accrual                          actual/360                      actual/365
Method:
----------------------------------------------------------------------------------------------------------------------
Payment Dates:         First day or, if the first day is not a banking day, then the next banking day of each March, June, September, and December, beginning in March 2003
----------------------------------------------------------------------------------------------------------------------
Final Scheduled        The quarterly payment date falling in September 2027.
Quarterly Payment
Date**
----------------------------------------------------------------------------------------------------------------------
Clearance/Settlement:        DTC/Euroclear/Clearstream, Luxembourg        Offered in Asia, Australia, the United
                                                                          Kingdom and certain European countries to
                                                                          residents of Asia, Australia, the United
                                                                          Kingdom or certain European countries only
----------------------------------------------------------------------------------------------------------------------
Closing Cut-Off Date:        Close of business, October , 2002
----------------------------------------------------------------------------------------------------------------------
Pricing Date:                October , 2002
----------------------------------------------------------------------------------------------------------------------
Closing Date:                On or about October 24, 2002
----------------------------------------------------------------------------------------------------------------------
Legal Final Maturity Date:   The payment date falling on December 1, 2028 The payment date falling on December 1, 2028
----------------------------------------------------------------------------------------------------------------------



*    All amounts are approximate.
** Assuming that there are no prepayments on the housing loans, that the issuer trustee is not directed to exercise its right of optional redemption of the notes and the other modeling assumptions contained in "Prepayment and Yield Considerations" occur.

--------------------------------------------------------------------------------

                               STRUCTURAL OVERVIEW

         MEPM established the SMHL Program pursuant to a master trust deed dated July 4, 1994, as amended, between MEPM and the issuer trustee. The master trust deed provides the following:

o the authority for the creation of a number of separate funds, including origination funds and securitization funds, and

o the general terms and structure for a securitization fund or an origination fund under the program.

Housing loans originated under the program are initially financed through, and owned by, the issuer trustee as the trustee of the origination funds. Members Equity Pty Limited, or its predecessor, has been appointed to act as the originator and mortgage manager of the housing loans under the program and is responsible for the origination and management of the portfolio of housing loans in the origination funds and securitization funds.

         A supplementary bond terms notice issued by MEPM as manager and signed by the issuer trustee, MEPM, as manager, Perpetual Trustee Company Limited, as security trustee, and The Bank of New York, as note trustee will set out the specific details of the SMHL Global Fund No. 3 and the notes, which may vary from the terms set forth in the master trust deed. Each fund under the program is a separate transaction with a separate fund. The assets of the SMHL Global Fund No. 3 will not be available to pay the obligations of any other fund, and the assets of other funds will not be available to pay the obligations of the SMHL Global Fund No. 3. See "Description of the Fund."

         The SMHL Global Fund No. 3 involves the securitization of housing loans originated and managed by Members Equity Pty Limited or its predecessors, and initially financed through and owned by Perpetual Trustees Australia Limited in its capacity as trustee of Origination Fund No. 3 and secured by mortgages over residential property located in Australia. The housing loans are fully amortizing principal and interest obligations of borrowers and are secured by mortgages over residential property located in Australia. All of the housing loans are registered in the name of Perpetual Trustees Australia Limited. The housing loans which will form the assets of the SMHL Global Fund No. 3 are currently assets of SMHL Private Placement Fund No. 11 and SMHL Private Placement Fund No. 12. On the issue of the notes the housing loans which are to form assets of the SMHL Global Fund No. 3 will cease to be assets of SMHL Private Placement Fund No. 11 and SMHL Private Placement Fund No. 12 and shall become assets of the SMHL Global Fund No. 3, with the proceeds of the issue of the notes being used to fund the acquisition of the housing loans from SMHL Private Placement Fund No. 11 and SMHL Private Placement Fund No. 12.


         The issuer trustee will grant a floating charge over all of the assets of the fund under the security trust deed in favor of Perpetual Trustee Company Limited, as security trustee, to secure the fund's payment obligations to the noteholders and other creditors of the issuer trustee. The floating charge is a first ranking charge over the assets of the fund subject only to a prior interest in favor of the issuer trustee to secure payment of certain expenses of the fund. A floating charge is a security interest on a class of assets, but does not attach to specific assets unless or until it crystalizes, which means it becomes a fixed charge. The charge may crystalize if an event of default occurs under the security trust deed. While the charge is a floating charge, the issuer trustee may deal with the assets of the fund in accordance with the transaction documents and, if it acts contrary to its duties, may be able to deal with the assets of the fund in such a way as to prejudice the security trustee's interest in the assets in breach of the transaction documents. Once the floating charge crystalizes, the issuer trustee will no longer be able to dispose of or create interests in the assets of the fund without the consent of the security trustee. For a description of floating charges and crystalization see "The Security Trust Deed--Nature of the Charge".

         Payments of interest and principal on the notes will come only from the housing loans and other authorized assets of the fund, as described below under "Description of the Assets of the Fund." The assets of the parties to the transaction are not available to meet the payments of interest and principal on the notes. If there are losses on the housing loans, the fund may not have sufficient assets to repay the notes.

CREDIT ENHANCEMENTS

         Payments of interest and principal on the Class A notes will be supported by the following forms of credit enhancement:

SUBORDINATION AND ALLOCATION OF LOSSES


         The Class B notes will always be subordinated to the Class A notes in their right to receive interest and principal payments. The Class B notes will bear all losses on the housing loans before the Class A notes. The support provided by the Class B notes is intended to enhance the likelihood that the Class A notes will receive expected quarterly payments of interest and principal. The following chart describes the initial support provided by the Class B notes:

                                              MINIMUM
                                              INITIAL
                               CREDIT         SUPPORT
           CLASS               SUPPORT      PERCENTAGE
          -------            -----------  -------------
              A                   B            1.30%



         The initial support percentage in the preceding table is the minimum required initial balance of the Class B notes, as a percentage of the housing loan pool balance as of the closing cut-off date.

MORTGAGE INSURANCE POLICIES


         Three separate insurance policies will cover most principal and interest payments and liquidation proceeds on the housing loans, as is more fully described under "The Mortgage Insurance Policies" in this prospectus. One policy is with the Commonwealth of Australia, a second policy is with GE Mortgage Insurance Pty Limited (formerly Housing Loans Insurance Corporation Pty Limited) and a third policy is with GE Capital Mortgage Insurance Corporation (Australia) Pty Limited. The mortgage insurance policies will provide the following coverage:


         o full coverage for all principal due on each of the housing loans, and

         o timely payment of principal and interest on the housing loans for an aggregate of 12 regular installment payments, if not received within 14 days after the due date of such payment (not including amounts which have subsequently been reimbursed to the mortgage insurer following receipt by the issuer trustee of all or part of a repayment installment in respect of a claim which has been made).


EXCESS INTEREST COLLECTIONS

         Any interest collections on the housing loans remaining after payments of interest on the notes and the fund's expenses will be available to cover any losses on the housing loans that are not covered by the mortgage insurance policies.

LIQUIDITY ENHANCEMENTS

         To cover possible liquidity shortfalls in the payment obligations of the fund, the issuer trustee will have the following forms of liquidity enhancements:

LIQUIDITY RESERVE


         At the closing date, A$         , representing 0.25% of the initial
aggregate Outstanding Principal Balance of the housing loans, will be deposited into a cash collateral account. Thereafter, a minimum required level equal to 0.25% of the aggregate Outstanding Principal Balance of the housing loans, subject to a minimum of 0.03% of the aggregate initial outstanding principal balance of all of the notes, will be maintained in the cash collateral account. The issuer trustee will issue liquidity notes to the liquidity noteholders having initial face value equal to the initial cash collateral account deposit on the terms set out in a supplementary bond terms notice for liquidity notes. The issuer trustee will use the money in the cash collateral account to cover taxes, expenses, issuer trustee's fees, interest due under any redraw funding facility and payments of interest on the notes if on any payment date there is a shortfall in interest collections. The cash collateral account will be replenished on future payment dates to the required level. The liquidity notes may be repaid from principal collections, but only to the extent that the aggregate outstanding principal balance of all of the notes is zero or will be reduced to zero following any payments made on the relevant payment date. Further, after making all required payments on a payment date, the issuer trustee must (at the direction of the manager) apply any surplus cash collateral towards payments to the liquidity noteholders in accordance with the supplementary bond terms notice relating to the liquidity note.


PAYMENT FUNDING FACILITY


         Under the payment funding facility, the issuer trustee will establish and maintain a cash reserve representing 0.40% of the initial aggregate Outstanding Principal Balance of the housing loans. This cash reserve under the payment funding facility will provide additional liquidity enhancement to the fund, to support or fund payment in respect of break costs payable under the fixed-floating rate swaps in circumstances where mortgages are prepaid (including upon default) prior to the fixed rate maturity date. It is anticipated that the payment funding facility will be established by the issue of a note by the issuer trustee to Perpetual Trustees Australia Limited in its capacity as trustee of Origination Fund No. 3. In addition, in order to maintain the assigned rating by each rating agency of the Class A notes or Class B notes and to comply with the provisions relating to the threshold rate detailed under the caption "Description of the Class A Note--Threshold Rate," the manager may direct the issuer trustee to increase the amount of the principal outstanding under the payment funding facility, through the issuance of additional payment funding facility notes, to cover threshold rate shortfalls under the terms of the supplementary bond terms notice. However, any principal outstanding under the payment funding facility up to an amount equal to 0.40% of the aggregate Outstanding Principal Balance of the housing loans is only available in respect of the aforementioned break-cost shortfalls, and only the additional principal outstanding in excess of 0.40% of the aggregate Outstanding Principal Balance of the housing loans is available in respect of the threshold rate shortfalls.


         If there is an enforcement of the floating charge within 12 months of the date the charge is first executed, liability for stamp duty may arise in respect of assets situated in Tasmania. In addition to the issuances of notes set forth in the preceding paragraph, under the payment funding facility, the issuer trustee will establish and maintain a cash reserve representing 0.40% of the initial aggregate Outstanding Principal Balance of the housing loans through the issuance of a payment funding facility note by the issuer trustee to Perpetual Trustees Australia Limited in its capacity as trustee of Origination Fund No. 3. This cash reserve under the payment funding facility will be used to meet the liabilities of the fund with respect to any liability for stamp duty in respect of assets situated in Tasmania, as set forth in this paragraph.


REDRAWS

         Under the terms of each variable rate housing loan, a borrower may, at the discretion of the manager, in accordance with guidelines agreed with the mortgage insurer, redraw previously prepaid principal. A borrower may redraw, at the discretion of the manager, an amount equal to the difference between the scheduled principal balance, being its principal balance if no amount had been prepaid and all scheduled payments had been made, of his or her loan and the current principal balance of the loan. The issuer trustee may fund any redraws it advances to borrowers from collections which represent prepayments of principal on the housing loans or, if not available, by drawings under redraw funding facilities. If the issuer trustee funds a redraw from collections which represent prepayments of principal, either directly or to repay a previous draw on a redraw funding facility, the fund will have less funds available to pay principal to the noteholders on the next payment date, but will have a correspondingly greater amount of assets with which to make future payments because the outstanding principal balance on the housing loans will increase by the amount of the redraws. The amount that the issuer trustee may advance to a borrower in respect of a particular housing loan from time to time is limited to approximately the amount of principal that has been prepaid on that loan at that time. See "Superannuation Members' Home Loans Residential Loan Program". Additionally, the issuer trustee, at the election and direction of the manager, will enter into one or more redraw funding facilities with one or more redraw funding providers, which will be available to fund requested redraws which have been approved by the manager. See "Description of the Class A Notes--Redraws". Principal collections are expected to be applied on each payment date to repay outstanding balances under any redraw funding facilities.

SUBSTITUTION FOR BREACHES OF HOUSING LOAN REPRESENTATIONS

         At the direction of the manager, the issuer trustee must use the proceeds from the repurchase of a housing loan by the mortgage manager because of a breach of a representation or warranty within 120 days after the giving of the bond issue confirmation certificate to purchase a substitute housing loan for inclusion in the assets of the fund, if available.

HEDGING ARRANGEMENTS

         To hedge its interest rate and currency exposures, the issuer trustee will enter into the following hedge arrangements:

         o fixed-floating rate swaps to hedge the basis risk between the interest rate on the housing loans which accrue interest at a fixed rate of interest and the floating rate obligations of the fund; and

         o a currency swap to hedge the currency risk between, on one hand, the collections on the housing loans and the amounts received by the issuer trustee under the fixed-floating rate swap, which are denominated in Australian dollars, and, on the other hand, the obligation of the fund to pay interest and principal on the Class A notes, which are denominated in U.S. dollars, together with the basis risk between, on the one hand, amounts in respect of interest received under housing loans which have a floating rate and interest calculated under the fixed-floating rate swaps by reference to the Australian bank bill rate and, on the other hand, amounts in respect of interests calculated under the Class A notes by reference to LIBOR.

OPTIONAL REDEMPTION

         The issuer trustee will, if the manager directs it to do so, redeem all of the notes on any payment date falling on or after the earlier of:


         o    the payment date falling in September 2008; and


         o the payment date on which the total outstanding principal balance of the notes, as reduced by principal losses allocated against the notes, and by principal payments of the notes, is equal to or less than 10% of the total initial outstanding principal balance of the notes.

If the issuer trustee redeems the notes, the noteholders will receive a payment equal to the outstanding principal balance of the notes plus accrued interest, provided that if the aggregate outstanding principal balance of the Class A notes has been reduced by losses allocated against the Class A notes which have not been repaid, the Class A noteholders owning 75% of the aggregate Invested Amount of the Class A notes must consent to such repurchase or redemption. See "Description of the Class A Notes--Optional Redemption of the Notes".

                              THE HOUSING LOAN POOL

         The housing loan pool will consist of (i) fixed rate housing loans which are required to convert to a variable rate or a new fixed rate within a period of one, three or five years, (ii) variable rate housing loans and (iii) interest only housing loans which are required to convert to a principal and interest housing loan within a period of one, three or five years. All of the housing loans secured by mortgages on owner occupied and non-owner occupied residential properties. The housing loans will have original terms to stated maturity of no more than 25 years. The pool of housing loans has the following characteristics:


                    SELECTED HOUSING LOAN POOL DATA AS OF THE
                     CLOSE OF BUSINESS ON SEPTEMBER 17, 2002

Number of Housing Loans.................................................................20,675
Housing Loan Pool Size..................................................................A$2,624,128,172.65
Average Housing Loan Balance............................................................A$126,922.77
Maximum Housing Loan Balance............................................................A$1,003,601.77
Total Valuation of the Properties.......................................................A$5,855,323,669.15
Maximum Remaining Term to Maturity in months............................................300
Weighted Average Remaining Term to Maturity in months...................................277
Weighted Average Seasoning in months....................................................9
Weighted Average Original Loan-to-Value Ratio...........................................71.15%
Weighted Average Current Loan-to-Value Ratio............................................66.89%
Average Current Loan-to-Value Ratio.....................................................62.99%
Maximum Current Loan-to-Value Ratio.....................................................90%

         The original loan-to-value ratio of a housing loan is calculated by comparing the initial principal amount of the housing loan to the most recent valuation of the property that is securing the loan at the time the loan is entered into. Thus, if collateral has been released from the mortgage securing the housing loan or if the property securing the housing loan has been revalued, the original loan-to-value ratio may not reflect the actual loan-to-value ratio at the origination of that housing loan.

         Collateral may be released from the mortgage securing the housing loan only when there is more than one security property being held as collateral. Where there is more than one security property held as collateral, the request to release another property can only occur if the remaining security property held as collateral provides sufficient collateral such that the actual loan to value ratio is less than or equal to 90%.

         Collateral may also be released from the mortgage securing the housing loan if a substitute property is made subject to a mortgage to secure the housing loan so long as the actual loan-to-value ratio is less than or equal to 90%.

         The average current loan-to-value ratio is calculated as the sum of each housing loan's current loan-to-value ratio divided by the number of housing loans. Split loans, which represent two or more loans against a single property or set of properties, may alter the result of the calculation than if it were considered a single loan. The manager does not believe that the impact is material.

         Before the issuance of the notes, housing loans may be added to or removed from the housing loan pool. New housing loans may also be substituted for housing loans that are removed from the housing loan pool. This addition, removal or substitution of housing loans may result in changes in the housing loan pool characteristics shown in the preceding table and could affect the weighted average lives and yields of the notes. The manager will not add, remove or substitute any housing loans prior to the closing date if this would result in a change of more than 5% in any of the characteristics of the pool of housing loans described in the table above, unless a revised prospectus is delivered to prospective investors.

AUSTRALIAN WITHHOLDING TAX

         Payments of principal and interest on the Class A notes will be reduced by any applicable withholding taxes assessed against the fund. The issuer trustee is not obligated to pay any additional amounts to the Class A noteholders to cover any withholding taxes. Under present law, the Class A notes will not be subject to Australian withholding tax if they are issued in accordance with certain prescribed conditions and they are not held by associates of the issuer trustee, the manager or ME. The issuer trustee will seek to issue the Class A notes in a manner which will satisfy the conditions for an exemption from Australian withholding tax. One of these conditions is that the issuer trustee must not know or have reasonable grounds to suspect that a Class A note, or an interest in a Class A note, was being, or would later be, acquired directly or indirectly by associates of the issuer trustee, the manager or ME. Accordingly, persons who are associates of the issuer trustee, the manager or ME, for the purposes of the Australian Income Tax Assessment Act 1936, should not acquire Class A notes, see "Australian Tax Matters."

         In accordance with usual practice, pursuant to an underwriting agreement, the underwriters represent and agree not to sell any Class A notes to persons (i.e., associates of the issuer trustee) that would cause the public offer test under section 128F not to be met.

         If:

         o the issuer trustee will be required to withhold or deduct amounts from payment of principal or interest to any class of noteholders, the currency swap provider or redraw funding facility due to taxes, duties, assessment or governmental charges; or

         o the issuer trustee ceases to receive the total amount of interest payable by borrowers on the housing loans,

the manager may, at its sole option, direct the issuer trustee to redeem all of the notes. If the issuer trustee redeems the Class A notes, it must discharge all of its liabilities in respect of the notes (at their outstanding principal balance) unless the noteholders, by Extraordinary Resolution, elect that they do not want the issuer trustee to redeem the notes. See "Description of the Class A Notes--Redemption of the Notes for Taxation or Other Reasons."

U.S. TAX STATUS


         In the opinion of Mayer, Brown, Rowe & Maw, special U.S. tax counsel for the manager, the Class A notes will be characterized as debt for U.S. federal income tax purposes. Each Class A noteholder, by acceptance of a Class A note, agrees to treat the notes as indebtedness. See "United States Federal Income Tax Matters."


LEGAL INVESTMENT

         The Class A notes will not constitute "mortgage-related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984. No representation is made as to whether the notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by regulatory authorities. You are urged to consult with your own legal advisors concerning the status of the Class A notes as legal investments for you. See "Legal Investment Considerations".

ERISA CONSIDERATIONS

         In general, the Class A notes will be eligible for purchase by retirement plans subject to the Employee Retirement Income Security Act. Investors should consult their counsel with respect to the consequences under the Employee Retirement Income Security Act and the Internal Revenue Code of plan's acquisition and ownership of the certificates.

BOOK-ENTRY REGISTRATION

         Persons acquiring beneficial ownership interests in the Class A notes will hold their Class A notes through the Depository Trust Company in the United States or Clearstream, Luxembourg or Euroclear outside of the United States. Transfers within the Depository Trust Company, Clearstream, Luxembourg or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through the Depository Trust Company, on the one hand, and persons holding directly or indirectly through Clearstream, Luxembourg or Euroclear, on the other hand, will take place in the Depository Trust Company through the relevant depositories of Clearstream, Luxembourg or Euroclear.

COLLECTIONS

         The issuer trustee will receive or apply for each Calculation Period amounts, which are known as collections. COLLECTIONS for a Calculation Period means:

         o the aggregate of all amounts received by the issuer trustee or applied towards Collections in respect of the fund during that Calculation Period. This will include:

                  o payments of interest, principal, fees and other amounts under the housing loans;

                  o  proceeds from the enforcement of the housing loans;

                  o amounts received under the relevant mortgage insurance policies;

                  o amounts recovered from losses on housing loans not previously received;

                  o amounts received from the mortgage manager for breaches of representations or undertakings which have not been designated by the manager as Suspended Moneys; and

                  o any interest income received during that Calculation Period in respect of Authorized Investments not being funds credited to the cash collateral account or received under the payment funding facility;

                  o  any amounts applied from the payment funding facility;

                  o  any amounts applied from the cash collateral account;

         o any amounts received on termination of a fixed-floating rate swap or currency swap following default by a counterparty thereunder; and

         o amounts, if any, held as collateral against default under a fixed-floating rate swap or a currency swap following a default by the swap provider thereunder.

BUT DOES NOT INCLUDE:

         o any interest income received during that Calculation Period in respect of funds credited to the cash collateral account;

         o any amounts received during that Calculation Period that the issuer trustee is obligated to pay to a mortgage insurer under a mortgage insurance policy;

         o any amounts received during that Calculation Period under any redraw funding facility;

         o any amounts received during that Calculation Period under any payment funding facility;

         o to the extent that a fixed-floating rate swap provider has not defaulted under the relevant fixed-floating rate swap, any amounts provided to the issuer trustee during that Calculation Period as collateral against default by that fixed-floating rate swap provider under the relevant fixed-floating rate swap;

         o to the extent that the currency swap provider has not defaulted under the currency swap, any amounts provided to the issuer trustee during that Calculation Period as a consequence of a downgrade or withdrawal of the rating of the fixed-floating rate swap provider by a designated rating agency, as collateral against default by the currency swap provider under the currency swap; and

         o any amounts received by the issuer trustee during that Calculation Period that have been designated by the manager as Suspended Moneys.

         Collections will be allocated between interest and principal. Collections attributable to interest, which generally include all collections on the housing loans other than repayments of principal, are known as interest collections. The collections attributable to principal, which are limited to repayments of principal on the housing loans, are known as principal collections.

         Interest collections are normally used to pay fees, expenses and interest on the notes. Any excess interest collections will be applied to reimburse losses on the housing loans and the amounts so utilized will be used together with principal collections. Principal collections are normally used to pay principal on the notes or to fund redraws. However, if there are not enough interest collections to pay fees, expenses and interest on the notes, principal collections will be used to pay unpaid fees, expenses and interest on the notes. Any remaining excess will be distributed to the residual beneficiary.

INTEREST ON THE NOTES


         Interest on the notes is payable quarterly in arrears on each payment date. The issuer trustee will pay interest to the Class A notes by making payments to the currency swap provider in

A$ which in turn will pay interest on the Class A notes in US$. Interest will be paid on the Class B notes only after the payments of interest on the Class A notes are made. Interest on each class of notes is calculated for each Interest Period as follows:


         o    on a daily basis at the note's interest rate;

         o on the Invested Amount of that note at the beginning of that Interest Period and after giving effect to any payment of principal made with respect to such note on such day; and

         o on the basis of the actual number of days in that Interest Period and a year of 360 days for the Class A notes, or 365 days for the Class B notes.

PRINCIPAL ON THE NOTES


         Principal on the notes will be payable on each payment date. Principal will be paid sequentially on each class of notes. Thus, principal will be paid to the currency swap provider which in turn will pay principal first to the Class A notes. The Class B notes will not receive any principal payments on a payment date until all principal payments payable to the Class A notes have been paid in full. On each payment date, the Invested Amount and the outstanding principal balance of each note will be reduced by the amount of the principal payment made on that date on that note. The outstanding principal balance of each note will also be reduced by the amount of principal losses on the housing loans allocated to that note. If the security trust deed is enforced after an event of default, the proceeds from the enforcement will be distributed (after the priority entitlements, see "Description of the Transaction Documents-- Security Trust Deed") ratably among all of the Class A notes, prior to any distributions to the Class B notes.


ALLOCATION OF CASH FLOWS

         On each payment date, the issuer trustee will pay interest and repay principal to each noteholder (to the extent that it has not already done so in accordance with the order of priorities summarized in the charts on the next two pages) out of collections received for those payments on that payment date available to be applied for these purposes. The charts on the next two pages summarize the flow of payments.

                      DISTRIBUTION OF INTEREST COLLECTIONS

--------------------------------------------------------------------------------
 Pay or make allowance for taxes of the fund, if any.
--------------------------------------------------------------------------------
                                       |
                                       |
                                       v
--------------------------------------------------------------------------------
 Pay, pari passu and rateably, or make allowance for the issuer trustee's fee, manager's fee and expenses of the fund (other than break costs payable under the fixed-floating rate swap to the extent not otherwise paid).
--------------------------------------------------------------------------------
                                       |
                                       |
                                       v
--------------------------------------------------------------------------------
 Pay any amounts that would have been payable under the following box on any prior payment date if there would have been sufficient funds to do so, which have not been paid by the issuer trustee together with accrued interest thereon at the interest rate applicable to the related note.
--------------------------------------------------------------------------------
                                       |
                                       |
                                       v
--------------------------------------------------------------------------------
 Pay, pari passu and rateably, any interest due under any redraw funding facility, and pay the currency swap provider the A$ Class A Interest Amount payable under the confirmation for that payment date, which is thereafter to be applied to payments of interest on the Class A notes.
--------------------------------------------------------------------------------
                                       |
                                       |
                                       v
--------------------------------------------------------------------------------
 Pay any amounts that would have been payable under the following box on any prior payment date if there would have been sufficient funds to do so, which have not been paid by the issuer trustee with accrued interest thereon at the interest rate applicable to the related note.
--------------------------------------------------------------------------------
                                       |
                                       |
                                       v
--------------------------------------------------------------------------------
 Pay the Class B noteholders interest due on the Class B notes on that payment date.
--------------------------------------------------------------------------------
                                       |
                                       |
                                       v
--------------------------------------------------------------------------------
 Credit the cash collateral account the amount (if any) by which the Required Cash Collateral exceeds the amount of funds on deposit in the cash collateral account.
--------------------------------------------------------------------------------
                                       |
                                       |
                                       v
--------------------------------------------------------------------------------
 Pay any break costs payable on cancellation of the fixed-floating rate swap to the extent that those amounts are not recovered under the relevant housing loan or a drawing has not been made under any payment funding facility.
--------------------------------------------------------------------------------
                                       |
                                       |
                                       v
--------------------------------------------------------------------------------
 Pay, pari passu and rateably:
 o the liquidity noteholder the interest payable in respect of the liquidity notes; and
 o  interest in respect of any payment funding facility.
--------------------------------------------------------------------------------
                                       |
                                       |
                                       v
--------------------------------------------------------------------------------

The amount of any Class A Charge Offs and Redraw Charge Offs to be applied in and towards reinstatement in the books of the Fund, pari passu and rateably to Class A Charge Offs and Redraw Charge Offs for that Calculation Period. This amount will then be applied and paid pursuant to the Principal Collections Waterfall.
--------------------------------------------------------------------------------
                                       |
                                       |
                                       v
--------------------------------------------------------------------------------
The amount of any Carry Over Redraw Charge Offs and the A$ Equivalent of the Carry Over Class A Charge Offs allocated to the Class A notes, as the case may be, in and towards reinstatement in the books of the Fund, pari passu and rateably (based on the Carry Over Redraw Charge Offs and the A$ Equivalent of the Carry Over Class A Charge Offs allocated to the Class A notes, as the case may be):
o    the A$ Equivalent of any Carry Over Class A Charge Offs; and
o    any Carry Over Redraw Charge Offs.
This amount will then be applied and paid pursuant to the Principal Collections Waterfall.
--------------------------------------------------------------------------------
                                       |
                                       |
                                       v
--------------------------------------------------------------------------------
The amount of any Class B Charge Offs and any Carry Over Class B Charge Offs to be applied in and towards reinstatement in the books of the Fund of and in the following order:
o    any Class B Charge Offs for that Calculation Period; and
o pari passu and ratably, the Invested Amount of the Class B notes to the extent of any Carry Over Class B Charge Offs.
This amount will then be applied and paid pursuant to the Principal Collections Waterfall.

--------------------------------------------------------------------------------
                                       |
                                       |
                                       v
--------------------------------------------------------------------------------
 Repay, pari passu and rateably, to the extent not otherwise paid on such payment date under the Principal Collections Waterfall:
 o  any principal due and payable under any redraw funding facility; and
 o  any principal due and payable under any payment funding facility.
--------------------------------------------------------------------------------
                                       |
                                       |
                                       v
--------------------------------------------------------------------------------
 Distribute any remaining amounts to the residual beneficiary of the fund.
--------------------------------------------------------------------------------

     DISTRIBUTION OF PRINCIPAL COLLECTIONS AND CERTAIN INTEREST COLLECTIONS



--------------------------------------------------------------------------------
 Pay, to the extent not otherwise paid, or make allowance for taxes of the fund, if any.
--------------------------------------------------------------------------------
                                       |
                                       |
                                       v
--------------------------------------------------------------------------------
 Pay, pari passu and rateably, to the extent not otherwise paid, or make allowance for the issuer trustee's fee, the manager's fee and expenses of the fund (other than break costs payable under the fixed-floating rate swap to the extent not otherwise paid).
--------------------------------------------------------------------------------
                                       |
                                       |
                                       v
--------------------------------------------------------------------------------
 Pay, to the extent not otherwise paid, certain interest amounts payable in respect of the Class A notes and Class B notes and in the priority under the Interest Collections Waterfall on that payment date.
--------------------------------------------------------------------------------
                                       |
                                       |
                                       v
--------------------------------------------------------------------------------
 Repay Redraw Principal Outstanding under any redraw funding facility, if any.
--------------------------------------------------------------------------------
                                       |
                                       |
                                       v
--------------------------------------------------------------------------------
 Pay manager approved payments under any loan redraw facility.
--------------------------------------------------------------------------------
                                       |
                                       |
                                       v
--------------------------------------------------------------------------------
 Pay the currency swap provider under the confirmation relating to the Class A notes, until the Outstanding Principal Balance of the Class A notes is reduced to zero, an amount equal to the lesser of:
 o  the remaining amount available for distribution; and
 o  the A$ Equivalent of Outstanding Principal Balance of all Class A notes.
--------------------------------------------------------------------------------
                                       |
                                       |
                                       v
--------------------------------------------------------------------------------
 Pay the Class B noteholders, pari passu and rateably, until the Outstanding Principal Balance of the Class B notes is reduced to zero, an amount equal to the lesser of:
 o  the remaining amount available for distribution; and
 o  the Outstanding Principal Balance of all Class B notes.
--------------------------------------------------------------------------------
                                       |
                                       |
                                       v
--------------------------------------------------------------------------------
 Pay, pari passu and rateably (based on the Carry Over Redraw Charge Offs and the A$ Equivalent of the Carry Over Class A Charge Offs allocated to the
 Class A notes, as the case may be):
 o the currency swap provider the A$ Equivalent of any Carry Over Class A Charge Offs; and
 o in and toward repaying the Redraw Principal Outstanding of each redraw funding facility to the extent of any Carry Over Redraw Charge Offs.
--------------------------------------------------------------------------------
                                       |
                                       |
                                       v
--------------------------------------------------------------------------------
 Repay the Invested Amount of the Class B notes to the extent of any Carry Over Class B Charge Offs.
--------------------------------------------------------------------------------
                                       |
                                       |
                                       v
--------------------------------------------------------------------------------
 Pay, to the extent not otherwise paid, any break costs payable on cancellation of the fixed-floating rate swap to the extent that those amounts are not recovered under the relevant housing loan or a drawing has not been made under any payment funding facility.
--------------------------------------------------------------------------------
                                       |
                                       |
                                       v
--------------------------------------------------------------------------------
 Pay, pari passu and rateably, in and toward payment to the liquidity noteholder the principal amount outstanding in respect of the liquidity notes and in or toward repayment of any principal in respect of any payment funding facility.
--------------------------------------------------------------------------------

                                  RISK FACTORS

         The Class A notes are complex securities issued by a foreign entity and secured by property located in a foreign jurisdiction. You should consider the following risk factors in deciding whether to purchase the Class A notes.

THE NOTES WILL BE PAID ONLY FROM THE       o   The notes are debt obligations
ASSETS OF THE FUND                             of the issuer trustee only in its
                                               capacity as trustee of the fund.
                                               The notes do not represent an
                                               interest in or obligation of any
                                               of the other parties to the
                                               transaction. The assets of the
                                               fund will be the sole source of
                                               payments on the notes. The issuer
                                               trustee's other assets will only
                                               be available to make payments on
                                               the notes to the extent that the
                                               issuer trustee is negligent,
                                               commits fraud or in some
                                               circumstances where the issuer
                                               trustee fails to comply with or
                                               breaches an obligation imposed
                                               upon it under the documents.
                                               Therefore, if the assets of the
                                               fund are insufficient to pay the
                                               interest and principal on your
                                               notes when due, except as
                                               disclosed above, there will be no
                                               other source from which to
                                               receive these payments and you
                                               may not get back the yield you
                                               expected to receive and you may
                                               suffer a loss on your investment.

THERE IS NO WAY TO PREDICT THE             o   The rate of principal and
ACTUAL RATE AND TIMING OF                      interest payments on the housing
PAYMENTS ON POOLS OF HOUSING LOANS             loans varies among pools and is
                                               influenced by a variety of
                                               economic, demographic, social,
                                               tax, legal and other factors,
                                               including prevailing market
                                               interest rates for housing loans
                                               and the particular terms of the
                                               housing loans. Australian housing
                                               loans have features and options
                                               that are different from housing
                                               loans in the United States and
                                               Europe, and thus will have
                                               different rates and timing of
                                               payments from housing loans in
                                               the United States and Europe.
                                               There is no guarantee as to the
                                               actual rate of prepayment on the
                                               housing loans, or that the actual
                                               rate of prepayments will conform
                                               to any model described in this
                                               prospectus. The rate and timing
                                               of principal and interest
                                               payments and the ability to
                                               redraw principal on the housing
                                               loans will affect the rate and
                                               timing of payments of principal
                                               and interest on your notes.
                                               Unexpected prepayment rates could
                                               have the following negative
                                               effects:


                                               o   if you bought your notes for
                                                   more than their face amount,
                                                   the yield on your notes will
                                                   drop if principal payments
                                                   occur at a faster rate than
                                                   you expect; or

                                               o   if you bought your notes for
                                                   less than their face amount,
                                                   the yield on your notes will
                                                   drop if principal payments
                                                   occur at a slower rate than
                                                   you expect.

LOSSES AND DELINQUENT PAYMENTS
ON THE HOUSING LOANS MAY AFFECT
THE RETURN ON YOUR NOTES

                                           o   If borrowers fail to make
                                               payments of interest and
                                               principal under the housing loans
                                               when due and the credit
                                               enhancement described in this
                                               prospectus is not enough to
                                               protect your notes from the
                                               borrowers' failure to pay, then
                                               the issuer trustee may not have
                                               enough funds to make full
                                               payments of interest and
                                               principal due on your notes.
                                               Consequently, the yield on your
                                               notes could be lower than you
                                               expect and you could suffer
                                               losses.

ENFORCEMENT OF THE HOUSING LOANS           o   Substantial delays could be
MAY CAUSE DELAYS IN PAYMENT AND                encountered in connection with
LOSSES                                         the liquidation of a housing
                                               loan, which may lead to
                                               shortfalls in payments to you to
                                               the extent those shortfalls are
                                               not covered by a mortgage
                                               insurance policy.

                                           o   If the proceeds of the sale of a
                                               mortgaged property, net of
                                               preservation and liquidation
                                               expenses, are less than the
                                               amount due under the related
                                               housing loan, the issuer trustee
                                               may not have enough funds to make
                                               full payments of interest and
                                               principal due to you, unless the
                                               difference is covered under a
                                               mortgage insurance policy.

UNREIMBURSED REDRAWS WILL BE PAID          o   Unreimbursed redraws will rank
BEFORE PRINCIPAL ON YOUR NOTES                 ahead of your notes with respect
                                               to payment of principal prior to
                                               enforcement of the charge under
                                               the security trust deed, and you
                                               may not receive full repayment of
                                               principal on your notes.

THE CLASS B NOTES PROVIDE ONLY             o   The amount of credit enhancement
LIMITED PROTECTION AGAINST                     provided through the
LOSSES                                         subordination of the Class B
                                               notes to the Class A notes is
                                               limited and could be depleted
                                               prior to the payment in full of
                                               the Class A notes. If the
                                               principal amount of the Class B
                                               notes is reduced to zero, you may
                                               suffer losses on your notes.

THE MORTGAGE INSURANCE                     o   The mortgage insurance policies
POLICIES MAY NOT BE AVAILABLE                  are subject to some exclusions
TO COVER LOSSES ON THE HOUSING                 from coverage, limitations on
LOANS                                          coverage and rights of
                                               termination which are described
                                               in "The Mortgage Insurance

                                               Policies--Loss Coverage" and
                                               "--Exclusions". Therefore, a
                                               borrower's payments that are
                                               expected to be covered by the
                                               mortgage insurance policies may
                                               not be covered because of these
                                               exclusions and limitations, and
                                               the issuer trustee may not have
                                               enough money to make timely and
                                               full payments of principal and
                                               interest on your notes.

YOU MAY NOT BE ABLE TO                     o   The underwriters are not required
RESELL YOUR NOTES                              to assist you in reselling your
                                               notes. A secondary market for
                                               your notes may not develop. If a
                                               secondary market does develop, it
                                               might not continue or might not
                                               be sufficiently liquid to allow
                                               you to resell any of your notes
                                               readily or at the price you
                                               desire. The market value of your
                                               notes is likely to fluctuate,
                                               which could result in significant
                                               losses to you.

THE TERMINATION OF ANY OF                  o   The issuer trustee will exchange
THE SWAPS MAY SUBJECT YOU                      the interest payments from the
TO LOSSES FROM INTEREST RATE                   fixed rate housing loans for
OR CURRENCY FLUCTUATIONS                       variable rate payments based upon
                                               the three-month Australian bank
                                               bill rate. If the relevant
                                               fixed-floating rate swap is
                                               terminated under the terms of the
                                               relevant swap agreement, or the
                                               relevant fixed-floating rate swap
                                               provider fails to perform its
                                               obligations, you will be exposed
                                               to the risk that the floating
                                               rate of interest payable on the
                                               notes will be greater than the
                                               discretionary fixed rate set by
                                               the manager on the fixed rate
                                               housing loans, which may lead to
                                               losses to you.

                                           o   The issuer trustee will receive
                                               payments from the borrowers on
                                               the housing loans and the
                                               fixed-floating rate swap
                                               providers in Australian dollars
                                               (calculated, in the case of
                                               payments by these swap providers,
                                               by reference to the Australian
                                               bank bill rate), and make
                                               payments to you in U.S. dollars
                                               (calculated, in the case of
                                               payments of interest, by
                                               reference to LIBOR). Under the
                                               currency swap, the currency swap
                                               provider will exchange Australian
                                               dollar obligations for U.S.
                                               dollars, and in the case of
                                               interest, amounts calculated by
                                               reference to the Australian bank
                                               bill rate for amounts calculated
                                               by reference to LIBOR. If the
                                               currency swap provider fails to
                                               perform its obligations or if the
                                               currency swap is terminated, the
                                               issuer trustee might have to
                                               exchange its Australian dollars
                                               for U.S. dollars, and its
                                               Australian bank bill rate
                                               obligations for LIBOR
                                               obligations, at an exchange rate
                                               that does not
                                               provide sufficient U.S. dollars
                                               to make payments to you in full.

PREPAYMENTS DURING A                       o   If a prepayment is received on a
CALCULATION PERIOD MAY                         housing loan during a Calculation
RESULT IN YOU NOT RECEIVING                    Period, interest on the housing
YOUR FULL INTEREST PAYMENTS                    loan will cease to accrue on that
                                               portion of the housing loan that
                                               has been prepaid, starting on the
                                               date of prepayment. The amount
                                               prepaid will be invested in
                                               investments that may earn a rate
                                               of interest lower than that paid
                                               on the housing loan. If it is
                                               less, the issuer trustee may not
                                               have sufficient funds to pay you
                                               the full amount of interest due
                                               to you on the next payment date.

THE PROCEEDS FROM THE                      o   If the security trustee enforces
ENFORCEMENT OF THE                             the security interest on the
SECURITY TRUST DEED MAY BE                     assets of the fund after an event
INSUFFICIENT TO PAY                            of default under the security
AMOUNTS DUE TO YOU                             trust deed, there is no assurance
                                               that the market value of the
                                               assets of the fund will be equal
                                               to or greater than the
                                               outstanding principal and
                                               interest due on the Class A
                                               notes, or that the security
                                               trustee will be able to realize
                                               the full value of the assets of
                                               the fund. The issuer trustee, the
                                               security trustee, the Class A
                                               note trustee, the swap providers,
                                               the note trustee and other
                                               service providers will generally
                                               be entitled to receive the
                                               proceeds of any sale of the
                                               assets of the fund, to the extent
                                               they are owed fees and expenses,
                                               before you. Consequently, the
                                               proceeds from the sale of the
                                               assets of the fund after an event
                                               of default under the security
                                               trust deed may be insufficient to
                                               pay you principal and interest in
                                               full.

IF THE MANAGER DIRECTS THE                 o   If the manager directs the issuer
ISSUER TRUSTEE TO REDEEM                       trustee to redeem the notes
THE NOTES EARLIER, YOU COULD                   earlier as described in
SUFFER LOSSES AND THE YIELD                    "Description of the Class
ON YOUR NOTES COULD BE                         Notes--Optional Redemption of the
LOWER THAN EXPECTED                            Notes" Class A noteholders owning
                                               at least 75% of the aggregate
                                               Invested Amount of the Class A
                                               notes may consent to receiving an
                                               amount equal to the outstanding
                                               principal balance of the Class A
                                               notes, less unreimbursed losses
                                               allocated to the Class A notes,
                                               plus accrued interest. As a
                                               result, to the extent losses are
                                               allocated to your notes, you may
                                               not fully recover your
                                               investment. In addition, the
                                               early retirement of your notes
                                               will shorten their average lives
                                               and potentially lower the yield
                                               on your notes.

TERMINATION PAYMENTS                       o   If the issuer trustee is required
                                               to make a

RELATING TO THE CURRENCY                       termination payment to the
SWAP MAY REDUCE                                currency swap provider upon the
PAYMENTS TO YOU                                termination of the currency swap,
                                               the issuer trustee may make the
                                               termination payment from the
                                               assets of the fund prior to
                                               enforcement of the security trust
                                               deed. Thus, if the issuer trustee
                                               makes a termination payment,
                                               there may not be sufficient funds
                                               remaining to pay interest on your
                                               notes on the next payment date,
                                               and the principal on your notes
                                               may not be repaid in full.

THE IMPOSITION OF A                        o   If a withholding tax is imposed
WITHHOLDING TAX WILL                           on payments of interest on your
REDUCE PAYMENTS TO YOU                         notes, you will not be entitled
AND MAY LEAD TO AN EARLY                       to receive grossed-up amounts to
REDEMPTION OF THE NOTES                        compensate for such withholding
                                               tax. Thus, you NOTES will receive
                                               less interest than is scheduled
                                               to be paid on your notes.

                                           o   If the option to redeem the notes
                                               affected by a withholding tax is
                                               exercised, unless noteholders, by
                                               Extraordinary Resolution, elect
                                               not to require the issuer trustee
                                               to redeem the notes, the notes
                                               will be redeemed for an amount
                                               equal to the outstanding
                                               principal balance of the notes,
                                               less unreimbursed losses
                                               allocated to the notes, plus
                                               accrued interest. As a result, to
                                               the extent losses are allocable
                                               to your notes, you may not fully
                                               recover your investment. In
                                               addition, the early retirement of
                                               your notes will shorten their
                                               average lives and potentially
                                               lower the yield on your notes.

THE MANAGER'S ABILITY TO                   o   The interest rates on the
SET THE INTEREST RATE ON                       variable rate housing loans are
VARIABLE RATE HOUSING LOANS                    not tied to an objective interest
MAY LEAD TO INCREASED                          rate index, but are set at the
DELINQUENCIES OR                               sole discretion of the manager,
PREPAYMENTS                                    subject to the threshhold rate
                                               established under the
                                               supplementary bond terms notice.
                                               If the manager increses the
                                               interest rates on the variable
                                               rate housing loans, borrowers may
                                               be unable to make their required
                                               payments under the housing loans,
                                               and accordingly, may become
                                               delinquent or may default on
                                               their payments. In addition, if
                                               the interest rtates are raised
                                               above market interest rates,
                                               borrowers may refinance their
                                               loans with another lender to
                                               obtain a lower interest rate.
                                               This could cause higher rates of
                                               principal prepayment than you
                                               expected and affect the yield on
                                               your notes.


THE FEATURES OF THE                        o   The features of the housing loans
HOUSING                                        as described below under
LOANS MAY CHANGE, WHICH                        "Superannuation Members' Home
COULD AFFECT THE TIMING AND                    Loans Residential Loan
                                               Program--SMHL Product

AMOUNT OF PAYMENTS TO                          Types", including their interest
YOU                                            rates, may be changed by the
                                               manager, either on its own
                                               initiative or, where they are
                                               offered, at a borrower's request.
                                               Some of these changes may include
                                               the addition of newly developed
                                               features which are not described
                                               in this prospectus. As a result
                                               of these changes and borrower's
                                               payments of principal, the
                                               concentration of housing loans
                                               with specific characteristics is
                                               likely to change over time, which
                                               may affect the timing and amount
                                               of payments you receive. See
                                               "Superannuation Members' Home
                                               Loans Residential Loan
                                               Program--SMHL Product
                                               Types--Housing Loan Features and
                                               Options".

                                           o   If the manager changes the
                                               features of the housing loans or
                                               fails to offer desirable features
                                               offered by its competitors,
                                               borrowers may elect to refinance
                                               their loan with another lender to
                                               obtain more favorable features.
                                               In addition, the housing loans
                                               included in the fund are not
                                               permitted to have some features.
                                               At the present time the manager
                                               does not expect to agree to add
                                               features to the housing loans
                                               that currently are not permitted.
                                               However, if the manager agrees to
                                               add one of these features to his
                                               or her housing loan that is part
                                               of the fund (which would include
                                               the making of a top-up advance),
                                               in effect the housing loan will
                                               be repaid and a new housing loan
                                               will be written which will not
                                               form part of the assets of the
                                               fund. The refinancing or removal
                                               of housing loans could cause you
                                               to experience higher rates of
                                               principal prepayment than you
                                               expected, which could affect the
                                               yield on your notes.

THERE ARE LIMITS ON THE                    o   If the interest collections
AMOUNT OF AVAILABLE                            during a Calculation Period are
LIQUIDITY TO ENSURE                            insufficient to cover fees,
PAYMENTS OF INTEREST TO YOU                    expenses and interest payments
                                               due on the notes on the next
                                               payment date, principal
                                               collections collected during the
                                               Calculation Period may be used to
                                               cover these amounts. If principal
                                               collections are not sufficient to
                                               cover the shortfall, the issuer
                                               trustee will draw funds from the
                                               cash collateral account. In the
                                               event that there is not enough
                                               money available under the cash
                                               collateral account, you may not
                                               receive a full payment of
                                               interest on that payment date,
                                               which will reduce the yield on
                                               your notes.

THE USE OF PRINCIPAL                       o   On each payment date, the amount
COLLECTIONS TO COVER                           of principal collections used to
LIQUIDITY SHORTFALLS MAY                       cover interest shortfalls will be
LEAD TO PRINCIPAL LOSSES                       allocated to the most subordinate
                                               class of outstanding notes. If
                                               losses attributable to interest
                                               shortfalls are allocated against
                                               the Class A notes, to the extent
                                               that there are insufficient
                                               interest collections in
                                               succeeding Calculation Periods to
                                               reimburse these losses, you may
                                               not receive full repayment of
                                               principal on your notes.

A DECLINE IN AUSTRALIAN                    o   The Australian economy has been
ECONOMIC CONDITIONS MAY                        experiencing a prolonged period
LEAD TO LOSSES ON YOUR NOTES                   of expansion with relatively low
                                               interest rates and steadily
                                               increasing property values. If
                                               the Australian economy were to
                                               experience a downturn, an
                                               increase in interest rates, a
                                               fall in property values or any
                                               combination of these factors,
                                               delinquencies or losses on the
                                               housing loans may increase, which
                                               may cause losses on your notes.

CONSUMER PROTECTION LAWS                   o   Some of the borrowers may attempt
MAY AFFECT THE TIMING OR                       to make a claim to a court
AMOUNT OF INTEREST OR                          requesting changes in the terms
PRINCIPAL PAYMENTS TO YOU                      and conditions of their housing
                                               loans or compensation or
                                               penalties from the issuer trustee
                                               for breaches of any legislation
                                               relating to consumer credit. To
                                               the extent that the issuer
                                               trustee is unable to recover any
                                               such liabilities under the
                                               consumer protection laws from the
                                               mortgage manager, the assets of
                                               the fund will be used to
                                               indemnify the issuer trustee
                                               prior to payments to you. This
                                               may delay or decrease the amount
                                               of collections available to make
                                               payments to you.


THE CONCENTRATION OF                       o   If the fund contains a high
HOUSING                                        concentration of housing loans
LOANS IN SPECIFIC                              secured by properties located
GEOGRAPHIC AREAS MAY                           within a single state or region
INCREASE THE POSSIBILITY OF                    within Australia, any
LOSS ON YOUR NOTES                             deterioration in the real estate
                                               values or the economy of any of
                                               those states or regions could
                                               result in higher rates of
                                               delinquencies, foreclosures and
                                               loss than expected on the housing
                                               loans. In addition, these states
                                               or regions may experience natural
                                               disasters, which may not be fully
                                               insured against and which may
                                               result in property damage and
                                               losses on the housing loans.
                                               These events may in turn have a
                                               disproportionate impact on funds
                                               available to the fund, which
                                               could cause you to suffer losses.

THE APPLICATION OF THE                     o   Since July 1, 2000, a goods and
GOODS AND SERVICES TAX IN                      services tax is payable by all
AUSTRALIA MAY DECREASE                         entities which make taxable
THE FUNDS AVAILABLE TO THE                     supplies in Australia subject to
FUND TO PAY YOU                                certain transitional rules. Some
                                               service TO PAY YOU providers to
                                               the issuer trustee may be subject
                                               to GST in respect of the services
                                               provided to the fund and may pass
                                               on that additional cost to the
                                               issuer trustee. The issuer
                                               trustee may also be subject to
                                               GST on services provided by it.
                                               To the extent that it has a net
                                               GST liability, the issuer trustee
                                               will have less funds available to
                                               meet its obligations and you may
                                               suffer losses. See "Australian
                                               Tax matters" in the prospectus.

YOU WILL NOT RECEIVE                       o   Your ownership of the notes will
PHYSICAL NOTES                                 be registered electronically
REPRESENTING YOUR NOTES,                       through DTC, Euroclear and
WHICH CAN CAUSE DELAYS IN                      Clearstream,Luxembourg. The lack
RECEIVING DISTRIBUTIONS AND                    of physical notes could:
HAMPER YOUR ABILITY TO
PLEDGE OR RESELL YOUR NOTES


                                               o  cause you to experience delays
                                                  in receiving payments on NOTES
                                                  the notes because the
                                                  principal paying agent will be
                                                  sending distributions on the
                                                  notes to DTC instead of
                                                  directly to you;


                                               o  limit or prevent you from
                                                  using your notes as
                                                  collateral; and


                                               o  hinder your ability to resell
                                                  the notes or reduce the price
                                                  that you receive for them.

AUSTRALIAN TAX REFORM                      o   If the Australian tax legislation
PROPOSALS COULD AFFECT THE                     is amended to tax the fund as a
TAX TREATMENT OF THE FUND                      company then it may reduce the
                                               available cash of the fund and it
                                               is possible that the issuer
                                               trustee might be left with
                                               insufficient cash to pay interest
                                               on the notes. See "Australian Tax
                                               Matters."

BECAUSE THE MANAGER AND                    o   ME Portfolio Management Limited,
THE ISSUER TRUSTEE ARE                         an Australian non-listed public
AUSTRALIAN ENTITIES, THERE                     company incorporated with limited
REMAINS UNCERTAINTY AS TO                      liability and Perpetual Trustees
THE ENFORCEABILITY OF                          Australia Limited, a listed
JUDGMENTS OBTAINED BY                          Australian public company have
CLASS A NOTEHOLDERS IN                         agreed to submit to the
U.S. COURTS BY AUSTRALIAN                      jurisdiction of the New York
COURTS                                         State and federal courts for the
                                               purposes of any suit, action or
                                               proceeding arising out of the
                                               offering of the Class A
                                               notes. Generally, a final and
                                               conclusive judgment obtained by
                                               noteholders in U.S.

                                               courts would be recognized and
                                               enforceable against the manager
                                               or the issuer trustee as the case
                                               may be, in the relevant
                                               Australian court without
                                               reexamination of the merits of
                                               the case. However, because of the
                                               foreign location of the manager
                                               and the issuer trustee and their
                                               directors, officers and employees
                                               (and their respective assets), it
                                               may be difficult for noteholders
                                               to effect service of process over
                                               these persons or to enforce
                                               against them judgments obtained
                                               in United States courts based
                                               upon the civil liability
                                               provisions of the U.S. federal
                                               securities laws. See "Enforcement
                                               of Foreign Judgments in
                                               Australia".

THE MANAGER'S RIGHT TO                     o   Under the terms of each housing
TERMINATE THE ULTIMATE                         loan, the manager has the right
ACCOUNTS MAY LEAD TO                           to terminate the provisions of
INCREASED PRINCIPAL                            the redraw funding facility and
PAYMENTS                                       therefore the use of the Ultimate
                                               Accounts (as described below
                                               under "Superannuation Members'
                                               Home Loans Residential Loan
                                               Program--SMHL Product
                                               Types--Ultimate Accounts").
                                               This could occur if Origination
                                               Fund No. 3 should be in default
                                               of its contractual obligations
                                               under the redraw funding facility
                                               or the fund does not have,
                                               through the application of
                                               prepayments of principal, the
                                               financial resources to meet the
                                               redraws requested via the
                                               Ultimate Accounts. Therefore, the
                                               borrower may seek to refinance
                                               their loan with another lender to
                                               obtain access to a program with
                                               features similar to that of the
                                               Ultimate Account which is no
                                               longer available to them. This
                                               could lead to higher principal
                                               prepayments than you expected and
                                               affect the yield on your notes.

                                CAPITALIZED TERMS


         The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the Glossary starting on page G-1.


                            U.S. DOLLAR PRESENTATION


         In this prospectus, references to "U.S. dollars" and "US$" are references to U.S. currency and references to "Australian dollars" and "A$" are references to Australian currency. Unless otherwise stated in this prospectus, any translations of Australian dollars into U.S. dollars have been made at a rate of US$0.544=A$1.00, the noon buying rate in New York City for cable transfers in Australian dollars as certified for customs purposes by the Federal Reserve Bank of New York on September 25, 2002. Use of such rate is not a representation that Australian dollar amounts actually represent such U.S. dollar amounts or could be converted into U.S. dollars at that rate.


            THE ISSUER TRUSTEE, THE MORTGAGE MANAGER AND THE MANAGER

THE ISSUER TRUSTEE

         The issuer trustee was incorporated on July 31, 1963 and its registered office is located at Level 7, Perpetual Trustee Building, 39 Hunter Street Sydney NSW 2000. Perpetual Trustees Australia Limited's principal business is the provision of services from financial management for private individuals through to the provision of trustee, custodial and administrative arrangements to the funds management, superannuation, property, infrastructure and capital markets. They also provide management investment products through their funds management division. The group of which Perpetual Trustees Australia Limited is the parent has over A$1 billion as of June 14, 2002 in funds under administration across its various divisions. Perpetual Trustees Australia Limited is an authorized trustee corporation.

         Perpetual Trustees Australia Limited has issued 37,933,306 shares as of June 14, 2002. These shares are fully paid. Perpetual Trustees Australia Limited is listed on the Australian Stock Exchange and its shares are quoted on that Exchange.

DIRECTORS

         The directors of the issuer trustee are as follows:


NAME                                                      BUSINESS ADDRESS                         PRINCIPAL ACTIVITIES
------------------------------        --------------------------------------------------           ---------------------------------
Robert Murray Savage                  Level 7, 39 Hunter Street, Sydney NSW 2000                   Director
John Simon Curtis                     Level 7, 39 Hunter Street, Sydney NSW 2000                   Director
Graham John Bradley                   Level 7, 39 Hunter Street, Sydney NSW 2000                   Director
Linda Bardo Nicholls                  Level 7, 39 Hunter Street, Sydney NSW 2000                   Director
Stephen John Chapman                  Level 7, 39 Hunter Street, Sydney NSW 2000                   Director
Charles Paul Curran                   Level 7, 39 Hunter Street, Sydney NSW 2000                   Director
Warwick Gordon Kent                   Level 7, 39 Hunter Street, Sydney NSW 2000                   Director
Bonita Louise Boezeman                Level 7, 39 Hunter Street, Sydney NSW 2000                   Director

ALTERNATE DIRECTORS



NAME                                                      BUSINESS ADDRESS                         PRINCIPAL ACTIVITIES
--------------------------------      -------------------------------------------------           ---------------------------------
Gai Marie McGrath                     Level 7, 39 Hunter Street, Sydney NSW 2000                   Director
Michael Jovan Stefanovski             Level 7, 39 Hunter Street, Sydney NSW 2000                   Director

MEMBERS EQUITY PTY LIMITED


         In October 1999, AXA Asia Pacific Holdings Ltd entered into an agreement with Industry Fund Services (IFS) to establish a 50/50 joint venture company to be known as Members Equity Pty Limited, or ME to pursue a growth strategy in the provision of consumer finance and other financial services in Australia.

         IFS represents a large number of industry based and corporate superannuation (pension) funds which have a combined assets under management of over A$30 billion and representing approximately 5.5 million individuals.

         Pursuant to the joint venture agreement, AXA Asia Pacific Holdings Ltd provided the infrastructure (including human capital) and funds under management of the lending division, valued at approximately A$61.8 million as of October 1, 1999. IFS contributed approximately A$30.9 million of cash into the joint venture company.

         On July 20, 2001, ME obtained an authority to act as an approved deposit taking institution by the Australian Prudential Regulation Authority, and obtained approval to use the word "Bank" when referring to ME. ME continues to provide a full service to borrowers via the SMHL program and other programs, including loan origination and all aspects of loan administration. The manager of the SMHL Global Fund No. 3, MEPM, has appointed ME to originate, manage and service the mortgages associated with its programs.


         As of August 31, 2002, ME had net assets of approximately A$64 million.

         As of August 31, 2002, ME has approximately A$7.0 billion of assets under management and currently has more than 440 staff located at its state capital city offices.

                                [GRAPHIC OMITTED]


                 Various Industry
                    Super Funds                    AXA 51%


                       IFBT                      AXA Asia Pacific
                  (Trustee = IFS)                Holdings Limited
                                                                    Public
                         50%                            50%           49%

                                        Members
                                        Equity



ME PORTFOLIO MANAGEMENT LIMITED

         As part of the joint venture arrangements, ME Portfolio Management Limited, a 100% owned subsidiary of ME, became the manager of the SMHL program. There is a mortgage origination and management agreement and a management support deed in place between ME and MEPM.

SMHL PROGRAM

         In July 1994, the SMHL Program was established by National Mutual Holdings Limited in consultation with a range of superannuation funds representing a variety of industries. The main objectives of the program were to make home loan finance available on commercial terms and at competitive rates to qualifying borrowers while at the same time providing competitive returns to investors in the funds. This was to be achieved by keeping the distribution costs low by utilizing the superannuation funds as the main avenue of marketing.

         The transaction documents for the program provided for the creation of a number of separate trust funds, including origination funds and securitization funds. Housing loans originated under the program were initially financed through, and owned by, the origination funds. As of May 31, 2002, three origination funds, 10 securitization funds and 12 private placement funds have been created under the program. In addition, in June 2000 the SMHL Global Fund No. 1 was created and in June 2001 the SMHL Global fund No. 2 was created.

         The first of the origination funds, known as SMHL Origination Fund No. 1, or Origination Fund No. 1, closed for subscriptions in December 1994 and raised $174 million by the issue of bonds to participating superannuation funds. The proceeds of that issue were used primarily to finance the origination of housing loans, on a commercial basis, to members of the superannuation funds which participated in the issue of bonds. A second origination fund, known as SMHL Origination Fund No. 2, or Origination Fund No. 2, closed for subscriptions in December 1995 and raised $79 million, also by the issue of bonds to participating superannuation funds. Both Origination Fund No. 1 and Origination Fund No. 2 ceased originating housing loans as of July 1, 1999.

         SMHL Origination Fund No. 3, or Origination Fund No. 3, was created in July 1999, again for the purposes of origination and subsequent securitization of housing loans to members of participating superannuation funds. The vast majority of investors in Origination Fund No. 1 and Origination Fund No. 2 transferred their investments into Origination Fund No. 3. This fund differed from its predecessors in that it was open-ended, allowing for new investment. As at August 31, 2002, SMHL Origination Fund No. 3 has raised A$393.5 million.


         The SMHL Global Fund No. 3 has been created to acquire assets from another SMHL securitization fund, SMHL Private Placement Fund No. 11 and SMHL Private Placement Fund No. 12. (See "Description of the Assets of the Funds--The Housing Loans" in this prospectus).

         MEPM, the manager of the program, is a 100% owned subsidiary of ME. There is a mortgage origination and management agreement and a management support deed in place between ME and MEPM.

DIRECTORS

         The directors of MEPM are as follows:


NAME                                                      BUSINESS ADDRESS                         PRINCIPAL ACTIVITIES
----------------------------          -------------------------------------------------            --------------------
Brian John Pollock                    Level 23, 360 Collins Street, Melbourne VIC 3000             Director
David Mitchell Tennant                Level 23, 360 Collins Street, Melbourne VIC 3000             Director
Nicholas Vamvakas                     Level 23, 360 Collins Street, Melbourne VIC 3000             Director
Anthony Stewart Wamsteker             Level 23, 360 Collins Street, Melbourne VIC 3000             Director



                             DESCRIPTION OF THE FUND


SUPERANNUATION MEMBERS' HOME LOANS SECURITIZATION TRUST PROGRAM

         MEPM established its SMHL program pursuant to a master trust deed for the purpose of enabling Perpetual Trustees Australia Limited, as trustee of each fund established pursuant to the master trust deed, to finance and own housing loans and to invest in pools of housing loans. The master trust deed provides for the creation of an unlimited number of separate funds, including origination funds and securitization funds. SMHL Global Fund No. 3 is a securitization fund. The master trust deed establishes the general framework under which funds may be established from time to time. The master trust deed, supplementary bond terms notice and the notice of creation of a securitization fund establish the SMHL Global Fund No. 3. The SMHL Global Fund No. 3 is separate and distinct from any other fund established under the master trust deed. The assets of the SMHL Global Fund No. 3 are not available to meet the liabilities of any other fund and the assets of any other fund are not available to meet the liabilities of the SMHL Global Fund No. 3. SMHL Global Fund No. 3 is sometimes referred to in this prospectus as the fund.

SMHL GLOBAL FUND NO. 3

         The detailed terms of the SMHL Global Fund No. 3 will be as set out in the master trust deed and the supplementary bond terms notice. To establish the fund, the manager will execute a notice of creation of a securitization fund.

         The supplementary bond terms notice, which supplements the general framework under the master trust deed with respect to the fund, does the following:

         o    specifies the details of the notes;

         o    establishes the cash flow allocation;

         o specifies a number of ancillary matters associated with the operation of the fund and the housing pool such as the establishment of the rating agency requirements and the creation of the cash collateral account; and

         o amends the master trust deed to the extent necessary to give effect to the specific aspects of the fund and the issue of the notes.

OTHER TRUSTS

         In addition to the SMHL Global Fund No. 3, two other trusts are established in relation to the issue of the notes as follows:

         o CLASS A TRUST. The Class A note trustee acts as trustee of the Class A notes trust under the note trust deed for the benefit of Class A noteholders. Under the terms of the note trust deed, the Class A note trustee is able to enforce obligations of the issuer trustee for the benefit of Class A noteholders and will vote on behalf of Class A noteholders, based on their directions, at meetings held under the terms of the master trust deed or the security trust deed, including upon an event of default and enforcement under the security trust deed. Pursuant to the terms of the Note Trust Deed, the Class A note trustee will be entitled to a fee in an amount agreed upon by the Class A note trustee and Perpetual Trustees Australia Limited.

         o SECURITY TRUST. The security trustee acts as trustee of the security trust for the benefit of noteholders and redraw funding facility providers and all other Secured Creditors under the terms of the security trust deed. The security trustee holds the charge over the assets of the trust granted by the issuer trustee under the security trust deed for the benefit of the Secured Creditors. If an event of default occurs under the security trust deed and the charge is enforced, the security trustee, or a receiver appointed by it, will be responsible for realizing the assets of the fund and the security trustee will be responsible for distributing the proceeds of realization to Secured Creditors in the order prescribed under the security trust deed.

                      DESCRIPTION OF THE ASSETS OF THE FUND

ASSETS OF THE FUND

         The assets of the fund will include the following:

         o the pool of housing loans, including all principal and interest payments paid or payable on the housing loans at any time from and after the closing date;

         o rights under the mortgage insurance policies issued by the mortgage insurers and the individual property insurance policies covering the mortgaged properties relating to the housing loans;

         o    rights under the mortgages in relation to the housing loans;

         o amounts on deposit in the accounts established in connection with the creation of the fund and the issuance of the notes, including the collection account, and any instruments in which these amounts are invested; and

         o the issuer trustee's rights to enforce its rights under the transaction documents to which it is a party (other than rights that it holds personally, including rights of management and delegation).

THE HOUSING LOANS

         The housing loans are secured by registered first ranking mortgages on properties located in Australia. The housing loans were originally originated by the mortgage manager on behalf of SMHL Origination Fund No. 3. Sometimes the origination fund is referred to in this prospectus as the ORIGINATION FUND. The housing loans are currently held by two separate securitization funds, SMHL Private Placement Fund No. 11 and SMHL Private Placement Fund No. 12.

         Perpetual Trustees Australia Limited in its capacity as trustee of all the funds established under the program holds legal title to the housing loans. On the issue of the notes the housing loans will cease to be assets of SMHL Private Placement Fund No. 11 and SMHL Private Placement Fund No. 12 and will become assets of the fund with the proceeds of the issue of the notes being used to fund the acquisition of the housing loans from Perpetual Trustees Australia Limited, in its capacity as trustee of SMHL Private Placement Fund No. 11 and SMHL Private Placement Fund No. 12. On the closing date, the housing loans purchased by the fund will be specified in a bond issue direction from MEPM, in its capacity as manager of SMHL Global Fund No. 3.

         Each housing loan will be one of the types of products described in "Superannuation Members' Home Loans Residential Loan Program--SMHL Product Types." Each housing loan may have some or all of the features described in the "Superannuation Members' Home Loans Residential Loan Program--SMHL Product Types." The housing loans are either fixed rate for a specified period of time, then variable rate, variable rate or interest only for a specified period and then fixed or variable rate loans. Each housing loan is secured by a registered first ranking mortgage over the related mortgaged property. The mortgaged properties consist of owner-occupied and non-owner-occupied single family homes, but do not include mobile homes, commercial properties or properties under construction.

REPRESENTATIONS AND WARRANTIES REGARDING THE HOUSING LOANS

         Pursuant to the terms of the mortgage origination and management agreement, as amended, and the bond issue confirmation certificate, the mortgage manager will make various representations and warranties to the issuer trustee and the manager as of the bond issue date by reference to the fact and circumstances then existing, and on each date that a substitute housing loan is transferred to the fund, with respect to the housing loans being transferred to the issuer trustee, including that:

         o the mortgage manager instructed an Approved Solicitor, in accordance with the Agreed Procedures, to act for Perpetual Trustees Australia Limited in relation to that mortgage;

         o before or at the time of settlement of that mortgage, the Approved Solicitor instructed in relation to that mortgage gave a Solicitor's Certificate which complied with the Agreed Procedures;

         o each Mortgage Document relating to that mortgage is and will at all times be, in all material respects, in the form required by the Agreed Procedures, and the mortgage manager will not agree to any amendment, variation or waiver of any Mortgage Document except as specifically permitted by and in accordance with the mortgage origination and management agreement and the Agreed Procedures;

         o the property which is the subject of the mortgage is insured in accordance with the requirements of the mortgage;

         o    the mortgage is covered by an Approved Mortgage Insurance Policy;

         o there is no mortgage, charge, caveat or other security interest affecting the property which is the subject of the mortgage other than the mortgage;

         o the mortgagor is the beneficial owner of the property which is the subject of the mortgage and is or is entitled to be registered as the proprietor or is the legal owner of the property which is the subject of the mortgage;

         o each Mortgage Document relating to that mortgage constitutes valid, binding and enforceable obligations of the mortgagor and the other parties to them (other than Perpetual Trustees Australia Limited and the manager);

         o each Mortgage Document relating to that mortgage has been, or will be, within any applicable statutory time limit, fully stamped in accordance with all applicable laws, and (if required or able to be registered) has been registered or is in registrable form, and there are no impediments to its registration or continued registration;

         o the mortgage is or will be upon registration, a registered mortgage with first priority for all money stated to be secured by it;

         o the mortgagor's application for the housing loan is substantially in the form required by the Agreed Procedures, has been fully investigated by the mortgage manager in accordance with the Agreed Procedures, and the mortgage manager is satisfied that all statements and information contained in it are correct in all material respects;

         o in the case of a mortgage entered into in any State or Territory of the Commonwealth of Australia before the coming into force in that State or Territory of the UCCC, none of the Mortgage Documents relating to that mortgage is a Regulated Mortgage, as defined in Section 5 of the Credit Act 1984 (NSW) or the corresponding legislation of any other Australian jurisdiction;

         o the mortgage manager is not aware of any circumstances relating to the mortgage, the property which is the subject of the mortgage, the mortgagor or any person (other than the mortgagor) who has executed a Collateral Security in favor of Perpetual Trustees Australia Limited which could reasonably be expected to cause a prudent investor to:

              o    regard the mortgage as an unacceptable investment;

              o    expect the mortgagor to default under the mortgage; or

              o diminish the value or marketability of the property which is the subject of the mortgage from that stated in the Valuation;

         o the Agreed Procedures have been fully complied with in relation to that mortgage;

         o to the best of the mortgage manager's knowledge, all representations and warranties made by the mortgagor and any person (other than the mortgagor) who has executed a Collateral Security in favor of Perpetual Trustees Australia Limited in the Mortgage Documents relating to that mortgage are true;

         o at the time the mortgage was entered into and up to and including the date of the bond issue confirmation certificate, the mortgage manager has complied in all material aspects with all applicable laws, including without limitation, where applicable, the UCCC;

         o the performance by the mortgage manager of its obligations in respect of the mortgage (including any variations, discharge, release administration, servicing and enforcement) up to and including the date of the bond issue confirmation certificate complied with all applicable laws including, where applicable, the UCCC;

         o    the mortgage is denominated in and payable in Australian dollars;

         o except where the relevant mortgage insurer under the applicable Approved Mortgage Insurance Policy otherwise agrees, the principal outstanding at the time the mortgage was entered into did not exceed the maximum principal amount at that time which may be lent without the approval of the relevant mortgage insurer under the applicable Approved Mortgage Insurance Policy;

         o the housing loan secured by the mortgage is repayable on fully amortizing terms within 25 years of the date of the securitization fund bond issue direction and at least one year before the final maturity date of the notes;

         o subject to the terms of the applicable Approved Mortgage Insurance Policy, the mortgage is covered by an Approved Mortgage Insurance Policy for an amount not less than 100% of the amounts outstanding under the mortgage, which policy also includes timely payment cover in respect of housing loan installments;

         o the housing loan secured by the mortgage has been or is fully drawn;

         o the current ratio that the principal amount of the housing loan bears to the value of the property at the time the housing loan is made was equal to or less than 90% or such higher ratio as approved by each designated rating agency;

         o the housing loan secured by the mortgage does not represent a direct or indirect obligation of an employee of the mortgage manager or the manager who has influence in the setting of interest rates for housing loans by the mortgage manager or the manager;

         o nothing has come to the attention of the mortgage manager which would constitute a breach of the terms of the relevant Approved Mortgage Insurance Policy by Perpetual Trustees Australia Limited, the manager or the mortgage manager;

         o the mortgage is not in arrears, or if it is in arrears, it will not be more than 30 days in arrears;

         o to the best of the mortgage manager's knowledge and belief no other material event of default has occurred with respect to the mortgage;

         o Perpetual Trustees Australia is entitled to enforce in its own name the mortgage and to the extent of its interest and the interest of the mortgagor under any policy of Property Insurance in relation to the property which is the subject of the mortgage, any such policy of Property Insurance;

         o the mortgage and, if necessary any Collateral Security, have been stamped, or have been lodged for stamping accompanied by a bank check, for the full amount secured thereby;

         o the mortgage has been duly registered by, or is in registrable form and will be lodged for registration forthwith upon its stamping with, the Land Titles Office in the state or territory in which the property which is the subject of the mortgage is situated and, if necessary, any Collateral Security has been registered or is in registrable form and will be lodged for registration forthwith upon its stamping;

         o the housing loan is not secured by residential properties under construction; and

         o all components of any housing loan being a split loan will be acquired by the fund.

         The issuer trustee has not investigated or made any inquiries regarding the accuracy of these representations and warranties and has no obligation to do so. The issuer trustee is entitled to rely entirely upon the representations and warranties being correct, unless an officer involved in the administration of the fund has actual notice to the contrary.

BREACH OF REPRESENTATIONS AND WARRANTIES

         If the manager determines that any representation or warranty by the mortgage manager in the bond issue confirmation certificate with respect to a mortgage forming part of the fund is false or misleading, at the election of the manager either of the mortgage manager or the trustee of Origination Fund No. 3 will be obliged at the request of the manager to either (at the election of the manager):

         o    repurchase the mortgage; or

         o repurchase and substitute or substitute a mortgage in which event the manager shall be obliged to comply with provisions described below with respect to the substitution of housing loans,

within 120 days after the giving of the bond issue confirmation certificate.

         A substitution of any mortgage as a consequence of the manager determining that any representation or warranty by the mortgage manager under the mortgage origination and management agreement with respect to a mortgage is false or misleading, may only be effected so long as there is no increase in the proportion of the mortgages situated in Tasmania after the substitution or there has been a drawing under the payment funding facility for an amount equal to the increase in the amount of potential liability for stamp duty in Tasmania.

SUBSTITUTION OF HOUSING LOANS


         The manager may, within 120 days after the giving of the bond issue confirmation certificate, determine to suspend to the extent necessary the obligations of the issuer trustee to treat as Principal Collections so much of the payments in respect of principal on the repurchase of a housing loan by ME, or Origination Fund No. 3, following a breach of representation by ME. Any of these suspended payments of principal ("SUSPENDED MONEYS"), shall be used in the manner set forth in the following paragraph.


         The manager may only make a determination to allow Suspended Moneys as set forth above:

         o for the purpose of directing the issuer trustee to apply the Suspended Moneys in the purchase of substitute housing loans from Origination Fund No. 3;

         o if the final payment date on each substitute housing loan is at least one year before the final maturity date of the notes;

         o if the manager has given the rating agencies not less than 5 Banking Days notice or such shorter period as the rating agencies may agree;

         o if the manager receives confirmation from the rating agencies that the purchase by the issuer trustee of the substitute housing loans will not adversely affect the then current rating of the notes;

         o    if:

                  o the issuer trustee receives from the manager a completed mortgage transfer proposal in relation to the substitute housing loan no later than 2 Banking Days prior to the date referred to in the mortgage transfer proposal for the purchase of the substitute housing loan;

                  o the manager certifies to the issuer trustee that the proposed substitute housing loan is a housing loan for the purposes of the supplementary bond terms notice, and satisfies the requirements of the clause relating to the substitution of housing loans, as of the transfer date; and

                  o prior to or on the transfer date the issuer trustee obtains, or enters into agreements to obtain with effect from the transfer date, as issuer trustee of the fund the benefit of the enhancements and interest hedge (if any) referred to in the mortgage transfer proposal.

         If the provisions described above are satisfied then the substitute housing loan shall be acquired from Origination Fund No. 3.

OTHER FEATURES OF THE HOUSING LOANS

         The housing loans have the following features.

         o    Interest is calculated daily and charged in arrears.

         o Payments can be on a monthly, bi-weekly or weekly basis. Payments are made by borrowers using a number of different methods, including cash payments at branches, checks, salary deductions and in most cases automatic transfer.

         o The housing loans are governed by the laws of one of the following Australian States or Territories:

                  o  New South Wales;

                  o  Victoria;

                  o  Western Australia;

                  o  Queensland;

                  o  South Australia;

                  o  Northern Territory;

                  o  Tasmania; or

                  o  the Australian Capital Territory.

DETAILS OF THE HOUSING LOAN POOL


         The information in the following tables set forth in tabular format describes various details relating to the housing loans to be sold to the fund on the closing date. The information is provided as of the close of business on September 17, 2002. All amounts have been rounded to the nearest Australian dollar. The sum in any column may not equal the total indicated due to rounding.


         Note that these details may not reflect the housing loan pool as of the closing date because payments may be received on the housing loans prior to the closing date or the manager may substitute loans proposed for sale with other eligible housing loans or add additional eligible housing loans. The manager may do this if, for example, the loans originally selected are repaid early.

         The manager will not add, remove or substitute any housing loans prior to the closing date if this would result in a change of more than 5% in any of the weighted average characteristics of the pool of housing loans described in this prospectus, unless a revised prospectus is delivered to prospective investors.

                            HOUSING LOAN INFORMATION
                     ORIGINAL TERM TO MATURITY DISTRIBUTION


                                                                              AVERAGE      (%) BY         (%) BY
                                       NUMBER OF     BALANCE OUTSTANDING      CURRENT     NUMBER OF      BALANCE
RANGE OF ORIGINAL TERM (MONTHS)          LOANS               (A$)             LTV (%)       LOANS      OUTSTANDING
-------------------------------        ---------     -------------------      -------     ---------    -----------
 25 -  36......................               3              $105,298.55       24.63%       0.01%         0.00%
 37 -  48......................               3               $91,010.53       25.85%       0.01%         0.00%
 49 -  60......................              40            $1,826,138.82       30.52%       0.19%         0.07%
 61 -  72......................              24            $1,150,130.13       44.73%       0.12%         0.04%
 73 -  84......................              30            $1,561,622.81       45.11%       0.15%         0.06%
 85 -  96......................              34            $1,750,551.89       35.20%       0.16%         0.07%
 97 - 108......................              46            $3,019,996.94       50.19%       0.22%         0.12%
109 - 120......................             250           $16,021,374.80       49.53%       1.21%         0.61%
121 - 132......................              33            $2,415,532.12       51.93%       0.16%         0.09%
133 - 144......................              79            $6,702,684.53       57.53%       0.38%         0.26%
145 - 156......................              73            $6,725,842.34       57.42%       0.35%         0.26%
157 - 168......................              97           $10,167,650.20       60.40%       0.47%         0.39%
169 - 180......................             513           $43,728,684.12       56.41%       2.48%         1.67%
181 - 192......................              54            $5,384,048.26       60.65%       0.26%         0.21%
193 - 204......................              64            $6,408,674.32       58.32%       0.31%         0.24%
205 - 216......................             127           $13,913,051.27       63.30%       0.61%         0.53%
217 - 228......................             266           $29,631,765.41       65.31%       1.29%         1.13%
229 - 240......................             919           $98,177,846.30       62.42%       4.44%         3.74%
241 - 252......................             259           $34,565,928.05       61.85%       1.25%         1.32%
253 - 264......................             449           $57,485,000.53       61.66%       2.17%         2.19%
265 - 276......................             799          $107,378,333.30       66.99%       3.86%         4.09%
277 - 288......................           1,569          $215,537,534.99       69.37%       7.59%         8.21%
289 - 300......................          14,944        $1,960,379,472.44       67.78%      72.28%        74.71%
                                       ---------     -------------------      -------     ---------    -----------
TOTAL..........................          20,675        $2,624,128,172.65       66.88%     100.00%       100.00%

                     REMAINING TERM TO MATURITY DISTRIBUTION

                                                                              AVERAGE      (%) BY         (%) BY
                                       NUMBER OF     BALANCE OUTSTANDING      CURRENT     NUMBER OF      BALANCE
RANGE OF REMAINING TERM (MONTHS)         LOANS               (A$)             LTV (%)       LOANS      OUTSTANDING
--------------------------------       ---------     -------------------      -------     ---------    -----------
  13 -  24.....................               4               $51,812.34       13.34%       0.02%         0.00%
  25 -  36.....................              10              $325,502.97       29.27%       0.05%         0.01%
  37 -  48.....................               9              $306,595.32       35.23%       0.04%         0.01%
  49 -  60.....................              52            $2,348,061.74       33.70%       0.25%         0.09%
  61 -  72.....................              30            $1,562,012.30       41.93%       0.15%         0.06%
  73 -  84.....................              35            $1,935,216.88       42.41%       0.17%         0.07%
  85 -  96.....................              56            $3,395,483.15       44.59%       0.27%         0.13%
  97 - 108.....................              98            $5,996,800.26       50.92%       0.47%         0.23%
 109 - 120.....................             208           $14,077,587.23       50.81%       1.01%         0.54%
 121 - 132.....................              53            $3,946,389.55       51.64%       0.26%         0.15%
 133 - 144.....................              92            $8,025,746.89       57.34%       0.44%         0.31%
 145 - 156.....................             111           $10,332,526.35       56.68%       0.54%         0.39%
 157 - 168.....................             168           $14,637,524.89       57.61%       0.81%         0.56%
 169 - 180.....................             407           $35,920,286.89       57.23%       1.97%         1.37%
 181 - 192.....................              81            $7,389,901.62       62.50%       0.39%         0.28%
 193 - 204.....................             118           $11,820,676.77       58.61%       0.57%         0.45%
 205 - 216.....................             284           $29,660,122.72       64.16%       1.37%         1.13%
 217 - 228.....................             493           $50,781,864.26       61.78%       2.38%         1.94%
 229 - 240.....................             757           $84,610,470.24       62.76%       3.66%         3.22%
 241 - 252.....................             535           $63,938,002.59       62.04%       2.59%         2.44%
 253 - 264.....................             736           $91,929,397.42       63.17%       3.56%         3.50%
 265 - 276.....................           1,853          $237,243,171.22       67.82%       8.96%         9.04%
 277 - 288.....................           2,879          $373,059,641.33       69.41%      13.93%        14.22%
 289 - 300.....................          11,606        $1,570,833,377.72       67.91%      56.14%        59.86%
                                      ---------     -------------------      -------     ---------    -----------
TOTAL..........................          20,675        $2,624,128,172.65       66.88%     100.00%       100.00%

                                    SEASONING

                                                                              AVERAGE      (%) BY         (%) BY
                                       NUMBER OF     BALANCE OUTSTANDING      CURRENT     NUMBER OF      BALANCE
RANGE OF SEASONING (MONTHS)              LOANS               (A$)             LTV (%)       LOANS      OUTSTANDING
-------------------------------        ---------     -------------------      -------     ---------    -----------
0..............................                37          $5,598,501.37       71.91%        0.18%         0.21%
1 - 12.........................            16,799      $2,213,535,514.32       67.23%       81.25%        84.35%
13 - 24........................             2,215        $258,635,173.68       67.01%       10.71%         9.86%
25 - 36........................               798         $77,597,294.50       64.01%        3.86%         2.96%
37 - 48........................               308         $28,705,722.84       61.20%        1.49%         1.09%
49 - 60........................               209         $17,984,774.11       57.71%        1.01%         0.69%
61 - 72........................                64          $5,544,906.64       60.54%        0.31%         0.21%
73 - 84........................               218         $14,273,897.79       51.26%        1.05%         0.54%
85 - 96........................                27          $2,252,387.40       54.99%        0.13%         0.09%
                                       -----------    -------------------     -------     ---------    -----------
TOTAL..........................            20,675      $2,624,128,172.65       66.88%      100.00%       100.00%

                             GEOGRAPHIC DISTRIBUTION

                                                                              AVERAGE      (%) BY         (%) BY
                                       NUMBER OF     BALANCE OUTSTANDING      CURRENT     NUMBER OF      BALANCE
REGION                                   LOANS               (A$)             LTV (%)       LOANS      OUTSTANDING
-------------------------------        ---------     -------------------      -------     ---------    -----------
Australian Capital Territory -
  Metro ..........................         1,284         $169,189,715.72       68.12%        6.21%          6.45%
New South Wales - Metro...........         3,332         $576,142,483.58       63.42%       16.12%         21.96%
New South Wales - Non Metro.......         1,690         $214,108,184.54       68.66%        8.17%          8.16%
Northern Territory - Metro........            70           $8,377,023.62       70.78%        0.34%          0.32%
Northern Territory - Non Metro....            11             $986,436.47       69.77%        0.05%          0.04%
Queensland - Metro................         1,874         $223,079,459.33       69.47%        9.06%          8.50%
Queensland - Non Metro............         1,112         $124,177,121.39       70.51%        5.38%          4.73%
South Australia - Metro...........         1,288         $129,685,151.50       67.79%        6.23%          4.94%
South Australia - Non Metro.......           176          $15,082,498.52       69.84%        0.85%          0.57%
Tasmania - Metro..................           499          $42,332,319.73       72.25%        2.41%          1.61%
Tasmania - Non Metro..............           188          $14,766,377.98       72.06%        0.91%          0.56%
Victoria - Metro..................         5,186         $665,475,276.20       66.03%       25.08%         25.36%
Victoria - Non Metro..............         1,030         $102,310,990.89       67.70%        4.98%          3.90%
Western Australia - Metro.........         2,706         $314,667,441.53       67.85%       13.09%         11.99%
Western Australia - Non Metro.....           229          $23,747,691.65       69.14%        1.11%          0.90%
                                         --------     -------------------      -------     ---------    -----------
TOTAL.............................        20,675       $2,624,128,172.65       66.88%      100.00%        100.00%

                    REMAINING PRINCIPAL BALANCE DISTRIBUTION

                                                                              AVERAGE      (%) BY         (%) BY
                                       NUMBER OF     BALANCE OUTSTANDING      CURRENT     NUMBER OF      BALANCE
CURRENT BALANCE (A$)                     LOANS               (A$)             LTV (%)       LOANS      OUTSTANDING
-------------------------------        ---------     -------------------      -------     ---------    -----------
      0.01 -   50,000.00.......            3,120         $100,850,529.19       49.18%       15.09%          3.84%
 50,000.01 -  100,000.00.......            5,739         $439,492,422.47       59.45%       27.76%         16.75%
100,000.01 -  150,000.00.......            5,333         $666,135,841.19       67.21%       25.79%         25.39%
150,000.01 -  200,000.00.......            3,411         $588,923,942.95       69.78%       16.50%         22.44%
200,000.01 -  250,000.00.......            1,632         $363,547,802.05       70.87%        7.89%         13.85%
250,000.01 -  300,000.00.......              749         $204,874,347.99       71.05%        3.62%          7.81%
300,000.01 -  350,000.00.......              337         $109,014,247.96       70.22%        1.63%          4.15%
350,000.01 -  400,000.00.......              173          $64,416,247.76       70.13%        0.84%          2.45%
400,000.01 -  450,000.00.......               76          $31,871,824.30       69.68%        0.37%          1.21%
450,000.01 -  500,000.00.......               57          $26,969,062.99       71.17%        0.28%          1.03%
500,000.01 -  550,000.00.......               22          $11,552,965.74       69.50%        0.11%          0.44%
550,000.01 -  600,000.00.......               14           $8,078,421.52       64.26%        0.07%          0.31%
600,000.01 -  650,000.00.......                5           $3,122,244.91       74.84%        0.02%          0.12%
650,000.01 -  700,000.00.......                3           $1,990,481.64       69.17%        0.01%          0.08%
700,000.01 -  750,000.00.......                1             $727,524.24       76.58%        0.00%          0.03%
750,000.01 -  800,000.00.......                2           $1,556,663.98       75.19%        0.01%          0.06%
800,000.01 (GREATER THAN)
   (OR EQUAL TO) ..............                1           $1,003,601.77       51.47%        0.00%          0.04%
                                       ---------      -------------------     -------     ---------    -----------
TOTAL..........................           20,675       $2,624,128,172.65       66.88%      100.00%        100.00%


                            DISTRIBUTION OF INSURERS


                                                                              AVERAGE      (%) BY         (%) BY
                                       NUMBER OF     BALANCE OUTSTANDING      CURRENT     NUMBER OF      BALANCE
INSURING COMPANY NAME                    LOANS               (A$)             LTV (%)       LOANS      OUTSTANDING
-------------------------------        ---------     -------------------      -------     ---------    -----------
GE Capital Mortgage Insurance
     Corporation (Australia)
     Pty Limited...................      19,789       $2,549,192,663.82        67.13%       95.71%         97.14%
Commonwealth of Australia (managed
     by GE Mortgage Insurance Pty
     Limited)......................         331          $24,211,683.06        54.56%        1.60%          0.92%
GE Mortgage Insurance
     Pty Limited...................         555          $50,723,825.77        60.03%        2.68%          1.93%
                                       ---------     -------------------      -------     ---------    -----------
TOTAL..............................      20,675       $2,624,128,172.65        66.88%      100.00%        100.00%

                       CURRENT LOAN TO VALUE DISTRIBUTION

                                                                              AVERAGE      (%) BY         (%) BY
                                       NUMBER OF     BALANCE OUTSTANDING      CURRENT     NUMBER OF      BALANCE
RANGE OF CURRENT LTV (%)                 LOANS               (A$)             LTV (%)       LOANS      OUTSTANDING
-------------------------------        ---------     -------------------      -------     ---------    -----------
  0.00 - 25.00.................            1,384          $76,059,496.24       18.76%        6.69%          2.90%
 25.01 - 30.00.................              602          $47,951,869.80       28.11%        2.91%          1.83%
 30.01 - 35.00.................              694          $64,298,679.03       33.16%        3.36%          2.45%
 35.01 - 40.00.................              776          $81,159,422.44       38.09%        3.75%          3.09%
 40.01 - 45.00.................              927         $105,968,355.26       43.01%        4.48%          4.04%
 45.01 - 50.00.................            1,059         $129,515,115.50       48.09%        5.12%          4.94%
 50.01 - 55.00.................            1,269         $156,851,409.99       53.06%        6.14%          5.98%
 55.01 - 60.00.................            1,286         $169,015,049.76       58.10%        6.22%          6.44%
 60.01 - 65.00.................            1,561         $205,504,860.13       63.03%        7.55%          7.83%
 65.01 - 70.00.................            1,712         $233,865,747.80       68.12%        8.28%          8.91%
 70.01 - 75.00.................            1,977         $274,230,747.35       73.11%        9.56%         10.45%
 75.01 - 80.00.................            3,148         $467,268,333.48       78.39%       15.23%         17.81%
 80.01 - 85.00.................            1,473         $210,360,711.78       83.14%        7.12%          8.02%
 85.01 - 90.00.................            2,807         $402,078,374.09       88.35%       13.58%         15.32%
                                         ---------    -------------------      -------     ---------    -----------
TOTAL..........................           20,675       $2,624,128,172.65       66.88%      100.00%        100.00%


                      DISTRIBUTION OF CURRENT COUPON RATES

                                                                              AVERAGE      (%) BY         (%) BY
                                       NUMBER OF     BALANCE OUTSTANDING      CURRENT     NUMBER OF      BALANCE
RANGE OF CURRENT COUPON RATES (%)        LOANS               (A$)             LTV (%)       LOANS      OUTSTANDING
---------------------------------      ---------     -------------------      -------     ---------    -----------
 5.01 - 5.50...................               48           $5,526,799.75        65.04%        0.23%          0.21%
 5.51 - 6.00...................           17,278       $2,258,314,841.08        67.07%       83.57%         86.06%
 6.01 - 6.50...................            1,722         $186,777,929.37        64.05%        8.33%          7.12%
 6.51 - 7.00...................              938         $103,862,524.00        67.80%        4.54%          3.96%
 7.01 - 7.50...................              415          $43,405,767.46        66.91%        2.01%          1.65%
 7.51 - 8.00...................              261          $25,420,096.44        68.10%        1.26%          0.97%
 8.01 - 8.50...................                9             $560,228.50        66.58%        0.04%          0.02%
 8.51 - 9.00 ..................                4             $259,986.05       52.25%        0.02%          0.01%
                                       ---------     -------------------      -------     ---------    -----------
TOTAL..........................           20,675       $2,624,128,172.65       66.88%      100.00%        100.00%


                                OCCUPANCY STATUS


                                                                              AVERAGE      (%) BY         (%) BY
                                       NUMBER OF     BALANCE OUTSTANDING      CURRENT     NUMBER OF      BALANCE
OCCUPANCY STATUS                         LOANS               (A$)             LTV (%)       LOANS      OUTSTANDING
-------------------------------        ---------     -------------------      -------     ---------    -----------
Owner Occupied.................           15,729       $1,946,411,652.99        67.01%       76.08%         74.17%
Investment.....................            4,946         $677,716,519.66        66.53%       23.92%         25.83%
                                       ---------     -------------------      -------     ---------    -----------
TOTAL..........................           20,675       $2,624,128,172.65        66.88%      100.00%        100.00%

                                  LOAN PURPOSE


                                                                              AVERAGE      (%) BY         (%) BY
                                       NUMBER OF     BALANCE OUTSTANDING      CURRENT     NUMBER OF      BALANCE
LOAN PURPOSE                             LOANS               (A$)             LTV (%)       LOANS      OUTSTANDING
-------------------------------        ---------     -------------------      -------     ---------    -----------
Construction...................              847         $116,620,242.02       65.72%        4.10%          4.44%
Purchase.......................            9,728       $1,321,178,937.62       68.49%       47.05%         50.35%
Refinance......................            9,037       $1,061,629,528.51       65.37%       43.71%         40.46%
Renovation.....................            1,063         $124,699,464.50       63.79%        5.14%          4.75%
                                       ---------     -------------------      -------     ---------    -----------
TOTAL..........................           20,675       $2,624,128,172.65       66.88%      100.00%        100.00%


                                  PROPERTY TYPE


                                                                              AVERAGE      (%) BY         (%) BY
                                       NUMBER OF     BALANCE OUTSTANDING      CURRENT     NUMBER OF      BALANCE
PROPERTY TYPE                            LOANS               (A$)             LTV (%)       LOANS      OUTSTANDING
-------------------------------        ---------     -------------------      -------     ---------    -----------
Apartment......................               46           $6,116,330.72       63.33%        0.22%          0.23%
House..........................           17,654       $2,239,126,093.07       66.40%       85.39%         85.33%
Land...........................              502          $49,719,619.77       67.67%        2.43%          1.89%
Townhouse......................               19           $3,006,644.25       70.63%        0.09%          0.11%
Unit...........................            2,454         $326,159,484.84       70.08%       11.87%         12.43%
                                       ---------     -------------------      -------     ---------    -----------
TOTAL..........................           20,675       $2,624,128,172.65       66.88%      100.00%        100.00%


                                    LOAN TYPE


                                                                              AVERAGE      (%) BY         (%) BY
                                       NUMBER OF     BALANCE OUTSTANDING      CURRENT     NUMBER OF      BALANCE
RANGE OF CURRENT COUPON RATES (%)         LOANS               (A$)             LTV (%)       LOANS      OUTSTANDING
---------------------------------      ---------     -------------------      -------     ---------    -----------
Fixed Rate.....................            2,609         $281,695,629.29       68.39%       12.62%         10.73%
Interest Only..................            1,457         $246,908,800.44       66.33%        7.05%          9.41%
Variable Rate..................           16,609       $2,095,523,742.92       66.74%       80.33%         79.86%
                                       ---------     -------------------      -------     ---------    -----------
TOTAL..........................           20,675       $2,624,128,172.65       66.88%      100.00%        100.00%

                     MONTHS UNTIL FIXED RATE PERIOD EXPIRES


                                                                                AVERAGE      (%) BY         (%) BY
                                         NUMBER OF     BALANCE OUTSTANDING      CURRENT     NUMBER OF      BALANCE
RANGE OF MONTHS UNTIL EXPIRATION          LOANS               (A$)              LTV (%)       LOANS      OUTSTANDING
--------------------------------        ---------     -------------------      -------     ---------    -----------
Less than or equal to 6                      174          $18,307,329.63       67.00%        6.13%          5.69%
 7 -  12.......................              463          $53,923,797.31       68.11%       16.32%         16.75%
13 -  18.......................              120          $10,797,139.75       66.26%        4.23%          3.35%
19 -  24.......................              142          $14,795,320.37       69.23%        5.01%          4.59%
25 -  30.......................              497          $60,147,250.37       68.70%       17.52%         18.68%
31 -  36.......................              640          $73,680,165.44       69.15%       22.56%         22.88%
37 -  42.......................               98           $9,258,950.83       67.68%        3.45%          2.88%
43 -  48.......................               59           $6,199,681.81       70.38%        2.08%          1.93%
49 -  54.......................              254          $30,482,897.23       67.34%        8.95%          9.47%
55 -  60.......................              390          $44,433,947.01       66.91%       13.75%         13.80%
                                       ---------     -------------------      -------     ---------    -----------
TOTAL..........................            2,837         $322,026,479.75       68.18%      100.00%        100.00%



                        POOL PROFILE BY YEAR OF MATURITY


                                                                             WEIGHTED
                                                                              AVERAGE      AVERAGE        (%) BY
                                       NUMBER OF     BALANCE OUTSTANDING     ORIGINAL        LOAN         BALANCE
YEAR OF MATURITY                         LOANS               (A$)             LTV (%)     BALANCE (A$)   OUTSTANDING
-------------------------------        ---------     -------------------      -------     ------------   -----------
2004 ..........................                5             $80,179.65        28.10%         0.02%         0.00%
2005 ..........................                9            $297,135.66        26.80%         0.04%         0.01%
2006 ..........................               21            $913,842.05        35.06%         0.10%         0.03%
2007 ..........................               44          $1,921,505.37        32.38%         0.21%         0.07%
2008 ..........................               36          $1,745,849.26        43.22%         0.17%         0.07%
2009 ..........................               42          $2,404,646.03        46.37%         0.20%         0.09%
2010 ..........................               64          $4,347,840.45        47.97%         0.31%         0.17%
2011 ..........................              138          $8,876,716.37        51.06%         0.67%         0.34%
2012 ..........................              156         $10,504,067.09        49.17%         0.75%         0.40%
2013 ..........................               69          $5,357,345.99        54.83%         0.33%         0.20%
2014 ..........................               99          $8,803,055.95        56.48%         0.48%         0.34%
2015 ..........................              109         $10,008,066.94        57.82%         0.53%         0.38%
2016 ..........................              276         $23,989,697.08        56.27%         1.33%         0.91%
2017 ..........................              281         $25,291,327.10        58.18%         1.36%         0.96%
2018 ..........................               98          $8,651,181.44        62.27%         0.47%         0.33%
2019 ..........................              149         $15,403,158.82        61.39%         0.72%         0.59%
2020 ..........................              345         $35,937,539.45        63.37%         1.67%         1.37%
2021 ..........................              609         $63,055,425.64        62.43%         2.95%         2.40%
2022 ..........................              615         $71,720,962.78        62.29%         2.97%         2.73%
2023 ..........................              626         $73,954,666.88        62.12%         3.03%         2.82%
2024 ..........................            1,013        $126,206,878.61        64.19%         4.90%         4.81%
2025 ..........................            2,119        $272,090,350.73        68.70%        10.25%        10.37%
2026 ..........................            5,142        $673,431,851.46        69.04%        24.87%        25.66%
2027 ..........................            8,610      $1,179,134,881.85        67.68%        41.64%        44.93%
                                       ---------     -------------------      -------     ------------   -----------
TOTAL..........................           20,675      $2,624,128,172.65        66.88%       100.00%       100.00%

                       SUPERANNUATION MEMBERS' HOME LOANS
                            RESIDENTIAL LOAN PROGRAM


ORIGINATION PROCESS

         The housing loans to be transferred to the fund were originated for the SMHL program from new loan applications and refinancings of acceptable housing loans. The portfolio of housing loans includes fully amortizing variable and one to five year fixed rate loans which automatically convert to variable rate mortgages at the end of their fixed rate term and interest only loans under which interest only is paid at a variable or fixed rate for a period of up to five years after which the loan reverts to a principal and interest basis for the balance of the loan term. At the end of the fixed term borrowers may elect to fix their loan for an additional term. MEPM sources its housing loans through ME's national branch network, national telemarketing center and mobile lenders. MEPM has extensive relationships with a large range of superannuation funds and unions. Ordinarily, it is a requirement in order to apply for an MEPM mortgage that at least one of the applicants whose name appears on the application form must be a member of a participating superannuation fund or union. As such, MEPM has access to a "captured" client base of both superannuation and union members which has enabled the company to streamline and centralize the origination and administration process and distribute its products at a very competitive cost.

APPROVAL AND UNDERWRITING PROCESS

         MEPM processes housing loan applications in accordance with MEPM's approval policies. MEPM constantly monitors these policies to ensure that they are maintained in line with the Australian lending environment. Thus, MEPM's approval policies are guidelines only and may be changed from time to time. MEPM, in providing residential loans to borrowers does not divide its borrowers into groups of differing credit quality for the purpose of setting standard interest rates for its residential housing loans.

         MEPM's approval policies set out the underwriting criteria that are used in assessing the housing loan applications, determining the suitability of the loan applicants, and evaluating the value and adequacy of the property being used as security for the housing loan. The underwriting criteria includes the following:

         o    the individual applicant must be a minimum of 18 years of age;

         o an analysis of the legal capacity of the applicant entering into the loan contract;

         o an analysis of the applicant's employment history/eligible income sources;

         o    satisfactory credit checks;

         o    satisfactory savings history/loan repayment history; and

         o    financial capacity to repay the housing loan.

         The minimum loan amount available is forty thousand Australian dollars (A$40,000) (other than in Tasmania, where the minimum loan amount is twenty thousand Australian dollars ($A20,000)) and the maximum loan amount available is two million Australian dollars (A$2,000,000). The minimum term for a housing loan is five (5) years and the maximum term for a housing loan is twenty-five
(25) years.

         An amount will be lent up to a maximum LTV of 90%. Lenders' mortgage insurance, providing 100% coverage against loss on the entire housing loan is mandatory for all housing loans.

         In order to be provided with an MEPM home loan, all borrowers must satisfy MEPM's approval criteria as set out later in this section. The approval process includes verifying the borrowers application details, assessing their debt servicing ability and determining the valuation of the mortgaged property, in the manner set forth below.

APPLICATION VERIFICATION AND DEBT SERVICING ABILITY

         When an applicant submits a request for a loan, an assessment is made of the applicant's ability to service the loan. This assessment is based on the applicant's income, savings or credit history and individual commitments. Verification of an applicant's information is a key part of the approval process.

         MEPM verifies all income and other application criteria on all loan applications by reviewing documentation, which includes but is not limited to the following:

         o    tax returns or group certificate;

         o    income confirmation, via, pay slip or letter of employment;

         o    superannuation statements / union membership;

         o    signed contract of sale (or relevant state contract);

         o for refinance properties, a loan statement from another financial institution confirming satisfactory conduct; and

         o for self-employed applicants, two years of certified annual financial statements and both personal and company tax returns.

         In addition, MEPM performs a credit check of each potential borrower with a credit reference agency.

         The applicant's ability to repay a loan is assessed on the basis of net disposable income against loan installment amount. Net disposable income is calculated by MEPM taking into account all regular sources of income and adjusting for taxation, other credit facilities and living expenses.

         Applicants must demonstrate the capacity to repay that housing loan installment using net disposable income. For the purpose of these calculations, scheduled repayments on the housing loan are presently calculated on the basis of an interest rate 2% higher that the current variable interest rate (or the applicable fixed interest rate, if higher).

         Credit decisions are made by employees of the manager who hold varying levels of delegated lending authorities. These delegated lending authorities represent approval limits that are set and monitored by management, and are based upon the level of experience of credit staff. Decisions to recommend and approve loan applications are made within these delegated lending authorities.

         Housing loan applications are initially received by the manager and then allocated to staff for assessment and approval based upon their approved delegated lending authorities. To the extent that an application is received and is outside the approval authority of a loan officer, then a final decision for approval of the loan is made by credit staff with a higher delegated lending authority.

         Loans outside MEPM's agreed open policy guidelines are currently referred to the applicable mortgage insurer for approval.

VALUATION OF MORTGAGES

         For successful applicants, the maximum allowable LTV must be less than or equal to 90%, if the processing of the application is to proceed.

         The property to be secured is required to be approved by an Approved Valuer if the LTV is above 85% or in the circumstances described below under the heading "--Purchases and Top-Up Loans".

         The value of the property for the purposes of determining the LTV is the lower of the:

         o    contract price (for purchases); and

         o    the valuation amount (if required).

         The value may include fixed chattels which are defined as carpets, blinds, curtains and light fittings.

PURCHASES AND TOP-UP LOANS

         In postcode regions within Australia that have been approved by the mortgage insurer, a valuation from an approved valuer is not required when the following criteria apply:

         o purchase loans for a dwelling, where the LTV is less than 75% and the total loan amount is less than A$300,000, or alternatively where the LTV is less than 85% and the total loan amount is less than A$250,000, then a valuation from an approved valuer is not required

         o purchase loans for vacant land, where the LTV is less than 80% and the total loan amount is less than A$100,000, then a valuation from an approved valuer is not required;

         o top-up loans, where the LTV is less than 75% and the total loan amount is less than A$500,000, or alternatively where the LTV is less than 85% and the total loan amount is less than A$250,000, then a valuation from an approved valuer is not required.

         A top-up loan is a housing loan, in respect of which there has been more than one advance. Each top-up request is treated as a new loan subject to MEPM's normal approval process. MEPM will not honor a top-up request unless the value of the property securing the housing loan is sufficient to secure the existing Outstanding Principal Balance of that housing loan plus the additional advance. A top-up advance is distinguishable from a redraw advance because a top-up advance is not limited to prepayments of principal on the housing loan.

         If a request for a top-up advance is agreed to or granted by MEPM for one of the housing loans included in the fund, Origination Fund No. 3 will repurchase such housing loan from the fund for a purchase price equal to the Outstanding Principal Balance of such housing loan plus accrued and unpaid interest thereon through to the date of repurchase.

         In a purchase situation, the above exemption will not apply if:

         o the purchase is not conducted through a licensed real estate agent and is not at arm's length;

         o    the contract of sale is greater than three months old; or

         o the security property is not located within a major capital city or in a regional center (except where a property is located in Hobart or Darwin or the regional center is Newcastle or Wollongong, a valuation is required in all cases).

         For top-up loans a further requirement is that there must be an existing valuation from an Approved Valuer that is not more than 3 years old.

SETTLEMENT PROCESS

         Once MEPM has approved an application and a formal loan offer has been accepted by an applicant, one of MEPM's residential credit areas arranges for documentation to be completed by an approved solicitor in the relevant state.

         The approved solicitor prepares the loan security documentation and dispatches the documents to the applicant for execution. Upon return of the executed documents from the applicant, the solicitor certifies that the housing loan security documentation meets MEPM's security requirements, enabling MEPM to complete the funding arrangements for settlement.

         Upon settlement, the mortgage is registered and the documents stored by Perpetual Trustees Australia Limited. A condition of the mortgage is that the mortgagor establish and maintain full replacement property insurance on the related property.

CHANGES TO LENDING CRITERIA

         Investors should note that the lending criteria which are described above, are regularly reviewed by the manager and as a result of these reviews, may change from time to time.

SMHL PRODUCT TYPES

STANDARD VARIABLE RATE LOAN

         The Standard Variable Rate product is the SMHL program's traditional benchmark product. It offers a variable rate of interest which is currently adjusted at the discretion of the manager. The adjustment is traditionally in line with changes in market interest rates; however, there is not a stated or defined explicit link to interest rates in the financial markets. Standard variable rate loans are convertible to a fixed rate mortgage product at the borrower's request.

FIXED RATE LOAN

         The SMHL program also provides housing loans which bear a fixed rate of interest for up to 5 years as of the closing cut-off date. At the end of that fixed rate period, unless the interest rate is re-fixed at a rate and for a term agreed between the borrower and MEPM, the loans will automatically convert to the standard variable rate of interest.

         MEPM will not allow the interest rate on a fixed rate loan to be re-fixed at the end of its fixed rate term if it will result in a downgrade or withdrawal of the rating of the notes.

SWITCHING INTEREST RATES

         MEPM does provide the borrower with an option to request a change from a fixed interest rate to a variable interest rate, or vice versa. MEPM will not allow conversion of a loan if it will result in a downgrade or withdrawal of the rating of the notes. Any variable rate converting to a fixed rate product will automatically be matched by an increase in the fixed-floating rate swap to hedge the fixed rate exposure.

INTEREST ONLY PERIODS

         Borrowers may select an interest only period for up to 5 years, after which the housing loan reverts to a normal principal and interest basis for the balance of the housing loan term with principal repayments applying upon expiration of the interest only period so that the housing loan is repaid within its original term. The interest rates applicable will be the same for the standard variable rate or fixed rate products described above. The maximum LTV for any housing loan with an interest only period is 90%. The interest only housing loans are subject to the mortgage manager's usual housing loan servicing criteria.

SUBSTITUTION OF SECURITY

         A borrower may apply to the mortgage manager to achieve the following:

         o substitute a different mortgaged property in place of the existing security property securing a housing loan;

         o add a further mortgaged property as security for a loan which results in a reduction of the LTV; or

         o    release a mortgaged property from a mortgage.

         If MEPM's credit criteria is satisfied and another property is substituted for the existing security for the housing loan, the mortgage which secures the existing housing loan may be discharged without the borrower being required to repay the housing loan.

         If all of the following conditions occur, then the housing loan will remain in the housing loan pool, secured by the new mortgage:

         o a new property subject to a mortgage satisfies the requirements relating to a housing loan as specified above in "Description of the Assets of the Fund--Representations and Warranties Regarding the Housing Loans";

         o the principal outstanding under the housing loan does not increase;

         o the purchase of the new property by the borrower occurs simultaneously with the discharge of the original mortgage; and

         o    the new property is acceptable to the mortgage insurer.

         If any of the following conditions occur, then a borrower will be unable to change their existing mortgage arrangements:

         o the new property does not satisfy the requirements relating to a housing loan as specified above in "Description of the Assets of the Fund--Representations and Warranties Regarding the Housing Loans";

         o the principal outstanding under the housing loan will change (i.e., increase); or

         o    settlement does not occur simultaneously with discharge.

REDRAWS

         The SMHL program's standard variable rate housing loan permits borrowers to redraw principal repayments made in excess of scheduled principal repayments during the period in which the relevant housing loan is charged a variable rate of interest. Ordinarily, redraws must be for at least $500 per transaction. Borrowers may request a redraw at any time, but its availability is always at the discretion of MEPM. The borrower may be required to pay a fee to MEPM in connection with a redraw. This fee does not form part of the assets of the fund. Currently, MEPM does not normally permit redraws on fixed rate housing loans. A redraw will not result in the related housing loan being removed from the fund.

ULTIMATE ACCOUNTS

         Ultimate Accounts are facilities promoted to borrowers under the SMHL programs. A borrower may elect to have their salary or other amounts paid in full or in part into their housing loan account. If the prepayments on the housing loans at anytime exceeds the amortized scheduled balance at that time, borrowers may redraw by using a facility which provides for a check facility, a direct debit and credit facility and a debit card ("Ultimate Account Mark II"). These disbursements are treated as redraws.

         Westpac Banking Corporation ("Westpac") in effect acts as the clearing and settlement house for Perpetual Trustees Australia Limited in respect of the check facility and the direct debit and credit facility. Checks are drawn by Perpetual Trustees Australia Limited on its account with Westpac. Borrowers are appointed as agent of Perpetual Trustees Australia Limited to execute checks. The debit card arrangements are provided to Perpetual Trustees Australia Limited by ME.

         The facilities provided to Perpetual Trustees Australia Limited by Westpac and ME are provided to Perpetual Trustees Australia Limited as trustee of Origination Fund No. 3. Origination Fund No. 3 is reimbursed by the fund under the redraw funding facility in respect of Origination Fund No. 3's liabilities to Westpac and ME for redraws on the fund's housing loan where the borrower has established an Ultimate Account. If the fund has insufficient principal collections which are available to it and may be utilized to meet the funds obligations on redraws to Origination Fund No. 3, Origination Fund No. 3 may under the redraw funding facility lend the fund the shortfall.


COMBINATION OR "SPLIT" HOUSING LOANS

         MEPM does provide the ability for a borrower to elect to split his/her loan into separate funding portions which may, among other things, be subject to different types of interest rates.

Each part of the housing loan is effectively a separate loan contract, even though all the separate loans are all secured by the same mortgage.

         If a housing loan is split, each separate loan will remain in the fund as long as each individual loan matures before the final maturity date of the last maturing note. If any loan matures after the final maturity date of the last maturing note, that loan will be removed from the fund and the Outstanding Principal Balance of the loan will be repaid by Origination Fund No. 3. The other segments of the "split" loan which mature before the final maturity date of the notes will remain in the fund.

HOUSING LOAN FEATURES AND OPTIONS

         Investors should note that the key features and characteristics which are described above, are regularly reviewed by the manager and as a result of these reviews, may change from time to time. Any changes made to these features and characteristics would be subject to the manager's duty not to knowingly take any action that would result in a reduction or withdrawal of the ratings given to the notes by the rating agencies.

                         THE MORTGAGE INSURANCE POLICIES

         Each housing loan is insured under a mortgage insurance policy. Each housing loan held by the fund is insured under one of the following master mortgage insurance policies:

         o master policy with the Commonwealth of Australia dated July 4, 1994;

         o master policy with GE Mortgage Insurance Pty Limited (formerly Housing Loans Insurance Corporation Pty Limited (ABN 61 071 466
              334) dated December 12, 1997;

         o master policy with GE Capital Mortgage Insurance Corporation (Australia) Pty Limited (ABN 52 081 488 440) and GE Mortgage Insurance Pty Limited (ABN 61 071 466 334) which is effective from October 25, 1999.

         A separate insurance policy is issued in respect of each housing loan on the terms of one of these master policies. Individual mortgage insurance is effected on the date of origination of the housing loan. When the LTV is less than 80%, the mortgage manager pays a single up-front premium. If the LTV is equal to or greater than 80%, the mortgage manager pays a portion of a single up-front premium in the amount it would have paid if the LTV was less than 80%, and the borrower pays the portion of such single up front premium equal to the excess of (i) the up-front premium for such policy and (ii) the amount paid by the mortgage manager. After payment of the such up-front premium, no further premium is payable by either the borrower or the issuer trustee, unless additional funds are made available. The amounts paid by the mortgage manager are expensed to Origination Fund No. 3.

         The benefit of the mortgage insurance policies will be held by the issuer trustee and cease to be held by Perpetual Trustees Australia Limited in its capacity as trustee of SMHL Private Placement Fund No. 11 and SMHL Private Placement Fund No. 12 on the closing date in respect of housing loans held by the fund.


         This section is a summary of the general provisions of the mortgage insurance policies.

DESCRIPTION OF THE MORTGAGE INSURERS

         Housing Loans Insurance Corporation was an Australian Commonwealth Government statutory authority established under the Housing Loans Insurance Act, 1965 of Australia and was, prior to its abolition, Australia's leading lenders' mortgage insurer with approximately 50% of the Australian lenders' mortgage insurance market.

         In December 1997, the Commonwealth Government:

         o transferred the liabilities of the Housing Loans Insurance Corporation in relation to contracts of insurance entered into by the Corporation on and before December 12, 1997 to the Commonwealth Government;

         o appointed a new corporation, Housing Loans Insurance Corporation Limited (ABN 61 071 466 334), which has since changed its name to Housing Loans Insurance Corporation Pty Ltd, to manage these contracts of insurance on behalf of the Commonwealth of Australia; and

         o sold Housing Loans Insurance Corporation Pty Ltd to GE Capital Australia (ABN 60 008 562 534), an indirect wholly owned subsidiary of the General Electric Company, a corporation charged under the laws of the State of New York with its corporate headquarters in Fairfield, Connecticut. Housing Loans Insurance Corporation Pty Ltd changed its name to GE Mortgage Insurance Pty Ltd as of February 14, 2000.

         GE Mortgage Insurance Pty Ltd currently has a claims paying ability rating of "AAA" by Standard & Poor's and Fitch Ratings and "Aa1" by Moody's.

         As of December 31, 2001, GE Mortgage Insurance Pty Ltd had total assets of A$212.5 million, shareholder's equity of A$94.7 million and statutory reserves (claims equalization reserve) of A$19.8 million.

         The Commonwealth of Australia has a local currency rating of "AAA" by Standard & Poor's and Fitch Ratings and "Aaa" by Moody's.

         GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd (ABN 52 081 488 440) commenced operations in March 1998. It is a wholly owned subsidiary of GE Capital Australia Limited, whose ultimate parent is General Electric Company.

         GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd has been given a "AA" claims paying rating by Standard & Poor's and Fitch Ratings and "Aa2" rating by Moody's.

         As of December 31, 2001, GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd had total assets of A$375.2 million, shareholder's equity of A$172.2 million and statutory reserves (claims equalization reserve) of A$8.8 million.

         GE Mortgage Insurance Pty Ltd's and GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd's ultimate parent is General Electric Company, a diversified industrial and financial services company with operation in over 100 countries. General Electric Company is rated "AAA" by Standard & Poor's and Fitch Ratings and "Aaa" by Moody's. General Electric Company is the indirect owner of lender's mortgage insurance business in the United States,

United Kingdom, Canada and Australia which collectively insure over US$165 billion of loans globally.

         The business address of GE Mortgage Insurance Pty Ltd and GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd is Level 23, 259 George Street, Sydney, 2000, New South Wales, Australia.

PERIOD OF COVER

         The issuer trustee has the benefit of a master mortgage insurance policy in respect of each housing loan insured under it from the closing date until the earliest of:

         o if the housing loan or the mortgage securing the housing loan is beneficially assigned by the then insured, midnight on the day immediately preceding such assignment;

         o the date the housing loan or the mortgage securing the housing loan is assigned, transferred or mortgaged to a party other than Perpetual Trustees Australia Limited;

         o    the date the housing loan is repaid in full;

         o the date the housing loan ceases to be secured by the relevant mortgage other than where the mortgage is discharged by the operation of a compulsory acquisition or sale by a government for public purpose;

         o the date the master mortgage insurance policy is cancelled in respect of the housing loan in accordance with the terms of the master mortgage insurance policy; and

         o the maturity date set out in the certificate of insurance issued by the mortgage insurer in relation to the housing loan or as extended with the consent of the mortgage insurer or as varied by a court under the UCCC.

LOSS COVERAGE

         If a loss date occurs in respect of a housing loan insured under a master mortgage insurance policy, the mortgage insurer will pay to the issuer trustee the loss in respect of a housing loan.

         A loss date means:

         o if a default occurs under the insured loan and the mortgaged property is sold pursuant to enforcement proceedings, the date on which the sale is completed;

         o if a default occurs under the insured loan and the issuer trustee or a prior approved mortgagee becomes the absolute owner by foreclosure of the mortgaged property, the date on which this occurs;

         o if a default occurs under the insured loan and the mortgagor sells the mortgaged property with the prior approval of the issuer trustee and the mortgage insurer, the date on which the sale is completed;

         o if the mortgaged property is compulsorily acquired or sold by a government for public purposes and there is a default under the housing loan, or, where the mortgage has been discharged by the operation of the compulsory acquisition or sale and there is a failure in repayment of the housing loan which would have been a default but for the occurrence of compulsory acquisition, the later of the date of the completion of the acquisition or sale or 28 days after the date of the default; or

         o where the mortgage insurer has agreed to pay a claim under the master mortgage insurance policy, the date specified in that agreement.

         A "default" in respect of an insured housing loan means any event which triggers the issuer trustee's power of sale in relation to the mortgaged property.

         The loss payable by the mortgage insurer to the issuer trustee in respect of an insured loan is the amount outstanding, less the deductions referred to below, in relation to the housing loan, in each case calculated as of the loss date.

         The amount outstanding under a housing loan is the aggregate of the following:

         o the principal amount outstanding together with any interest, fees or charges outstanding as of the loss date;

         o    fees and charges paid or incurred by the issuer trustee; and

         o other amounts, including fines or penalties, approved by the mortgage insurer;

which the issuer trustee is entitled to recover under the housing loan or a related guarantee. If the UCCC applies to the relevant housing loan, the amount outstanding shall not exceed the amount required to pay out the housing loan as calculated in accordance with the UCCC at the last date prior to the loss date.

         The mortgage insurer may make the following deductions:

         o where the mortgaged property is sold, the sale price or where the mortgaged property is compulsorily acquired, the amount of compensation, less, in either case, any amount required to discharge any approved prior mortgage;

         o where foreclosure action occurs, the value of the issuer trustee's interest in the mortgaged property, including the interest of any unapproved prior mortgagee;

         o any amount received by the issuer trustee under any collateral security;

         o any amounts paid to the issuer trustee by way of rents, profits or proceeds in relation to the mortgaged property or under any insurance policy for the mortgaged property and not applied in restoration or repair;

         o any interest that exceeds interest at the non-default interest rate payable in relation to the housing loan;

         o    any fees or charges other than:

                  o premiums for general insurance policies, levies and other charges payable to a body corporate under the Australian strata titles system, rates, taxes and other statutory charges;

                  o reasonable and necessary legal and other fees and disbursements of enforcing or protecting the issuer trustee's rights under the housing loan, up to a maximum of A$2,000, unless otherwise approved in writing by the mortgage insurer;

                  o repair maintenance and protection of the mortgaged property, up to a maximum amount of A$1,000, unless otherwise approved in writing by the mortgage insurer; and

                  o reasonable costs of the sale of the mortgaged property up to a maximum amount of A$1,000 plus selling agent's commission, unless otherwise approved in writing by the mortgage insurer.

                     In addition, if any fees and charges exceed those recoverable under the UCCC less any amount that must be accounted for to the borrower or the relevant mortgagor they will be excluded;

         o    losses arising out of damage to the mortgaged property other than:

                  o  fair wear and tear; or

                  o losses recovered and applied in the restoration or repair of the mortgaged property prior to the loss date or losses recovered under a general insurance policy and applied to reduce the amount outstanding under the housing loan;

         o any amounts by which a claim may be reduced under the master mortgage insurance policy; and

         o any deductible or amount specified in the schedule to the master mortgage insurance policy.

         A claim for loss in respect of a housing loan must be made within 28 days from the relevant loss date unless the mortgage insurer agrees otherwise.

EXCLUSIONS

         A master mortgage insurance policy does not cover any loss arising from:

         o    any war or warlike activities;

         o the use, existence or escape of nuclear weapons or nuclear contamination;

         o the existence or escape of any pollution or environmentally hazardous material;

         o the fact that the housing loan or any collateral security is void or unenforceable;

         o any failure of the housing loan or collateral security to comply with the requirements of the UCCC; or

         o under the master policy with GE Capital Mortgage Insurance Corporation (Australia) Pty Limited and GE Mortgage Insurance Pty Limited only, the failure of the issuer trustee's computer system to be year 2000 ready as specified in the master mortgage insurance policy.

TIMELY PAYMENT COVER

         Each mortgage insurance policy also includes a timely payment cover for losses resulting from the failure of a borrower to pay all or part of a regular installment payment when due and that failure continues for 14 days after the due date. The loss covered by a timely payment cover is the amount by which the actual payment, if any, received by the issuer trustee is less than the amount of the regular payment, calculated at the non-default interest rate for the housing loan less any amount by which a claim may be reduced under the master mortgage insurance policy. If the UCCC applies to the housing loan, the maximum loss payable in respect of a repayment installment shall be the amount of the repayment installment in accordance with the UCCC. The timely payment cover on each housing loan will cover up to an aggregate of 12 repayment installments.

REFUSAL OR REDUCTION IN CLAIM

         The mortgage insurer may refuse or reduce the amount of a claim with respect to a housing loan by the amount that fairly represents the extent by which its interests have been prejudiced by the issuer trustee's failure to comply with any condition, provision or requirement of the mortgage insurance policy, including if:

         o the mortgaged property is not insured under a general homeowner's insurance policy;

         o    there is not a mortgage manager approved by the mortgage insurer;

         o the insured mortgage or any collateral security has not been duly stamped and registered in the relevant Australian jurisdiction;

         o the issuer trustee does not comply with the obligation to seek the mortgage insurer's consent under certain circumstances; or

         o the issuer trustee does not comply with certain reporting obligations.

                        DESCRIPTION OF THE CLASS A NOTES

GENERAL

         The issuer trustee will issue the Class A notes on the closing date pursuant to a direction from the manager to the issuer trustee to issue the notes on the terms of the master trust deed, the supplementary bond terms notice and the note trust deed. The notes will be governed by the laws of New South Wales. The following summary describes the material terms of the Class A notes. The summary does not purport to be complete and is subject to the terms and conditions of the note trust deed and the other transaction documents. The Class A noteholders are bound by, and deemed to have notice of, all the provisions of the transaction documents. The Class A notes constitute direct, unconditional and general obligations of the issuer trustee to be met from the assets of the fund and (subject to provisions set forth in this prospectus) rank and will rank pari passu, without any preference among themselves.

FORM OF THE CLASS A NOTES

BOOK-ENTRY REGISTRATION

         The Class A notes will be issued only in permanent book-entry format in minimum denominations of US$100,000 or integral multiples thereof. The Class A notes will be deposited upon issuance with a custodian for the Depositor Trust Company, or DTC, in New York, New York and will be registered in the name of Cede & Co., as nominee for DTC, in each case for credit to an account of a direct or an indirect participant of DTC as described below. Unless definitive notes are issued, all references to actions by the Class A noteholders will refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus to distributions, notices, reports and statements to Class A noteholders will refer to distributions, notices, reports and statements to DTC or its nominee, as the registered noteholder, for distribution to owners of the Class A notes in accordance with DTC's procedures.


         Class A noteholders may hold their interests in the notes through DTC, in the United States, or Clearstream Banking, societe anonyme ("CLEARSTREAM, LUXEMBOURG") or the Euroclear System, in Europe, if they are participants in those systems, or indirectly through organizations that are participants in those systems. Cede & Co., as nominee for DTC, will hold the Class A notes. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their respective participants, through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries. The depositaries in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC.


         DTC has advised the manager and the underwriters that it is:

         o a limited-purpose trust company organized under the New York Banking Law;

         o a "banking organization" within the meaning of the New York Banking Law;

         o    a member of the Federal Reserve System;

         o a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

         o a "clearing agency" registered under the provisions of Section 17A of the Exchange Act.

         DTC holds securities for its participants and facilitates the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in its participants' accounts. This eliminates the need for physical movement of securities. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others including securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

         Transfers between participants on the DTC system will occur in accordance with DTC rules. Transfers between participants on the Clearstream, Luxembourg system and participants on the Euroclear system will occur in accordance with their rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by that system's depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to their system's depositary.

         Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the Banking Day following the DTC settlement date. The credits for any transactions in these securities settled during this processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that Banking Day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received and available on the DTC settlement date. However, it will not be available in the relevant Clearstream, Luxembourg or Euroclear cash account until the Banking Day following settlement in DTC.

         Purchases of Class A notes held through the DTC system must be made by or through DTC participants, which will receive a credit for the Class A notes on DTC's records. The ownership interest of each actual Class A noteholder is in turn to be recorded on the DTC participants' and indirect participants' records. Class A noteholders will not receive written confirmation from DTC of their purchase. However, Class A noteholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the Class A noteholder entered into the transaction. Transfers of ownership interests in the Class A notes are to be accomplished by entries made on the books of DTC participants acting on behalf of the Class A noteholders. No Class A noteholder will receive definitive notes representing its ownership interest in any Class A note unless one of the events described under "--Definitive Notes" occurs.

         To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual Class A noteholders of the Class A notes; DTC's records reflect only the identity of the DTC participants to whose accounts the Class A notes are credited, which may or may not be the actual beneficial owners of the Class A notes. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to Class A noteholders will be governed by arrangements among them and by any statutory or regulatory requirements as may be in effect from time to time.

         Neither DTC nor Cede & Co. will consent or vote on behalf of the Class A notes. Under its usual procedures, DTC mails an omnibus proxy to the Class A note trustee as soon as possible after the record date, which assigns Cede & Co.'s consenting or voting rights to those DTC participants to whose accounts the Class A notes are credited on the record date, identified in a listing attached to the proxy.

         Principal and interest payments on the Class A notes will be made by the issuer trustee to the principal paying agent and by the principal paying agent to DTC. DTC's practice is to credit its participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that payment date. Standing instructions, customary practices, and any statutory or regulatory requirements as may be in effect from time to time will govern payments by DTC participants to Class A noteholders. These payments will be the responsibility of the DTC participant and not of DTC, the issuer trustee, the Class A note trustee or the principal paying agent. Payment of principal and interest to DTC is the responsibility of the issuer trustee, disbursement of the payments to DTC participants is the responsibility of DTC, and disbursement of the payments to Class A noteholders is the responsibility of DTC participants and indirect participants.

         DTC may discontinue providing its services as securities depository for the Class A notes at any time by giving reasonable notice to the principal paying agent. Under these circumstances, if a successor securities depository is not obtained, definitive notes are required to be printed and delivered. See "--Definitive Notes" below.

         ACCORDING TO DTC, THE FOREGOING INFORMATION ABOUT DTC HAS BEEN PROVIDED FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED TO SERVE AS A
REPRESENTATION, WARRANTY, OR CONTRACT MODIFICATION OF ANY KIND.

         Clearstream, Luxembourg is a company with limited liability incorporated under the laws of Luxembourg . Clearstream, Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream, Luxembourg in any of 36 currencies, including U.S. dollars.

         Clearstream, Luxembourg participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Clearstream, Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

         The Euroclear System was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This eliminates the need for physical movement of notes. Transactions may be settled in any of 40 currencies, including U.S. dollars.

         The Euroclear System is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium, the Euroclear Operator. The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

         Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments for securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear operator acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

         Distributions on the Class A notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These distributions must be reported for tax purposes in accordance with United States tax laws and regulations. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a Class A noteholder on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its rules and procedures, and depending on its depositary's ability to effect these actions on its behalf through DTC.

         Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in Class A notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

DEFINITIVE NOTES

         Notes issued in definitive form are referred to in this prospectus as "definitive notes". Class A notes will be issued as definitive notes, rather than in book entry form to DTC or its nominees, only if one of the following events occurs:

         o the principal paying agent advises the manager in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for the class of notes, and the manager is not able to locate a qualified successor;

         o the issuer trustee, at the direction of the manager, advises the principal paying agent in writing that it elects to terminate the book-entry system through DTC; or

         o after the occurrence of an event of default, the Class A note trustee, at the written direction of noteholders holding a majority of the aggregate Outstanding Principal Balance of the Class A notes, advises the issuer trustee and the principal paying agent, that the continuation of a book-entry system is no longer in the best interest of the noteholders of the Class A notes.

         If any of these events occurs, the principal paying agent must within 30 days of such event instruct DTC (or its replacement) to notify all of the beneficial owners of the Class A notes of the occurrence of the event and of the availability of definitive notes. DTC will then surrender the Class A notes and provide the relevant registration instructions to the issuer trustee. The issuer trustee will then issue and execute and the principal paying agent will authenticate and deliver the Class A definitive notes of the same aggregate initial Outstanding Principal Balance as those Class A notes. Class A notes will be serially numbered if issued in definitive form.

         Definitive notes will be transferable and exchangeable at the specified offices of the Class A note registrar. The Bank of New York, New York Branch is the initial Class A note registrar and its initial specified offices are located at 101 Barclay Street, 21W, New York, New York 10286. The Class A note registrar must at all times have specified offices in New York. The Class A note registrar will not impose a service charge for any registration of transfer or exchange, but may require payment of an amount sufficient to cover any tax or other governmental charge. The issuer trustee will not be required to make and the Class A note registrar is not required to register transfers or exchanges of Class A definitive notes selected for redemption or of any Class A definitive note for a period of 30 days preceding the due date for any payment with respect to that Class A definitive note.

DISTRIBUTIONS ON THE NOTES

         The issuer trustee will make all of its payments on a quarterly basis on each payment date, including payments to noteholders. On each payment date, the principal paying agent, without need for the noteholders to present the relevant notes, will distribute principal and interest, if any, to the registered Class A noteholders as of the Banking Day preceding that payment date if the Class A notes are held in book-entry form, or, if the Class A notes are held in definitive form, the last day of the prior calendar month.

         Any installment of interest or principal payable on any Class A definitive note which is punctually paid or duly provided for by the issuer trustee to the principal paying agent on the applicable payment date or final maturity date, shall be paid, in accordance with the procedures set forth in the note trust deed, the terms and conditions of the Class A notes and the supplementary bond terms notice, to the person on whose name such Class A note is registered at the close of business on the last day of the immediately preceding calendar month, by check mailed first-class, postage prepaid, to such person's address as it appears on the note register on the close of business on the last day of the immediately preceding calendar month.

KEY DATES AND PERIODS

         The following are the relevant dates and periods for the allocation of cashflows and their payments.


CUT-OFF........................       The date which is 7 Banking Days before a payment date.



                                       64


CALCULATION PERIOD.............       In relation to a payment date, means the period commencing immediately after one Cut-Off and ending on the next Cut-Off.  However, the first and last
                                      Calculation Periods are as follows:

                                                o   first:

                                                    o   with respect to principal under the housing loans secured
                                                        by mortgages comprised in the assets of the fund, the period from and including the closing cut-off date to and including the first Cut-Off; and

                                                    o   with respect to all other amounts received or applied by the issuer trustee, the period from and including the closing
                                                        date to and including the first Cut-Off.

                                      o   last: period from but excluding the last day of the prior Calculation
                                          Period to and including the date of final redemption of all amounts due on the notes.

INTEREST PERIOD................       In relation to a payment date, means the period from (and including) one payment date to (but excluding) the next payment date.  However, the first payment date and the last payment date are as follows:

                                      o   first: the period from (and including) the closing date to (but excluding) the first payment date.

                                      o   last: the period from (and including) the prior payment date before all amounts due on the notes are redeemed in full to (but excluding) the date of final redemption.

PAYMENT DATE...................       The first day of each of March, June, September and December, (New York time) or, if the first day is not a Banking Day, then the next Banking Day.




EXAMPLE CALENDAR

         The following example calendar assumes that all relevant days are Banking Days:


      CALCULATION PERIOD.............           November 25th to February 22nd
      PAYMENT DATE...................           March 1st
      INTEREST PERIOD................           December 1st  to February 28th


CALCULATION OF COLLECTIONS

         No later than 6 Banking Days before each payment date, the manager will calculate the Collections for the immediately preceding Calculation Period.

COLLECTIONS

         COLLECTIONS for a Calculation Period means:

         o the aggregate of all amounts received by the issuer trustee or applied towards Collections in respect of the fund during that Calculation Period. This will include:

                  o payments of interest, principal, fees and other amounts under the housing loans;

                  o  proceeds from the enforcement of the housing loans;

                  o amounts received under the relevant mortgage insurance policies;

                  o amounts recovered from losses on housing loans not previously received;

                  o amounts received from the mortgage manager for breaches of representations or undertakings which have not been designated by the manager as Suspended Moneys;

                  o any interest income received during that Calculation Period in respect of Authorized Investments not being funds credited to the cash collateral account or received under the payment funding facility;

                  o  any amounts applied from the payment funding facility; and

                  o  any amounts applied from the cash collateral account.

         o any amounts received on termination of a fixed-floating rate swap or currency swap following default by a counterparty thereunder; and

         o amounts (if any) held as collateral against default under a fixed-floating rate swap or a currency swap following a default by the swap provider thereunder.

BUT DOES NOT INCLUDE:

         o any interest income received during that Calculation Period in respect of funds credited to the cash collateral account;

         o any amounts received during that Calculation Period that the issuer trustee is obligated to pay to a mortgage insurer under a mortgage insurance policy;

         o any amounts received during that Calculation Period under any redraw funding facility;

         o any amounts received during that Calculation Period under any payment funding facility;

         o to the extent that a fixed-floating rate swap provider has not defaulted under the relevant fixed-floating rate swap, any amounts provided to the issuer trustee during that Calculation Period as a consequence of a downgrade or withdrawal of the rating of the fixed-floating swap provider by a designated rating agency, as collateral against default by that fixed-floating rate swap provider under the relevant fixed-floating rate swap;

         o to the extent that the currency swap provider has not defaulted under the currency swap, any amounts provided to the issuer trustee during that Calculation Period as collateral against default by the currency swap provider under the currency swap; and

         o any amounts received by the issuer trustee during that Calculation Period that have been designated by the manager as Suspended Moneys.

INTEREST COLLECTIONS

         No later than the second Banking Day before each payment date, the manager will calculate the Interest Collections for the immediately preceding Calculation Period. INTEREST COLLECTIONS for a Calculation Period means all Collections for that Calculation Period other than Principal Collections (as defined below).

DISTRIBUTION OF INTEREST COLLECTIONS

         On each payment date, based on the calculations, instructions and directions provided to it by the manager, the issuer trustee must pay or cause to be paid (to the extent that it has not already done so in accordance with the following order of priority) out of Interest Collections, in relation to the Calculation Period ending immediately before that payment date, the following amounts in the following order of priority, known as the INTEREST COLLECTIONS
WATERFALL:

         o first, in and toward payment of or allowances for taxes in respect of the fund;

         o second, pari passu and ratably, in or toward payment of or allowance of the issuer trustee's fee, manager's fee and Expenses in respect of the fund (other than break costs payable on cancellation of the fixed-floating rate swap to the extent not otherwise paid);

         o third, without duplication in or toward payment of any amounts that would have been payable under the next bullet point of this section on any prior payment date if there would have been sufficient Interest Collections to do so, which have not been paid by the issuer trustee together with accrued interest thereon which in the case of a note must be at the interest rate applicable to the related note;

         o fourth, pari passu and ratably, in or toward payment of any interest due under any redraw funding facility and in or toward payment to the currency swap provider, in or toward payment of the A$ Class A Interest Amount payable under the confirmation at that payment date, which is thereafter to be applied to payments of interest on the Class A notes;

         o fifth, without duplication in or toward payment of any amounts that would have been payable under the next bullet point of this section on any prior payment date if there would have been sufficient Interest Collections to do so, which have not been paid by the issuer trustee with accrued interest thereon at the interest rate applicable to the related note;

         o sixth, in or toward payment to the Class B noteholders of interest due on the Class B notes on that payment date;

         o seventh, in crediting to the cash collateral account the amount (if any) by which the Required Cash Collateral exceeds the amount of funds on deposit in the cash collateral account;

         o eighth, in or toward payment of any break costs payable on cancellation of the fixed-floating rate swap to the extent that those amounts are not recovered under the relevant housing loan secured by mortgages comprised in assets of the fund in the form of any applicable prepayment fees or a drawing has not been made under any payment funding facility;

         o    ninth, pari passu and ratably:

              o in or toward payment to the liquidity noteholder of interest payable in respect of the liquidity notes; and

              o in or toward payment of interest in respect of any payment funding facility;


         o tenth, the amount of any Class A Charge Offs and Redraw Charge Offs to be applied in and towards reinstatement in the books of the Fund, pari passu and ratably to Class A Charge Offs and Redraw Charge Offs for that Calculation Period;

         o eleventh, the amount of any Carry Over Redraw Charge Offs and the A$ Equivalent of the Carry Over Class A Charge Offs allocated to each Class A note, as the case may be, in and towards reinstatement in the books of the Fund, pari passu and ratably (based on the Carry Over Redraw Charge Offs and the A$ Equivalent of the Carry Over Class A Charge Offs allocated to each Class A note, as the case may be):

              o   the A$ Equivalent of any Carry Over Class A Charge Offs; and

              o   any Carry Over Redraw Charge Offs;

         o twelfth, the amount of any Class B Charge Offs and any Carry Over Class B Charge Offs to be applied in and towards reinstatement in the books of the Fund of and in the following order:

              o   any Class B Charge Offs for that Calculation Period; and

              o pari passu and ratably, the Invested Amount of the Class B notes to the extent of any Carry Over Class B Charge Offs;


         o thirteenth, to the extent not otherwise paid on such payment date under the Principal Collections Waterfall, pari passu and ratably:

              o in or toward repayment of any principal due and payable under any redraw funding facility; and

              o in or toward repayment of any principal due and payable under any payment funding facility; and

         o fourteenth, in payment of or provision for amounts payable to the residual beneficiary of the fund.


         If on any payment date, the Collections (other than Collections with respect to amounts applied from the cash collateral account) for the relevant Calculation Period are less than the aggregate amounts payable under clauses first through sixth above, the manager must direct the issuer trustee to withdraw from the cash collateral account an amount equal to the lesser of the amount of such shortfall on such payment date and the balance of the cash collateral account which amount will then be applied to and become part of the Collections available for application on the relevant Payment Date in accordance with clauses first through sixth above. See "Description of the Transaction Documents--Liquidity Reserve".


INTEREST ON THE NOTES

CALCULATION OF INTEREST PAYABLE ON THE NOTES


         Up to, but excluding the Optional Redemption, the interest rate for the
Class A notes for the related Interest Period will be equal to LIBOR plus   %.
If the issuer trustee has not redeemed all of the Class A notes by the Optional Redemption Date, then the interest rate for each related Interest Period
commencing on or after that date will be equal to LIBOR plus    %. The interest
rate on the Class A notes for the first Interest Period will be determined
on               2002.

         The Optional Redemption Date means the quarterly payment date falling on or after the earlier of the quarterly payment date falling in September 2008 and the quarterly payment date on which the total Outstanding Principal Balance of all notes is equal to or less than 10% of the total initial Outstanding Principal Balance of the notes.


         The interest rate for the Class B notes for a particular Interest Period will be equal to the Benchmark Rate on the first day of that Interest Period plus a margin.

         With respect to any payment date, interest on the notes will be calculated as the product of:

         o the Invested Amount of such note as of the first day of that Interest Period, after giving effect to any payments of principal made with respect to such note on such day;

         o on a daily basis at the interest rate for such class of notes for that Interest Period; and

         o a fraction, the numerator of which is the actual number of days in that Interest Period and the denominator of which is 360 days for the Class A notes, or 365 days for the Class B notes.

         A note will stop earning interest on any date on which the Outstanding Principal Balance of the note is reduced to zero (provided that interest shall thereafter begin to accrue from (and including) any date on which the Outstanding Principal Balance of that note becomes greater than zero) or, if the Outstanding Principal Balance of the note is not zero on the due date for redemption in full of the note, unless payment of principal is improperly withheld or refused, following which the note will continue to earn interest on the Invested Amount of the note at the rate from time to time applicable to the note until the later of the date on which the Class A note trustee or principal paying agent receives the moneys in respect of the notes and notifies the holders of that receipt or the date on which the Outstanding Principal Balance of the note has been reduced to zero but interest will begin to accrue from and including any date on which the Outstanding Principal Balance of the note becomes greater than zero.

         If interest is not paid on a note on the date when it is due and payable (other than because the due date is not a Banking Day), that unpaid interest will itself bear interest at the interest rate applicable to that note until the unpaid interest, and the amount of interest on it, is available for payment by the issuer trustee.

CALCULATION OF LIBOR

         On the second Banking Day in London and New York before the beginning of each Interest Period, the calculation agent will determine LIBOR for the next Interest Period.

PRINCIPAL COLLECTIONS

         No later than the second Banking Day before each payment date, the manager will determine the Principal Collections for the immediately preceding Calculation Period. PRINCIPAL COLLECTIONS for any Calculation Period, is an amount equal to the excess of the aggregate Unpaid Balance of the housing loans as of the first day of that Calculation Period over the aggregate Unpaid Balance of the housing loans as of the last day of the Calculation Period.

         On the closing date, the sum of the A$ Equivalent of the total initial Outstanding Principal Balance of the Class A notes and the total initial Outstanding Principal Balance of the Class B notes issued by the issuer trustee may exceed the aggregate Outstanding Principal Balance of the housing loans as of the closing date. The amount of this difference, if any, will be treated as a Principal Collection and will be passed through to noteholders on the first payment date.

PRINCIPAL DISTRIBUTIONS


         On each payment date, and in accordance with the calculations, instructions and directions provided to it by the manager, the issuer trustee must distribute or cause to be distributed (to the extent that it has not already done so in accordance with the following order of priority) out of Principal Collections together with any amounts applied in reinstatement under positions tenth, eleventh and twelfth of the Interest Collections Waterfall, in relation to the Calculation Period ending immediately before that payment date, the following amounts in the following order of priority, known as the PRINCIPAL COLLECTIONS WATERFALL:


         o first, to the extent not otherwise paid on such payment date under the Interest Collections Waterfall, in or toward payment of or allowances for taxes in respect of the fund;

         o second, pari passu and ratably, to the extent not otherwise paid on such payment date under the Interest Collections Waterfall, in or toward payment of or allowance of the issuer trustee's fee, the manager's fee, and Expenses in respect of the fund (other than break costs payable on cancellation of the fixed-floating rate swap to the extent not otherwise paid);

         o third, to the extent not otherwise paid on such payment date under the Interest Collections Waterfall, pari passu and ratably in or toward payment of the interest amounts payable and in the priority under clause fourth of the Interest Collections Waterfall on that payment date;

         o fourth, to the extent not otherwise paid on such payment date under the Interest Collections Waterfall, in or toward payment of the amounts payable and in the priority under clause sixth of the Interest Collections Waterfall on that payment date;

         o fifth, in or toward repayment of any Redraw Principal Outstanding under any redraw funding facility;

         o sixth, in or toward payments approved by the manager under any loan redraw facility;

         o seventh, in or toward payment to the currency swap provider under the confirmation relating to the Class A notes, until the Outstanding Principal Balance of all Class A notes is reduced to zero, an amount equal to the lesser of:

                  o the remaining amount available for distribution after all payments which have priority above; and

                  o the A$ Equivalent of Outstanding Principal Balance of all Class A notes;


         o eighth, in or toward payment to the Class B noteholders, pari passu and ratably, until the Outstanding Principal Balance of all Class B notes is reduced to zero, an amount equal to the lesser of:

                  o the remaining amount available for distribution after all payments which have priority above; and

                  o  the Outstanding Principal Balance of all Class B notes;

         o ninth, pari passu and ratably (based on the Carry Over Redraw Charge Offs and the A$ Equivalent of the Carry Over Class A Charge Offs allocated to each Class A note, as the case may be):

                  o in or toward payment to the currency swap provider under a confirmation relating to the Class A notes, of the A$ Equivalent of any Carry Over Class A Charge Offs; and

                  o in or toward repaying the Redraw Principal Outstanding of each redraw funding facility to the extent of any Carry Over Redraw Charge Offs;

         o tenth, in or toward repaying the Invested Amount of the Class B notes to the extent of any Carry Over Class B Charge Offs;

         o eleventh, to the extent not otherwise paid on such payment date under the Interest Collections Waterfall, in or toward payment of any break costs payable on cancellation of the fixed-floating rate swap to the extent that those amounts are not recovered under the relevant housing loan secured by mortgages comprised in the assets of the fund in the form of any applicable prepayment fees or a drawing has not been made under any payment funding facility; and

         o twelfth, pari passu and ratably, in or toward payment to the liquidity noteholder of the principal amount outstanding in respect of the liquidity notes and in or toward repayment of any principal in respect of any payment funding facility.

         On any payment date, the issuer trustee shall not make a payment out of Principal Collections to the liquidity noteholder unless the Invested Amount of all of the Class A notes and Class B notes is zero, or will be zero following any payments made on that payment date.

REDRAWS

         The issuer trustee, after receiving confirmation that it may do so from the manager, may make redraws to borrowers under the variable rate housing loans in the fund. The issuer trustee may only fund advances from Collections which represent prepayments of principal under housing loans or, if not available, by drawings under redraw funding facilities. The issuer trustee must not apply any prepayments of principal to making advances under a loan redraw facility unless the following conditions have been satisfied:

         o all amounts specified in clauses first through fourth of the Principal Collections Waterfall which are due and payable have been paid; and

         o the issuer trustee holds Collections which represent prepayments of principal equal to the sum of the advance under the loan redraw facility and all amounts specified in clauses first through fourth of the Principal Collections Waterfall which are accrued but not due and payable.

         The manager must ensure that:

         o the form of documentation to provide any loan redraw facility is approved by the applicable mortgage insurer; and

         o the provision of any loan redraw facility is made in accordance with any relevant terms of the applicable mortgage insurance policy.

APPLICATION OF REALIZED LOSSES

      A REALIZED LOSS, with respect to a housing loan, will arise if:

         o the total amount recovered and recoverable under the mortgage insurance policy in respect of such housing loan; plus

         o any damages or other amounts payable under or in respect of the master trust deed, the supplementary bond terms notice or the mortgage origination and management agreement relating to such housing loan;

is less than the Outstanding Principal Balance of such housing loan.

         On each payment date on which the manager determines that the aggregate amount of Realized Losses for the related Calculation Period exceeds the funds available on such payment date to reimburse such Realized Losses under the Interest Collections Waterfall, the manager must do the following, on and with effect on such payment date:

         o reduce pro rata as between themselves the Outstanding Principal Balance of the Class B notes by the amount of that excess until the Outstanding Principal Balance of the Class B notes is zero; and

         o if the Outstanding Principal Balance of the Class B notes is zero and any amount of that excess has not been applied under the preceding paragraph, reduce pro rata and ratably as between the Class A notes and any redraw funding facilities with respect to the balance of the deficiency,

              o ratably as between such of the Class A notes, the Outstanding Principal Balance of the Class A notes by the amount of the remaining deficiency until the Outstanding Principal Balance of the Class A notes is zero; and

              o ratably as between each redraw funding facility, the Redraw Principal Outstanding of the redraw funding facilities by the amount of the remaining deficiency until the Redraw Principal Outstanding under each redraw funding facility is zero.

PAYMENTS INTO US$ ACCOUNT


         The principal paying agent shall open and maintain a non-interest bearing US$ trust account, into which the currency swap provider shall deposit amounts denominated in US$. The issuer trustee shall direct the currency swap provider to pay all amounts denominated in US$ payable to the issuer trustee by the currency swap provider under the currency swap into the US$ account or to the principal paying agent on behalf of the issuer trustee. If any of the issuer trustee or the manager receives any amount denominated in US$ from the currency swap provider under the currency swap, they must also promptly pay that amount to the credit of the US$ account or to the principal paying agent.


PAYMENTS OUT OF US$ ACCOUNT


         On each payment date, the issuer trustee acting at the direction of the manager, or the principal paying agent on its behalf, will distribute from the US$ account the relevant amounts of principal and interest due in respect of each Class A note in accordance with the note trust deed and the order of priority described in "Description of the Class A Notes--Interest Collections--Distribution of Interest Collections" and "Description of the Class A Notes--Principal Distributions".


THRESHOLD RATE

         In exercising its powers and performing its obligations under the master trust deed, the manager must at all times ensure that, to the extent that the issuer trustee is entitled to do so under the terms of the housing loans, the rate of interest payable on or in respect of the housing loans comprised in the assets of the fund is changed from time to time so that:

        o on the assumption that all parties to all of the transaction documents and all issuers of Authorized Investments from time to time included in the assets of the fund have complied and will at all times comply in full with their respective obligations under those transaction documents and Authorized Investments; and

        o   having regard to:

            o  the terms of the transaction documents;

            o the terms of the housing loans included in the assets of the fund;

            o  the anticipated Expenses of the fund;

            o  the amount of the cash collateral in the cash collateral account;

            o  all other information available to the manager;

            o  the Benchmark Rate from time to time; and

            o any mismatch between the time at which the Benchmark Rate is determined and the time at which the rate of interest payable on or in respect of housing loans included in the assets of the fund may be reset, the issuer trustee will have available to it at all times sufficient funds to enable it to comply with all of its obligations under the transaction documents relating to the fund as they fall due.

         Without limiting the preceding paragraph, the interest rate applicable to each fixed interest period of a housing loan must be equal to or greater than:

         o for so long as the Outstanding Principal Balance of all such housing loans is equal to or less than 20% of the Outstanding Principal Balance of all housing loans comprised in the assets of the fund, the rate expressed as a percentage, determined by the manager to be the fixed-floating rate swap rate in Australia for the period most closely approximating the term of the fixed interest period of the housing loan plus 0.80%; and

         o for so long as the Outstanding Principal Balance of all such housing loans is greater than 20% of the Outstanding Principal Balance of all housing loans comprised in the assets of the fund, such rate as agreed from time to time between the manager and such designated rating agency.

         Ordinarily, the manager will only change the interest rate on a housing loan in the fund on a payment date.

         In addition, in order to maintain the assigned rating by each rating agency of the Class A notes or Class B notes and to comply with the provisions relating to the threshold rate detailed above, the manager may direct the issuer trustee to increase the amount of the principal outstanding under the payment funding facility as set forth under the caption "Description of the Transaction Documents--Payment Funding Facility".

THE SWAP PROVIDERS

         At the date of this prospectus the manager and the issuer trustee have arrangements in place with each of the following fixed-floating rate swap providers for the provision of fixed-floating rate swaps.

CREDIT SUISSE FIRST BOSTON INTERNATIONAL

         Credit Suisse First Boston International (CSFBi) was incorporated in England under the Companies Act 1985 on May 9, 1990 with registered no. 2500199 and was re-registered as unlimited under the name "Credit Suisse Financial Products" on July 6, 1990. Its registered office and principal place of business is at One Cabot Square, London E14 4QJ. CSFBi is an authorized institution under the Banking Act 1987 and is regulated by The Financial Services Authority.

With effect from March 27, 2000, Credit Suisse Financial Products was renamed "Credit Suisse First Boston International". This change was a renaming only.

         CSFBi is an unlimited company and, as such, its shareholders have joint, several and unlimited obligation to meet any insufficiency in the assets of CSFBi in the event of its liquidation. CSFBi's ordinary voting shares are owned, as to 56 percent by Credit Suisse First Boston, as to 24 percent by Credit Suisse First Boston (International) Holding AG and, as to 20 percent by Credit Suisse Group. CSFBi commenced business on July 16, 1990. Its principal business is banking, including the trading of derivative products linked to interest rates, equities foreign exchange, commodities and credit.

         CSFBi has been assigned a senior unsecured debt rating of "AA-" by Standard & Poor's Rating Group, a division of The McGraw-Hill Companies, Inc., a senior debt rating of "Aa3" by Moody's Investors Service, Inc. and a long-term rating of "AA-" by Fitch Ratings, IBCA, Duff & Phelps.

DEUTSCHE BANK AG, SYDNEY BRANCH

         Deutsche Bank AG, Sydney Branch will be one of the fixed-floating rate swap providers. Deutsche Bank AG, Sydney Branch, is a branch of Deutsche Bank AG. Deutsche Bank AG is registered as a foreign company in Australia and is authorized under the Banking Act of Australia 1959 to carry on banking business in Australia.


         The long-term unsecured debt of Deutsche Bank AG has been assigned a rating of "Aa3" by Moody's and "AA-" by Fitch Ratings and Standard & Poor's. As of September 19, 2002, Moody's placed a "negative outlook" on the long-term senior debt rating assigned to Deutsche Bank AG by Moody's. The business address of Deutsche Bank AG, Sydney Branch is Level 18, 225 George Street, Sydney, New South Wales, Australia.


NATIONAL AUSTRALIA BANK LIMITED

         National Australia Bank Limited, together with its controlled entities (collectively, "the National"), is an international financial services group providing a comprehensive and integrated range of financial products and services across four continents and 15 countries. Globally, as at September 30, 2001, the National had:

         o  Total balance sheet assets of A$375 billion;

         o  A$64 billion in assets under management and administration;

         o  A$345 billion in assets under custody and administration; and

         o More than 8.2 million banking customers and 2.8 million wealth management clients.

         The National is the largest financial services institution listed on the Australian Stock Exchange and in the July 2001 edition of Fortune 500 was listed as the 20th largest financial services company in the world by profitability and 47th by revenues.

         As well as continuing to grow its core banking business, the National has also concentrated on developing wealth management activities within its various regional markets to improve the quality and sustainability of earnings.

         As of May 30, 2002, the National has a long term credit rating of "AA" from each of Standard & Poor's Rating Group and Fitch Ratings and "Aa3" from Moody's Investor Service, Inc. and a short term credit rating of A1+ from S&P, F1+ from Fitch Ratings and P-1 from Moody's.

         The National is licensed in Australia under the Banking Act of 1959 and operates under the requirements of the Corporations Act 2001 of Australia. The Australian banking activities of the National come under the regulatory supervision of the Australian Prudential Regulatory Authority.

UBS AUSTRALIA LIMITED


         UBS Australia Limited (UBSAL) will be one of the fixed-floating rate swap providers. UBSAL is one of the main operating entities of the UBS Warburg financial services group in Australia. The UBS Warburg group in Australia operates through a number of subsidiaries with activities including corporate finance, equities, debt and fixed income, derivatives and lending. The activities of UBSAL include financing the activities of the UBS Warburg group within Australia, lending and entering into derivative transactions.

         UBSAL is a subsidiary of UBS AG. Its obligations under the fixed-floating rate swap are guaranteed by UBS AG, under a guarantee and indemnity dated January 14, 1998 in favor of Perpetual Trustee Company Limited. UBS AG has long-tem credit ratings of AA+ by Standard & Poor's Ratings Group, Aa2 by Moody's and AAA from Fitch Ratings. UBS AG has short-term credit ratings of A1+ by Standard & Poor's, P1 by Moody's and F1+ by Fitch Ratings.

         UBS AG was formed in June 1998 from the merger between Union Bank of Switzerland, created in 1912 from the merger of two regional Swiss banks, and Swiss Bank Corporation, founded in 1872. The integrated investment banking business operates worldwide under the name UBS Warburg.

         UBS reported a Group operating profit before tax of CHF 6,718 million for the 2001 financial year. After a tax expense of CHF 1,401 million and minority interests, net profit was CHF 4,973 million. As of December 31, 2001, total assets were CHF 1,253,297 million and shareholders' equity CHF 43,530 million.


THE FIXED-FLOATING RATE SWAPS

         The issuer trustee has entered into swaps governed by an ISDA Master Agreement, as amended by a supplementary schedule, amending deeds and confirmed by written confirmations, with each fixed-floating rate swap provider to hedge the interest rate risk between the interest rate on the fixed rate housing loans and the floating rate obligations of the fund, including the interest due on the notes. The fixed-floating rate swaps will cover the housing loans which bear a fixed rate of interest as of the closing cut-off date and those variable rate housing loans which at a later date convert to a fixed rate of interest.

         The issuer trustee will pay the relevant fixed-floating rate swap provider on each payment date an amount equal to the sum of the principal balance of each of the housing loans, including housing loans that are delinquent, which is subject to a fixed rate of interest at the beginning of the Calculation Period immediately preceding that payment date, multiplied by the weighted average of those fixed rates of interest (net of any margin charged on those housing loans) at the beginning of that Calculation Period times the actual number of days in the Calculation Period divided by

365. The issuer trustee will also pay the fixed-floating rate swap provider all prepayment fees recovered from borrowers on termination of fixed rate loans received during the related Calculation Period. To the extent that any break costs payable under the fixed-floating rate swaps in circumstances where mortgages are prepaid (including upon default) prior to the fixed rate maturity date are not covered by such prepayment fees recovered from the borrowers, a drawing will be made on the payment funding facility to cover such break costs, and such amounts will be paid to the relevant fixed-floating rate swap provider.

         The issuer trustee will receive from the fixed-floating rate swap providers an amount equal to the principal balance of each of the housing loans which is subject to a fixed rate of interest at the beginning of the Calculation Period immediately preceding that payment date multiplied by the Benchmark Rate times the actual number of days in the Calculation Period (or part thereof where housing loans do not bear a fixed rate of interest for the full Calculation Period) divided by 365. The terms of the fixed-floating rate swaps allow for netting of swap payments.

         The fixed-floating rate swaps commence on the date specified in the relevant confirmation and terminate on the final maturity date of the notes, unless otherwise agreed or terminated earlier in accordance with the fixed-floating rate swaps.

TERMINATION BY THE FIXED-FLOATING RATE SWAP PROVIDER

         Each fixed-floating rate swap provider shall have the right to terminate its fixed-floating rate swap in the following circumstances:

         o If the issuer trustee fails to make a payment under that fixed-floating rate swap within ten business days of its due date;

         o An Insolvency Event under the security trust deed occurs with respect of the issuer trustee unless the fixed-floating rate swap is assigned to an acceptable third party so as not to cause a reduction in the rating of the notes within thirty days of that event;


         o If due to a change in law it becomes illegal for the issuer trustee to make or receive payments or comply with any other material provision of a fixed-floating rate swap, each fixed-floating rate swap requires such party to make efforts to transfer its rights and obligations to another office or another affiliate to avoid this illegality, so long as the transfer would not result in a downgrade or withdrawal of the rating of the notes. If those efforts are not successful, then the fixed-floating rate swap provider will have the right to terminate its fixed-floating rate swap; or

         o Each fixed-floating rate swap provider has the limited right to terminate its fixed-floating rate swap where, due to an action of a taxing authority or a change in tax law, it is required to gross-up payments or receive payments from which amounts have been withheld, but only if all of the notes will be redeemed at their Invested Amount or, if the noteholders have so agreed, a lesser amount, plus, in each case, accrued interest.


TERMINATION BY THE ISSUER TRUSTEE

         The issuer trustee will have the right to terminate a fixed-floating rate swap in the following circumstances:

         o Where the fixed-floating rate swap provider fails to make a payment under its fixed- floating rate swap within ten business days of its due date;

         o An Insolvency Event under the security trust deed occurs in respect of the fixed-floating rate swap provider;


         o If due to a change in law it becomes illegal for the fixed-floating rate swap provider to make or receive payments or comply with any other material provision of its fixed-floating rate swap, each fixed-floating rate swap requires such party to make efforts to transfer its rights and obligations to another office or another affiliate to avoid this illegality, so long as the transfer would not result in a downgrade or withdrawal of the rating of the notes. If those efforts are not successful, then the issuer trustee will have the right to terminate;


         o If the issuer trustee becomes obligated to make a withholding or deduction in respect of the Class A notes and the Class A notes are redeemed as a result (and the issuer trustee is the affected party); or

         o If the fixed-floating rate swap provider breaches provisions of the fixed-floating rate swap relating to a rating downgrade.

         The issuer trustee may only terminate a fixed-floating rate swap with the prior written consent of the Class A note trustee. Each party may terminate a fixed-floating rate swap only after consulting with the other party as to the timing of the termination. The issuer trustee will exercise such right to terminate at the direction of the manager. Each fixed-floating rate swap provider acknowledges the appointment of the manager as manager of the fund and may exercise or satisfy any of the issuer trustee's rights or obligations under the fixed-floating rate swaps including entering into and monitoring transactions and executing confirmations.

FIXED-FLOATING RATE SWAP DOWNGRADE EVENTS

UBS Australia Limited (as a fixed-floating rate swap provider)

If UBSAL's rating falls below:

         o    A-1+ by Standard & Poor's;

         o    Aa3 by Moody's; or

         o    F1 by Fitch Ratings

UBSAL must within 30 days of the downgrade:

         o replace itself with a party rated AAA or A-1+ by Standard & Poor's, Aaa or P-1 by Moody's or A or F1 by Fitch Ratings subject to the same downgrade provisions; or

         o provide cash collateral sufficient to ensure the rating of the notes is not adversely affected. The cash collateral must be provided within 5 days if UBSAL ceases to be rated or is downgraded below A-1 by Standard & Poor's, below Aa3 by Moody's or below F1 by Fitch Ratings.

Credit Suisse First Boston (CSFBi) (as a fixed-floating rate swap provider)
---------------------------------------------------------------------------

If CSFBi's rating falls below:

         o a long term credit rating of at least AA- or short term credit rating of at least A-1+ by Standard & Poor's;

         o    a long term credit rating of at least A2 by Moody's; or

         o a long term rating of at least A or short term rating of at least F1 by Fitch Ratings,

and, in the case of Moody's or Fitch Ratings such a downgrade would, except for this clause, adversely affect the rating of the notes,

CSFBi shall within:

         o 30 Banking Days of a downgrade of its long term credit rating by Standard & Poor's to not lower than A- together with a downgrade of its short term credit rating by Standard & Poor's to not lower than A-1, or the downgrade of its long term credit rating by Moody's to not lower than A3, or a downgrade of its long term credit rating by Fitch Ratings to not lower than A or short term rating to not lower than F1; or

         o    5 Banking Days of any other such withdrawal or downgrade;

or, in either case, such greater period as is agreed to in writing by the relevant rating agency, at its cost and at its election:

         o in the situation described in bullet point one above only, lodge a cash collateral amount in the A$ with an Approved Bank in Australia; or

         o enter into an agreement novating the fixed-floating rate swap to a replacement counterparty proposed by any of CSFBi, the issuer trustee or the manager, if any, and which each rating agency has confirmed will result in there not being a withdrawal or downgrade of any credit rating assigned by it to the notes; or

         o enter into such other arrangements which each rating agency has confirmed will result in there not being a withdrawal or downgrade of any credit rating assigned by it to the notes.

         In this section, APPROVED BANK means a bank which has a short term rating of at least A-1+ from Standard & Poor's, P-1 from Moody's and F1 from Fitch Ratings.

National Australia Bank Limited (as a fixed-floating rate swap provider)
------------------------------------------------------------------------

FIRST DOWNGRADE: If the National's rating falls below:

         o    A+ long term rating or A-1 short term rating by Standard & Poor's;

         o    A2 long term rating or P-1 short term rating by Moody's; or

         o A long term rating or F1 short term rating by Fitch Ratings, the National must within 5 days of the downgrade lodge a cash collateral amount in A$ for each outstanding transaction provided that Moody's has confirmed that the rating assigned to the notes will not be adversely affected by such collateral arrangements.

SECOND DOWNGRADE: If the National's rating falls to or below:

         o    A-2 short term rating by Standard & Poor's;

         o    P2 short term rating by Moody's; or

         o    F2 short term rating by Fitch Ratings,

the National must within 5 days of the downgrade replace itself with a swap provider rated AAA or A-1 by Standard & Poor's, P-1 by Moody's and F1 by Fitch Ratings. Until a replacement swap provider is arranged, the National will continue to lodge cash collateral amounts with a bank which has a short term rating of at least A-1 (Standard & Poor's), P-1 (Moody's) and F1 (Fitch Ratings).

Deutsche Bank AG (Sydney Branch) (as a fixed-floating rate swap provider)
-------------------------------------------------------------------------

If Deutsche Bank AG (Sydney Branch) ratings fall below at least:

         o    A1 short term rating by Standard & Poor's;

         o    A1 long term rating by Moody's; or

         o    F1 short term rating by Fitch Ratings,

Deutsche Bank AG (Sydney Branch) must within 30 days of the downgrade:

         o enter into an agreement in support of the obligations under the fixed-floating rate swap provided that each rating agency has confirmed that the rating assigned to the notes by it will not be adversely affected by the downgrade following such collateral arrangements; or

         o transfer all rights and obligations in respect of the fixed-floating rate swap to a replacement counterparty whose unsecured and unsubordinated debt obligations have a short term rating of at least A1 by Standard & Poor's, a long term rating of at least A1 by Moody's and a short term rating of at least F1 by Fitch Ratings or a long term rating of A by Fitch Ratings; or

         o procure that its obligations with respect to the fixed-floating rate swap are guaranteed by a third party whose unsecured and unsubordinated debt obligations have a short term rating of at least A1 by Standard & Poor's, a long term rating of at least A1 by Moody's and a short term rating of at least F1 by Fitch Ratings or a long term rating of A by Fitch Ratings.


         o where Deutsche Bank AG (Sydney Branch) procures a replacement counterparty in accordance with the above, each party to the fixed-floating rate swap will do all things reasonably necessary to novate the relevant rights and obligations to the replacement counterparty.

         o if, at any time, Deutsche Bank AG (Sydney Branch) transfers it rights and obligations under the fixed-floating rate swap in accordance with the above, Deutsche Bank AG (Sydney Branch) shall be immediately entitled to any collateral which it has provided under any collateral agreement contemplated above.

         o the issuer trustee may only make withdrawals from any account into which collateral is provided by Deutsche Bank AG (Sydney Branch) (the Collateral Account) if directed to do so by the manager and then only for the purpose of:

                  o transferring obligations under the fixed-floating rate swap in accordance with the above;

                  o refunding to Deutsche Bank AG (Sydney Branch) any excess in the amount of any collateral deposited to the Collateral Account over the amount Deutsche Bank AG (Sydney Branch) is required to maintain under any collateral agreement contemplated above;

                  o withdrawing any amount which has been incorrectly deposited into the Collateral Account;

                  o paying bank accounts debit tax or other equivalent taxes payable in respect of the Collateral Account; or

                  o funding the amount of any payment due to be made by Deutsche Bank AG (Sydney Branch) under the fixed-floating rate swap following the failure by Deutsche Bank AG (Sydney Branch) to make that payment.

            The manager must direct the issuer trustee to, and the issuer trustee must, refund or pay to Deutsche Bank AG (Sydney Branch) as described above as soon as such refund or payment is possible.

         o all interest on the Collateral Account will accrue and be payable monthly to Deutsche Bank AG (Sydney Branch).


TERMINATION PAYMENTS

         On the date of termination of a fixed-floating rate swap, a termination payment will be due from the issuer trustee to the relevant fixed-floating rate swap provider or from the relevant fixed-floating rate swap provider to the issuer trustee. The termination of a fixed-floating rate swap is not an event of default under the security trust deed.

         The termination payment in respect of a fixed-floating rate swap will be determined on the basis of quotations from four leading dealers in the relevant market selected by the non-defaulting party to enter into a replacement transaction that would have the effect of preserving the economic equivalent of any payment that would, but for the early termination, have been required under the terms of the fixed-floating rate swap.

NO JOINTLY SUPPORTED OBLIGATIONS

         The obligations of each fixed-floating rate swap provider under its fixed-floating rate swap are separate and several from the obligations of the other fixed-floating rate swap provider under the other fixed-floating rate swap.

NEW FIXED-FLOATING RATE SWAP PROVIDERS

         The issuer trustee, at the direction of the manager, may in the future enter into fixed-floating rate swaps with new fixed-floating rate swap providers provided that each new fixed-floating rate swap provider has at least the minimum credit rating specified by each rating agency, if any, in order to provide such fixed-floating rate swaps to the fund.

THE CURRENCY SWAP

         Collections on the housing loans and receipts under the fixed-floating rate swap will be denominated in Australian dollars. However, the payment obligations of the issuer trustee on the Class A notes are denominated in United States dollars. To hedge this currency and interest rate exposure, the issuer trustee will enter into a currency swap agreement with the currency swap provider.


         The currency swap will be governed by a standard form ISDA Master Agreement, as amended by a supplementary schedule and confirmed by a written confirmation.

         Under the currency swap, the issuer trustee will pay to the currency swap provider on each payment date an amount in Australian dollars equal to that portion of Principal Collections to be paid to the noteholders as a payment of principal on the Class A notes as described in "Description of the Class A Notes--Principal Distributions," and the currency swap provider is required to pay to, or at the direction of, the issuer trustee an amount denominated in United States dollars which is equivalent to such Australian dollar payment. The equivalent United States dollar payment will be calculated using an exchange rate of US$0.544=A$1.00, which is fixed for the term of the currency swap.


         In addition, under the currency swap, on each payment date the issuer trustee will pay to the currency swap provider the A$ Class A Interest Amount which is calculated based on the Benchmark Rate and the currency swap provider will pay to the principal paying agent an amount equal to the interest payable in US$ to the Class A noteholders, which is calculated based on LIBOR.

         If on any payment date, the issuer trustee does not or is unable to make the full floating rate payment, the US$ floating rate payment to be made by the currency swap provider on such payment date will be reduced by the same proportion as the reduction in the payment from the issuer trustee.

         The purchase price for the notes will be paid by investors in United States dollars, but the consideration for the purchase by the issuer trustee of title to the housing loans will be in Australian dollars. On the closing date, the issuer trustee will pay to the currency swap provider the net proceeds of the issue of the notes in United States dollars. In return the issuer trustee will be paid by the currency swap provider the A$ Equivalent of that United States dollar amount.

TERMINATION BY THE CURRENCY SWAP PROVIDER

         The currency swap provider shall have the right to terminate the currency swap in the following circumstances:

         o if the issuer trustee fails to make a payment under the currency swap within ten business days of its due date;


         o an Insolvency Event under the security trust deed occurs with respect to the issuer trustee in its personal capacity, unless the currency swap is novated to an acceptable third party so as not to cause a reduction or withdrawal of the rating of the notes within thirty business days of that event;


         o if due to a change in law it becomes illegal for the issuer trustee to make or receive payments or comply with any other material provision of the currency swap, the currency swap requires such party to make efforts to transfer its rights and obligations to another office or another affiliate to avoid this illegality, so long as the transfer would not result in a downgrade or withdrawal of the rating of the notes. If those efforts are not successful, then the currency swap provider will have the right to terminate the currency swap. These provisions relating to termination following an illegality have been modified so that they are not triggered by the introduction of certain exchange controls by any Australian government body;


         o the currency swap provider has the limited right to terminate where, due to an action of a taxing authority or a change in tax law, it is required to gross-up payments or receive payments from which amounts have been withheld, but only if all of the notes will be redeemed at their Invested Amount or, if the noteholders have so agreed, at a lesser amount, plus accrued interest to (but excluding) the date of redemption; or

         o where the security trustee enforces the security trust deed and declares the Class A notes immediately due and payable (and the issuer trustee is the affected party) following an event of default thereunder.


TERMINATION BY THE ISSUER TRUSTEE

         The issuer trustee will have the right to terminate the currency swap in the following circumstances:

         o where the currency swap provider fails to make a payment under the currency swap within ten business days of its due date or the currency swap provider becomes insolvent or merges into another entity without the entity properly assuming responsibility for the obligation of the currency swap provider under the currency swap;

         o an Insolvency Event under the security trust deed occurs in respect of the currency swap provider;

         o if due to a change in law it becomes illegal for the currency swap provider to make or receive payments or comply with any other material provision of the currency swap, the currency swap requires such party to make efforts to transfer its rights and obligations to another office or another affiliate to avoid this illegality, so long as the transfer would not result in a downgrade or withdrawal of the rating of the notes. If those efforts are not successful, then the issuer trustee will have the right to terminate. These provisions relating to termination following an illegality have been modified so that they are not triggered by the introduction of certain exchange controls by any Australian government body;

         o if the issuer trustee becomes obligated to make a withholding or deduction in respect of the Class A notes and the Class A Notes are redeemed as a result; or

         o if the currency swap provider breaches provisions of the currency swap related to a rating downgrade.

         The issuer trustee may only terminate the currency swap with the prior written consent of the Class A note trustee. Each party may terminate the currency swap only after consulting with the other party as to the timing of the termination. The issuer trustee will exercise its right only on the instructions of the note trustee and only after consultation between the currency swap provider and the note trustee. The currency swap provider acknowledges the appointment of the manager as manager of the fund and may exercise or satisfy any of the issuer trustee's rights or obligations under the currency swap including entering into and monitoring transactions and executing confirmations.

CURRENCY SWAP DOWNGRADE


         If, as a result of the withdrawal or downgrade of its credit rating by any of the relevant designated rating agencies, the currency swap provider (or any applicable assignee or guarantor) has (a) a long-term credit rating of less than AA- by Standard & Poor's and a short-term credit rating of less than A-1+ by Standard & Poor's, or (b) a long-term credit rating of less than A2 by Moody's and a short term credit rating of less than P-1 by Moody's or (c) a long-term credit rating of less than AA- by Fitch Ratings and a short term credit rating of less than F1+ by Fitch Ratings, and the issuer does not receive written affirmation of the then current rating of the Class A notes, the currency swap provider must at its cost and within five local business days (or 30 local business days if the downgrade is no less than a long-term credit rating of A- by Standard & Poor's and a short-term credit rating of A-1 by Standard & Poor's and a long-term credit rating of A3 by Moody's and a long-term credit rating of A- by Fitch and a short-term credit rating of F1 by Fitch) of the downgrade:

         o enter into an agreement in support of the obligations under the currency swap provided that each rating agency has confirmed that the rating assigned to the notes by it will not be adversely affected by the downgrade following such collateral arrangements; or

         o transfer all rights and obligations in respect of the currency swap to a replacement counterparty whose unsecured and unsubordinated debt obligations have a long term rating of at least AA- by Standard & Poor's and a short term rating of at least A-1+ by Standard & Poor's, a long term rating of at least A2 by Moody's and a short term rating of at least P-1 by Moody's, or a long term rating of at least AA- by Fitch Ratings and a short term rating of at least F1+ by Fitch Ratings; or


         o procure that its obligations with respect to the currency swap are guaranteed by a third party resident outside Australia whose unsecured and unsubordinated debt obligations have a long term rating of at least AA- by Standard & Poor's and a short term rating of at least A-1+ by Standard & Poor's, a long term rating of at least A2 by Moody's and a short term rating of at least P-1 by Moody's, or a long term rating of at least AA- by Fitch Ratings and a short term rating of at least F1+ by Fitch Ratings; or

         o enter into such other arrangements which each designated rating agency has confirmed will result in there not being a withdrawal or downgrade of any credit rating assigned by it to the notes.

         o where the currency swap provider transfers its rights and obligations under the currency swap to a replacement counterparty in accordance with the above, the issuer trustee, at the direction of the manager, and each party to the currency swap will do all things reasonably necessary, at the cost of the currency swap provider, to novate the relevant rights and obligations to the replacement counterparty.

         o if, at any time, the currency swap provider transfers its rights and obligations under the currency swap in accordance with the above, the currency swap provider shall be immediately entitled to any collateral which it has provided under any collateral agreement contemplated above (less any amount withdrawn in accordance with the above).

         o the issuer trustee may only make withdrawals from any account into which collateral is provided by the currency swap provider (the Collateral Account) if directed to do so by the manager and then only for the purpose of:

                  o transferring obligations under the currency swap in accordance with the above (including any costs of obtaining a replacement counterparty);

                  o refunding to the currency swap provider any excess in the amount of any collateral deposited to the Collateral Account over the amount the currency swap provider is required to maintain under any collateral agreement contemplated above;

                  o withdrawing any amount which has been incorrectly deposited into the Collateral Account;

                  o paying bank accounts debit tax or other equivalent taxes payable in respect of the Collateral Account; or


                  o funding the amount of any payment due to be made by the currency swap provider under the currency swap following the failure by the currency swap provider to make that payment.


            The manager must direct the issuer trustee to, and the issuer trustee must, refund or pay to the currency swap provider the amount of any payment which may be made to the currency swap provider as described above as soon as such refund or payment is possible.

         o all interest on the Collateral Account will accrue and be payable monthly to the currency swap provider providing the amount deposited to the Collateral Account is not less than the amount the currency swap provider is required to maintain under the collateral agreement contemplated above.

TERMINATION PAYMENTS

         On the date of termination of the currency swap, a termination payment will be due from the issuer trustee to the currency swap provider or from the currency swap provider to the issuer trustee. The termination of a currency swap is not an event of default under the security trust deed.

         The termination payment in respect of a currency swap will be determined on the basis of quotations from four leading dealers in the relevant market selected by the non-defaulting party to enter into a replacement transaction that would have the effect of preserving the economic equivalent of any payment that would, but for the early termination, have been required under the terms of the currency swap.

REPLACEMENT OF THE CURRENCY SWAP


         If the currency swap or any transaction under the currency swap is terminated, the issuer trustee must, (subject to bullet points 4 and 5 below) at the direction of the manager, enter into one or more replacement currency swaps which replace the currency swap, but only on the condition that:


         o the termination payment, if any, which is payable by the issuer trustee to the currency swap provider on termination of the currency swap or any transaction under the currency swap will be paid in full when due in accordance with the supplementary bond terms notice and the currency swap;


         o the rating agencies confirm that such replacement currency swap will not cause a reduction or a withdrawal of the ratings of the Class A notes;


         o the liability of the issuer trustee under that replacement currency swap is limited to at least the same extent that its liability is limited under the currency swap; and

         o the terms of the replacement currency swap are acceptable to the issuer trustee acting reasonably and taking into account the interests of the noteholders.

         If the preceding conditions are satisfied, the issuer trustee must, at the direction of the manager, enter into the replacement currency swap, and if it does so, it must:

         o direct the provider of the replacement currency swap to pay any up front premium to enter into the replacement currency swap due to the issuer trustee directly to the currency swap provider in satisfaction of and to the extent of the issuer trustee's obligation to pay the termination payment to the currency swap provider as referred to in the first bullet point. To the extent that such premium is not greater than or equal to the termination payment, the balance must be paid by the issuer trustee as an Expense of the fund; or

         o if the issuer trustee enters into a replacement currency swap in accordance with the above, the issuer trustee must direct the currency swap provider to pay any termination payments payable to the issuer trustee directly to the provider of the replacement currency swap as payment of and to the extent of any premium payable by the issuer trustee to enter into the replacement currency swap in satisfaction of and to the extent of the currency swap provider's obligation to pay a termination payment to the issuer trustee.

CURRENCY SWAP PROVIDER

         The currency swap provider will be Deutsche Bank AG, acting through its New York Branch.


         Deutsche Bank AG, New York Branch (the "Branch"), a branch of Deutsche Bank Aktiengesellschaft ("Deutsche Bank AG"), was established in 1978 and is licensed by the New York Superintendent of Banks. Its office is currently located at 31 West 52nd Street, New York, NY 10019. The Branch is examined by the New York State Banking Department and is subject to the banking laws and regulations applicable to a foreign bank that operates a New York branch. The Branch is also examined by the Federal Reserve Bank of New York.


         Pursuant to the law on the Regional Scope of Credit Institutions, Deutsche Bank, the predecessor to Deutsche Bank AG founded in 1870, was split into three regional banks in 1952. The present day Deutsche Bank AG originated from the merger of Norddeutsche Bank Aktiengesellschaft, Hamburg, Deutsche Bank Aktiengesellschaft West, Dusseldorf and Suddeutsche Bank Aktiengesellschaft, Munich. The merger and the name were entered in the Commercial Register of the District Court, Frankfurt am Main, on May 2, 1957. Deutsche Bank AG is a banking company with limited liability incorporated under the laws of Germany under registration number HRB 30 000. Deutsche Bank AG has its registered office at Taunusanlage 12, D 60325 Frankfurt am Main.

         Deutsche Bank AG is the parent company of a group consisting of banks, capital market companies, fund management companies, mortgage banks and a property finance company, installment financing and leasing companies, insurance companies, research and consultancy companies and other domestic and foreign companies (the '"Deutsche Bank Group"). Deutsche Bank Group has over 2,150 branches and offices engaged in banking business and other financial business worldwide.

         The objectives of Deutsche Bank AG, as laid down in its Articles of Association, are the transaction of banking business of every kind, the provision of financial and other services and the promotion of international economic relations. Deutsche Bank AG may realize these objectives itself or through subsidiaries and affiliated companies. To the extent permitted by law, Deutsche Bank AG is entitled to transact all business and to take all steps which appear likely to promote its objectives, in particular to acquire and dispose of real estate, to establish branches at home and abroad, to acquire, administer and dispose of interests in other enterprises, and to conclude enterprise agreements.

         As of December 31, 2001, the subscribed share capital of Deutsche Bank AG amounted to [C]1,591,215,221.76 consisting of 621,568,446 shares of no par value. The shares are fully paid up and in registered form. The shares are listed for trading and official quotation on all the German Stock Exchanges. They are also listed on the Stock Exchanges in Amsterdam, Antwerp, Brussels, London, Luxembourg, New York, Paris, Tokyo, Vienna and the Swiss Stock Exchange.


         The long-term senior debt of Deutsche Bank AG has been assigned a rating of AA- by S&P, Aa3 by Moody's and AA- by Fitch Ratings. As of September 19, 2002, Moody's placed a "negative outlook" on the long-term senior debt rating assigned to Deutsche Bank AG by Moody's. The short-term senior debt of Deutsche Bank AG has been assigned a rating of A-1+ by

S&P, P-1 by Moody's and F1+ by Fitch Ratings. A credit rating may be subject to revision, suspension or withdrawal at any time by the rating organization.


         As of December 31, 2001, based on general accepted accounting principles in the United States, Deutsche Bank Group had total assets of $918,222 million, total liabilities of $878,029 million, total shareholder equity of $40,193 million and total Bank for International Settlements capital of $37,058 million.

         Deutsche Bank AG files reports and other information with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended. Such materials may be read and copied at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Such materials may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. In addition, Deutsche Bank AG will provide to each person to whom this prospectus is delivered, upon the request of such person, a copy of reports filed by Deutsche Bank AG in the most recent year. Written requests should be directed to:
Deutsche Bank AG, Taunusanlage 12, 60325 Frankfurt am Main, Germany, Attention:
Investor Relations. The manager accepts no responsibility for the accuracy of the information provided in any annual report or interim report of Deutsche Bank AG or any other report filed by Deutsche Bank AG with the SEC.

         Due to the nature of their business, Deutsche Bank AG and its affiliates are involved in litigation and arbitration proceedings in Germany and in a number of jurisdictions outside Germany, including the United States, arising in the ordinary course of business. While it is not feasible to predict or determine the ultimate outcome of all pending or threatened legal and regulatory proceedings, Deutsche Bank AG does not believe that the outcome of these proceedings will have a material adverse effect on its financial condition.

WITHHOLDING OR TAX DEDUCTIONS

         All payments in respect of the Class A notes will be made without any withholding or tax deduction for, or on account of, any present or future taxes, duties or charges of whatever nature unless the issuer trustee or any paying agent is required by applicable law (whether imposed by the United States, Australia or any other jurisdiction) to make any such payment in respect of the Class A notes subject to any withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature. In the event that the issuer trustee or the paying agents, as the case may be, shall make such payment after such withholding or deduction has been made, it shall account to the relevant authorities for the amount so required to be withheld or deducted. Neither the issuer trustee nor any paying agent nor the Class A note trustee will be obligated to make any additional payments to holders of the Class A notes with respect to that withholding or deduction.

REDEMPTION OF THE NOTES FOR TAXATION OR OTHER REASONS

         If the manager satisfies the issuer trustee and the Class A note trustee, immediately before giving the notice to the Class A noteholders as described in this section, that either:

         o on the next payment date the issuer trustee would be required to deduct or withhold from any payment of principal or interest in respect of the notes, the currency swap or any redraw funding facilities any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by the Commonwealth of Australia or any of its political sub-divisions or any of its authorities; or

         o the total amount payable in respect of interest in relation to the housing loans for a Calculation Period ceases to be receivable, whether or not actually received by the issuer trustee during such Calculation Period;

then the issuer trustee must, when so directed by the manager, at the manager's option, provided that the issuer trustee will be in a position on such payment date to discharge, and the manager will so certify to the issuer trustee and the Class A note trustee, all its liabilities in respect of the notes and any amounts required under the security trust deed to be paid in priority to or equal with the notes if the security for the notes were being enforced, redeem all, but not some, of the notes at their then Invested Amounts, together with accrued interest to (but excluding) the date of redemption on any subsequent payment date. Noteholders must be given notice of a redemption not more than 60 nor less than 45 days prior to the date of redemption. The Class A noteholders and the Class B noteholders may by Extraordinary Resolution elect that they do not require the issuer trustee to redeem the notes in the circumstances described in this section. The noteholders must notify the manager and the issuer trustee of their election not to require the issuer trustee to redeem the notes on or before the 21st day before the next payment date following their receipt of such proposed redemption.

REDEMPTION OF THE NOTES UPON AN EVENT OF DEFAULT

         If an event of default occurs under the security trust deed while the Class A notes or Class B notes are outstanding, the security trustee may, subject in some circumstances to the prior written consent of the Voting Secured Creditors in accordance with the provisions of the security trust deed, and will, if so directed by an Extraordinary Resolution of the Voting Secured Creditors enforce the security created by the security trust deed. That enforcement can include the sale of some or all of the housing loans. Any proceeds from the enforcement of the security will be applied in accordance with the order of priority of payments as set out in the security trust deed. See "Description of the Transaction Documents--The Security Trust Deed."

OPTIONAL REDEMPTION OF THE NOTES

         At the manager's direction, the issuer trustee must, having given not more than in the case of Class A notes, 60 nor less than 45 days' notice to the noteholders, in accordance with the applicable conditions of the notes, purchase or redeem all, but not some only, of the notes by repaying the Outstanding Principal Balance of the notes, together, in each case, with accrued interest to (but excluding) the date of repurchase or redemption, on any payment date falling on or after the earlier of:

         o the payment date on which the total Outstanding Principal Balance of all notes is equal to or less than 10% of the total initial Outstanding Principal Balance of the notes; and


         o  the payment date falling in September 2008,


provided that if the aggregate Outstanding Principal Balance of all Class A notes on such date of redemption or repurchase has been reduced by Class A Charge Offs which have not been repaid, the noteholders owning at least 75% of the aggregate Invested Amount of the Class A notes must consent to such repurchase or redemption; and provided further that the manager certifies to the issuer trustee and the Class A note trustee that the issuer trustee will be in a position on this payment date to discharge all its liabilities in respect of the notes, at their Outstanding Principal Balance, and any amounts which would be required under the security trust deed to be paid in priority to or equal with the notes if the security for the notes were being enforced.

FINAL MATURITY DATE

         The issuer trustee must pay the Outstanding Principal Balance, together with all accrued and unpaid interest in relation to each note on or by the final maturity date. The failure of the issuer trustee to pay the Outstanding Principal Balance, together with all accrued and unpaid interest within 10 Banking Days of the due date for payment will be an event of default under the security trust deed.

FINAL REDEMPTION OF THE NOTES

         Each note will be finally redeemed, and the obligations of the issuer trustee with respect to the payment of the Outstanding Principal Balance of that note must be finally discharged, upon the first to occur of:

         o the date on which the Invested Amount of the note is reduced to zero;

         o the date on which the note is redeemed as described under "--Redemption of the Notes of Taxation or Other Reasons" or "--Optional Redemption of the Notes";

         o the date upon which the relevant noteholder renounces in writing all of its rights to any amounts payable under or in respect of that note;

         o the date on which all amounts received by the Class A note trustee with respect to the enforcement of the security trust deed are paid to the principal paying agent and all amounts payable to the Class B noteholders with respect to the enforcement of the security trust deed are paid to the Class B noteholders;

         o the payment date immediately following the date on which the issuer trustee completes a sale and realization of all of the assets of the fund in accordance with the master trust deed and the supplementary bond terms notice; and

         o  the final maturity date.

TERMINATION OF THE FUND

         The fund shall continue until, and shall terminate on its Termination Date.

PRESCRIPTION

         A note will be void in its entirety if not surrendered for payment within ten years of the relevant date in respect of any payment on the note, the effect of which would be to reduce the Outstanding Principal Balance of such note to zero. The relevant date is the date on which a payment first becomes due but, if the full amount of the money payable has not been received by the principal paying agent or the Class A note trustee on or prior to that date, it means the date on which the full amount of such money having been so received and notice to that effect is duly given in accordance with the terms of the relevant note. After the date on which a note becomes void in its entirety, no claim may be made in respect of it.

VOTING AND CONSENT OF NOTEHOLDERS

         The note trust deed contains provisions for each class of noteholders to consider any matter affecting their interests. In general, the holders of a majority of the aggregate Invested Amount of the Class A notes may take or consent to any action permitted to be taken by the Class A noteholders under the note trust deed. Notwithstanding the foregoing, the consent of holders of 75% of the aggregate Invested Amount of the Class A notes shall be required to accomplish the following:

         o  modification of final maturity date;

         o alteration of principal payment payable or any alteration of the date or priority of redemption of Class A notes;

         o alteration of the interest rate or manner of payment of interest method of calculation, date of payment on the Class A notes;

         o  alteration of the currency of the Class A notes;

         o alteration of the required percentage of Invested Amount required to consent to or take action with respect to the Class A notes;

         o sanction of a compromise or arrangement proposed to be made between the issuer trustee and Class A noteholders with respect to the Class A notes;

         o assent to any modification of the provisions of the Class A notes, including the conditions or the provisions of any other transaction document;

         o discharge or exonerate the Class A note trustee from liability in respect of any act or omission for which the note trustee may have become responsible;

         o sanction a scheme or proposal for conversion of the Class A notes into shares or stock or cancellation of Class A notes;

         o direct the Class A note trustee to direct the security trustee to enforce the security under the security trust deed;

         o override any waiver by the Class A note trustee of a breach of any provisions of the transaction documents or an event of default under the security trust deed;

         o removal of the current Class A note trustee or appointment of a new Class A note trustee; and

         o approve the costs and expenses of the Class A note trustee incurred in enforcing rights under, or prosecuting lawsuits related to, the transaction documents for which the Class A note trustee is entitled to be indemnified.

REPORTS TO NOTEHOLDERS

         No later than 2 Banking Days before each payment date, the manager will, in respect of the Calculation Period ending before that payment date, deliver to the principal paying agent, the Class A note trustee and the issuer trustee, a noteholder's report containing the following information:

         o the Invested Amount and Outstanding Principal Balance of each class of notes, including the Class B notes;

         o the interest payments and principal distributions on each class of notes;

         o  the Collections;

         o  the Interest Collections;

         o  the Principal Collections;

         o  the aggregate of all redraws made during that Calculation Period;

         o the amount of funds withdrawn from the cash collateral account, if any, for that Calculation Period;

         o the balance of the cash collateral account after giving effect to all deposits and withdrawals from that account on the next payment date;

         o the aggregate amount of Realized Losses realized during the Calculation Period, if any;

         o the amount of Realized Losses, if any, during that Calculation Period allocated to each class of notes and any redraw funding facility;

         o the bond factor for each class of notes, which with respect to a class of notes, means the aggregate of the Invested Amount of the class of notes less all principal payments on that class of notes to be made on the next payment date, divided by the aggregate initial Invested Amount of that class of notes;

         o  if required, the threshold rate as of that payment date;

         o  the interest rates on the notes for the related Interest Period;

         o scheduled and unscheduled payments of principal on the housing loans;

         o aggregate Outstanding Principal Balance of the fixed rate housing loans and the aggregate Outstanding Principal Balance of the variable rate housing loans;

         o  delinquency and loss statistics with respect to the housing loans;

         o  LIBOR for the related Interest Period;

         o  the Class A Carry Over Charge Offs;

         o  the Class A Charge Offs;

         o  the Class B Carry Over Charge Offs;

         o  the Class B Charge Offs;

         o  the Redraw Charge Offs;

         o  the Carry Over Redraw Charge Offs;

         o  the Required Cash Collateral; and

         o  the current cash collateral balance.

         Unless and until definitive Class A notes are issued, beneficial owners of the Class A notes will receive reports and other information provided for under the transaction documents only if, when and to the extent provided by DTC and its participating organizations.


         Unless and until definitive notes are issued, periodic and annual unaudited reports containing information concerning the fund and the Class A notes will be prepared by the manager and sent to DTC. DTC and its participants will make such reports available to holders of interests in the notes in accordance with the rules, regulations and procedures creating and affecting DTC. However, such reports will not be sent directly to each beneficial owner while the notes are in book-entry form. Upon the issuance of fully registered, certificated notes, such reports will be sent directly to each noteholder. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The manager will file with the SEC such periodic reports as are required under the Exchange Act, and the rules and regulations of the SEC thereunder. However, in accordance with the Exchange Act and the rules and regulations of the SEC thereunder, the manager expects that the obligation to file such reports will be terminated following the end of September, 2003.


                    DESCRIPTION OF THE TRANSACTION DOCUMENTS

         The following summary describes the material terms of the transaction documents. The summary does not purport to be complete and is subject to the provisions of the transaction documents. All of the transaction documents, except for the note trust deed, are governed by the laws of New South Wales, Australia. The note trust deed is governed by the laws of New South Wales, Australia and the administration of the trust created under the note trust deed is governed by New York law. A copy of the master trust deed and the mortgage origination and management agreement and a form of each of the other transaction documents have been filed as exhibits to the registration statement of which this prospectus is a part.

TRUST ACCOUNTS

         The issuer trustee will establish and maintain the fund bank accounts with an Approved Bank. The accounts will initially be established with Westpac Banking Corporation, which has a short-term rating of F1+ from Fitch Ratings, P-1 from Moody's and A-1+ from Standard & Poor's at its office at Level 37, 120 Collins Street, Melbourne VIC 3000, Australia. Each bank account shall be opened by the issuer trustee in its name and in its capacity as trustee of the fund. These accounts will not be used for any purpose other than for the fund. These accounts will be interest bearing accounts.

         The manager shall have the discretion and duty to recommend to the issuer trustee, in writing, the manner in which any moneys forming part of the fund shall be invested in Authorized Investments and what purchases, sales, transfers, exchanges, collections, realizations or alterations of assets of the fund shall be effected and when and how the same should be effected. Each investment of moneys on deposit in the fund's accounts shall be in Authorized Investments that will mature not later than the Banking Day preceding the applicable payment date.

LIQUIDITY RESERVE

CASH COLLATERAL AMOUNT


         On the issue date, the issuer trustee, at the direction of the manager, will issue liquidity notes to the liquidity noteholders having initial face value of A$6,518,573.53 on the terms set out in a supplementary bond terms notice for liquidity notes. Any proceeds from the issue will be credited in the cash collateral account.


         The liquidity notes may be repaid from Principal Collections, but only to the extent that the aggregate Outstanding Principal Balance of all of the notes is zero or will be reduced to zero following any payments made on the relevant payment date.

         If after making all required payments on a payment date, on any payment date the amount of the cash collateral exceeds the higher of:


         o 0.25% of the aggregate Outstanding Principal Balance of the housing loans secured by the mortgages or such other amount as the manager and designated rating agencies agree from time to time; and

         o 0.03% of the total original Outstanding Principal Balance of all of the notes or such other amount as the manager and designated rating agencies agree from time to time,


the issuer trustee must (at the direction of the manager) on that payment date apply any surplus cash collateral in or towards payments to each liquidity noteholder of amounts payable under or in respect of the liquidity notes or interest payable in respect of each liquidity note in accordance with the supplementary bond terms notice relating to the liquidity notes.

         The amounts credited in the cash collateral account must be invested in Authorized Investments which are rated "AAA" or "A-1+" by Standard & Poor's, "Prime-1" or "Aaa" by Moody's and "AAA" or "F1+" by Fitch Ratings or such other rating as may be approved by the designated rating agencies and which mature not later than the day preceding the applicable payment date.

         Income from Authorized Investments comprised in cash collateral does not constitute Collections and must be credited into the cash collateral account.

USE OF CASH COLLATERAL

         If on any payment date the manager determines that Collections (other than Collections with respect to amounts applied from the cash collateral account) for the relevant Calculation Period are less than the aggregate amounts payable under clauses first through sixth of the Interest Collections Waterfall, the manager must direct the issuer trustee to apply cash collateral an amount equal to the lesser of the amount of such shortfall on such payment date and the balance of the cash collateral account which amount will then be applied to and become part of Collections available on the relevant Payment Date towards the payment of any deficiency in the order described in "Description of the Class A Notes--Interest Collections--Distribution of Interest Collections".

AMENDMENTS TO TRANSACTION DOCUMENTS

         The issuer trustee or the manager, with respect to the master trust deed or the Class A note trustee, with respect to the note trust deed or any other transaction document, may by way of supplemental deed alter, add to or modify the master trust deed, the supplementary bond terms notice, the note trust deed or any other transaction document so long as such alteration, addition or modification was effected with consent of the noteholders or residual beneficiaries as described in the following paragraph or is:

         o to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

         o necessary to comply with the provisions of any law or regulation or with the requirements of any Australian governmental agency;

         o appropriate or expedient as a consequence of an amendment to any statute or regulation or altered requirements of the government of any jurisdiction, any department, commission, office of any government or any corporation owned or controlled by any government, including, without limitation, an alteration, addition or modification which is appropriate or expedient as a consequence of the enactment of a statute or regulation or an amendment to any statute or regulation or ruling by the Australian Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to any of the SMHL funds established under the master trust deed including the fund;

         o in relation to the master trust deed, in the reasonable opinion of the issuer trustee or in relation to the note trust deed, in the reasonable opinion of the note trustee, neither prejudicial nor likely to be prejudicial to the interest of the noteholders or the residual beneficiary (in the case of the master trust deed only).

         The manager must provide a copy of all proposed amendments to any transaction document to each rating agency at least 5 Banking Days, in respect of the master trust deed or the supplementary bond terms notice, and 10 Banking Days, in respect of the note trust deed, prior to the amendment taking effect.

         Except for an alteration, addition or modification as described above, where in the reasonable opinion of the issuer trustee a proposed alteration, addition or modification to the master trust deed or the supplementary bond terms notice is prejudicial or likely to be prejudicial to the interests of the noteholders or the residual beneficiary, such alteration, addition or modification may only be effected by the issuer trustee with the prior written consent of the noteholders of the fund or of the residual beneficiary, as the case may be.


         Any modification of the note trust deed which serves to alter, add, or modify the terms and conditions of a class of notes or the provisions of any of the transaction documents, if such alteration, addition or modification is, in the reasonable opinion of the Class A note trustee, prejudicial or likely to be prejudicial to the Class A noteholders, may be made only with the sanction of Class A noteholders holding at least 75% of the aggregate Invested Amount of all Class A notes.

         The Class A note trustee may waive or authorize any breach or proposed breach of Class A notes or any of the transaction documents by the issuing trustee or determine that any condition, event or act which may constitute an event of default under the note trust deed shall not be so treated. However, this power can not be exercised by the Class A note trustee in contravention of any express direction by Class A noteholders holding at least 75% of the aggregate Invested Amount of the Class A notes.

THE ISSUER TRUSTEE

GENERAL

         The issuer trustee is appointed as trustee of the fund on the terms set out in the master trust deed and the supplementary bond terms notice. The issuer trustee has all the rights, powers and discretions over and in respect of the assets of the fund in accordance with the transaction documents. The manager is required to give to the issuer trustee all directions necessary to give effect to its recommendations and proposals, and the issuer trustee is not required to take any action unless it receives a direction from the manager. The issuer trustee has appointed CT Corporation System, 111 Eighth Avenue, 13th floor, New York, New York 10011, as its agent upon whom process may be served.

         The issuer trustee must act honestly and in good faith and comply with all relevant material laws in performance of its duties and in exercising its discretions under the master trust deed, use its best endeavors to carry on and conduct its business insofar as it relates to the master trust deed in a proper and efficient manner and to exercise such diligence and prudence as a prudent person of business would exercise in performing its express functions and in exercising its discretions under the master trust deed.

         Under the master trust deed, each noteholder and the residual beneficiary:

         o  is not entitled to:

                  o interfere with or question the exercise or non-exercise by the issuer trustee or the manager of any right or power in relation to the fund;

                  o require transfer to it of any asset of the fund or exercise any rights, powers or privileges in respect of any assets of the fund;

                  o negotiate with any mortgagor, the mortgage manager in respect of any mortgage or with any person providing a hedge or an enhancement to the fund;

                  o take any proceedings of any nature, including against the issuer trustee, the manager, the Class A note trustee, the security trustee or any former issuer trustee, manager, Class A note trustee or security trustee or in respect of the fund, except to compel compliance with the transaction documents;

         o the noteholder is only a creditor of the issuer trustee in its capacity as a trustee of the fund to the extent of the notes held by that noteholder and is not entitled to, subject to the security trust deed, any other interest in the fund;

         o any obligations of the issuer trustee to the noteholders are contractual obligations and not fiduciary obligations.

         Under the master trust deed:

         o the issuer trustee has no duty, and is under no obligation, to investigate any accounts, management, control or activities of the manager, the mortgage manager or any other person or to inquire into or in any manner question or in any manner whatsoever seek to interfere with the management, control or activities of any such person;

         o in the absence of actual knowledge to the contrary, the issuer trustee is entitled to rely conclusively on, and is not required to investigate any notice, report, certificate, calculation or representation of or by the manager or the mortgage manager.

         The issuer trustee will only be considered to have knowledge or notice of or be aware of any matter or thing if the issuer trustee has knowledge, notice or awareness of that matter or thing by virtue of the actual notice or awareness of the officers or employees of the issuer trustee who have day-to-day responsibility for the administration of the fund.

ANNUAL COMPLIANCE STATEMENT

         The manager, on behalf of the issuer trustee, will deliver to the Class A note trustee annually a written statement as to the fulfillment of the issuer trustee's obligations under the transaction documents.

DELEGATION

         In exercising its powers and performing its obligations and duties under the master trust deed, the issuer trustee may delegate any or all of the duties, powers, discretion or other functions of the issuer trustee under the master trust deed or otherwise in relation to the fund, to any person subject to any restrictions as it thinks fit; provided that the delegate is approved by the manager and a notice of delegation was given to the rating agencies.

         Except for the issuer trustee's own fraud, negligence or willful default, the issuer trustee will not be liable for any loss incurred as a result of any fraud, neglect or breach of duty by such delegate where the appointment of the delegate was made in good faith and using reasonable care, except where the delegate has acted or omitted to act at the express direction of the issuer trustee.

ISSUER TRUSTEE FEES AND EXPENSES

         The issuer trustee is entitled to a quarterly fee.

         The issuer trustee will be reimbursed out of the assets of the fund for all expenses incurred in connection with the performance of its obligations in respect of the fund, but not general overhead costs and expenses. These expenses will be the Expenses.

         These fees will be increased to take into account any liability for goods and services tax in respect of the fee. However, the fund may be entitled to a tax credit in respect of this increase.


REMOVAL OF THE ISSUER TRUSTEE

         The issuer trustee is required to retire as trustee after a direction from the manager in writing if:

         o an Insolvency Event has occurred and is continuing in relation to the issuer trustee;

         o  an issuer trustee's Default has occurred and is continuing; or

         o effective control of the issuer trustee changes or the issuer trustee merges or consolidates with another entity without the resulting merged or consolidated entity assuming all issuer trustee's obligation under the transaction document.

         If the issuer trustee fails to retire within 30 days from the notice given to it by the manager, the manager may, by a deed poll executed by the manager, remove the issuer trustee from the office of the trustee.

         The issuer trustee will bear the reasonable costs of its removal. The issuer trustee will indemnify the manager and the fund for these costs.

         The manager, subject to giving prior notice to the rating agencies, is entitled to appoint a replacement statutory trustee on removal or retirement of the issuer trustee if that appointment will not have an adverse effect on the rating of the notes. Until the appointment is completed the manager must act as issuer trustee and will be entitled to the issuer trustee's fee for the period it so acts as issuer trustee.

VOLUNTARY RETIREMENT OF THE ISSUER TRUSTEE

         The issuer trustee may resign on giving to the manager and each rating agency not less than three months' (or such other period as the manager and the issuer trustee may agree) notice in writing of its intention to do so.

         Before retirement, the issuer trustee must appoint a successor trustee who is approved by the manager (acting reasonably) and whose appointment will not have an adverse effect on the rating of the notes.

LIMITATION OF THE ISSUER TRUSTEE'S LIABILITY

         The issuer trustee will not be liable personally for any losses, costs, liabilities or claims arising from the failure to pay moneys on the due date for payment to any noteholder, residual beneficiary, the manager or any other person or for any loss howsoever caused in respect of the fund or to any noteholder, residual beneficiary, the manager or any other person, except to the extent caused by its fraud, negligence or willful default.

         The issuer trustee acts as trustee and issues the notes only in its capacity as trustee of the fund and in no other capacity. A liability arising under or in connection with the transaction documents or the fund is limited to and cannot be enforced against the issuer trustee by any person to the greater extent than the issuer trustee is entitled to recover through its rights of indemnity from the fund. Subject to the following sentence, this limitation of the issuer trustee's liability applies despite any other provision of the transaction documents and extends to all liabilities and obligations of the issuer trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the master trust deed, the notes, the conditions or the fund. Noteholders, providers of support facilities and the other parties to the transaction documents may not sue the issuer trustee in respect of liabilities incurred by it acting as trustee of the fund in any capacity other than as trustee of the fund and may not seek to have the issuer trustee wound-up, or prove in the winding-up of the issuer trustee (except in relation to the assets of the fund). The limitation will not apply to any obligation or liability of the issuer trustee if such liability arises from the issuer trustee's fraud, negligence or willful default. For these purposes a "willful default" does not include a default which arises as a result of a breach of a transaction document by any other person, other than any person for whom the issuer trustee is liable under the transaction documents, or which is required by law or a proper instruction or direction given to it by the Class A note trustee, a noteholder or Voting Secured Creditors in circumstances where they are authorized to do so.

         The master trust deed also contains other provisions which regulate the issuer trustee's liability to noteholders, other creditors and the residual beneficiary. These include, but are not limited to, the following:

         o subject to the master trust deed, the issuer trustee is not liable to any person for any losses, costs, liabilities or expenses arising out of the exercise or non-exercise of its discretion, or by the manager of its discretions, or for acting on any instructions or directions given to it;

         o the issuer trustee is not liable to any person in respect of any failure to perform or do any act or thing if such act or thing is prohibited by any law or a court judgment or if it becomes impossible or impracticable to carry out any or all of the provisions of the master trust deed, except for its own fraud, negligence or willful default; and

         o the issuer trustee is not liable for any act, omission, misconduct, oversight, error of judgment, forgetfulness or want of prudence of the manager, the mortgage manager, the Class A note trustee, any paying agent, any calculation agent, the security trustee or any other delegate or agent or other person appointed by the issuer trustee or the manager and upon whom the issuer trustee is entitled to rely under the master trust deed (other than a related company of the issuer trustee), any attorney, banker, receiver, barrister, solicitor, agent or other person acting as agent or adviser to the issuer trustee or the manager.

RIGHTS OF INDEMNITY OF ISSUER TRUSTEE

         The issuer trustee will be indemnified out of the assets of the fund against all losses and liabilities properly incurred by the issuer trustee in performing any of its duties or exercising any of its powers under the transaction documents in relation to the fund except for fraud, negligence or willful default.

         The issuer trustee is also indemnified out of the assets of the fund against certain payments it may be liable to make under the UCCC. ME also indemnifies the issuer trustee in relation to the liability under the UCCC and the issuer trustee is required to first call on the indemnity from ME before calling on the indemnity from the assets of the fund.


THE MANAGER

POWERS

         The manager will have full and complete powers of management of the fund, including the administration and servicing of the assets which are not serviced by the mortgage manager, borrowings and other liabilities of the fund and the operation of the fund.

         The issuer trustee has no duty to supervise the manager in the performance of its functions and duties, or the exercise of its discretions.

         The manager has the absolute discretion to recommend Authorized Investments to the issuer trustee and direct the issuer trustee in relation to those Authorized Investments.

DELEGATION

         The manager may, in carrying out and performing its duties and obligations contained in the master trust deed, delegate to any of the manager's officers and employees, all acts, matters and things, whether or not requiring or involving the manager's judgment or discretion, or appoint any person to be its attorney, agent, delegate or sub-contractor for such purposes and with such powers as the manager thinks fit.

MANAGER'S FEES, EXPENSES AND INDEMNIFICATION


         The manager is entitled to a fee calculated monthly and equal to up to 0.75% per annum of the aggregate Outstanding Principal Balance of the Mortgages and up to 0.25% of the aggregate value of all other Authorized Investments held by the fund on the first day of each month. The fee is payable quarterly in arrears on the first day of December, March , June and September.


         The manager will be indemnified out of the assets of the fund for any liability, cost or expense properly incurred by it in its capacity as manager of the fund, other than general overhead costs and expenses. These expenses are included in Expenses.

         These fees will be increased to take into account any liability for goods and services tax in respect of the fee. However, the issuer trustee may be entitled to a tax credit in respect of this increase.

REMOVAL OR RETIREMENT OF THE MANAGER

         The manager shall retire as the fund manager if the issuer trustee so directs in writing if an Insolvency Event has occurred and is continuing in relation to the manager or following a Manager's Default. The manager shall bear the costs of its removal after a Manager's Default. The manager has agreed to indemnify the issuer trustee and the fund for those costs.

         If the manager fails to retire within 30 days from the notice given to it by the issuer trustee, the issuer trustee may, by the deed poll executed by the issuer trustee, remove the manager from the management of the fund.

         The manager may resign only if:

         o  it proposes to cease carrying on business as a manager of the fund;

         o it gives the issuer trustee and each rating agency, a 3 months' (or such lesser period as the manager and the issuer trustee may agree) notice in writing of its intention to retire; and

         o a new manager acceptable to the issuer trustee and the rating agencies is appointed.

         On retirement or removal of the manager, the issuer trustee may appoint another manager on such terms as the issuer trustee sees fit, including the amount of the manager's fee, provided the appointment will not have an adverse effect on the ratings of the Class A notes. Until a replacement manager is appointed, the issuer trustee may act as a manager and will be entitled to the manager's fee for the period it so acts.

LIMITATION OF MANAGER'S LIABILITY

         The principal limitations on the manager's liability are set out in full in the master trust deed.

         These include the following limitations:

         o the manager will be indemnified out of the fund in respect of any liability, cost or expense properly incurred by it in its capacity as manager of the fund;

         o the manager is not liable to any person in respect of any failure to perform or do any act or thing if such act or thing is prohibited by any law or a court judgment or if it becomes impossible or impracticable to carry out any or all of the provisions of the master trust deed, except for its own fraud, negligence or willful default; and

         o subject to the master trust deed, the manager is not responsible for any act, omission, misconduct, mistake, oversight, error of judgment, forgetfulness or want of prudence the issuer trustee, the mortgage manager, the Class A note trustee, the security trustee, any paying agent, any calculation agent or any other agent or delegate appointed by the issuer trustee or the manager or on whom the manager is entitled to rely under the master trust deed (other than a related company of the manager), any attorney, auditor, banker, receiver, barrister, solicitor, agent or other person acting as agent or adviser to the issuer trustee or the manager.

THE MANAGEMENT SUPPORT DEED

         The manager will not have employees and therefore, pursuant to the management support deed, ME covenants with each of MEPM and the issuer trustee to provide MEPM, at ME's cost (but subject to payment of a fee described below) sufficient resources to enable MEPM to fully and properly perform the obligations, responsibilities and functions undertaken by MEPM under the master trust deed and any transaction document. These resources include computer systems, day-to-day funding requirements, expertise, office space, facilities and personnel. MEPM must pay out of its own funds to ME such fees as are agreed between them from time to time (not exceeding the actual amount of fees received by MEPM, as manager under the master trust deed including after satisfaction of, or provision for, all fees payable by MEPM to the mortgage manager) and at all times agreed. A default by MEPM in the payment of those fees will not entitle ME to terminate the management support deed or refuse to perform its obligations under the management support deed.

THE CLASS A NOTE TRUSTEE

         The Bank of New York will serve as the Class A note trustee. The principal corporate trust office of the Class A note trustee responsible for the administration of the fund is located at 101 Barclay Street, 21W, New York, New York 10286. The Class A note trustee will be entitled to execute any of its trusts or powers under the note trust deed either directly or through agents or attorneys providing that the use of such agent does not have an adverse effect on the ratings of the Class A notes. The Class A note trustee and every other person properly appointed by it under the note trust deed will be entitled to indemnification from the assets of the fund against all loss, liability, expense costs, damages, actions, proceedings claims and demands incurred by, or made against, the Class A note trustee in connection with its execution of the funds under the note trust deed, provided that the indemnification will not extend to any loss, liability or expense arising from any fraud, negligence or willful default by the Class A note trustee.

         The Class A note trustee will at all times be a corporation or association, organized and doing business under the laws of the United States of America, any individual state or the District of Columbia, authorized under those laws to exercise corporate trust powers, having a combined capital of U.S.$50,000,000, as set forth in its most recent published annual report of condition, and subject to supervision or examination by federal or state authority. The Class A note trustee may also, if permitted by the Securities and Exchange Commission, be organized under the laws of a jurisdiction other than the United States, provided that it is authorized under such laws to exercise corporate trust powers and is subject to examination by authority of such jurisdictions substantially equivalent to the supervision or examination applicable to a trustee in the United States

         The Class A note trustee may resign after giving not less than 3 months' written notice to the issuer trustee, the manager, the security trustee and each designated rating agency. The issuer trustee may also remove the Class A note trustee in the following circumstances:

         o  if the Class A note trustee becomes insolvent;

         o  if the Class A note trustee ceases its business; and

         o if the Class A note trustee fails to comply with any of its obligations under any transaction document and the issuer trustee determines that this failure has had, or if continued, will have, a Material Adverse Effect, and if capable of remedy, the Class A note trustee does not remedy this failure within 14 days after the earlier of the following:

                  o  the Class A note trustee becoming aware of this failure;
                     and

                  o receipt by the Class A note trustee of written notice with respect to this failure from either the issuer trustee or the manager; or

                  o if the Class A note trustee fails to satisfy any obligation imposed under the Trust Indenture Act of 1939 with respect to the fund or the note trust deed.

         The holders of 75% of the aggregate Invested Amount of the Class A notes may require the issuer trustee to remove the Class A note trustee.

         Any resignation or removal of the Class A note trustee and appointment of a successor Class A note trustee will not become effective until acceptance of the appointment by a successor Class A note trustee and confirmation by the rating agencies that such appointment will not cause a downgrading, qualification or withdrawal of the then current ratings of the Class A notes.


THE SECURITY TRUST DEED

GENERAL

         Perpetual Trustee Company Limited having an office at Level 4, 333 Collins Street, Melbourne, VIC 3000 is the security trustee. Perpetual Trustee Company Limited's principal activities are the provision of services as trustee, executor, administrator, attorney and agent and other fiduciary services. The issuer trustee will grant a first ranking floating charge, registered with the Australian Securities and Investments Commission, over all of the fund assets in favor of the security trustee subject only to a prior interest in favor of the issuer trustee to secure payment of certain expenses of the fund. The floating charge will secure the issuer trustee's obligations to the noteholders, the manager, the security trustee, counterparties under the interest rate and currency swaps, the Class A note trustee, the Class A note registrar, the calculation agent, the underwriters, each paying agent, each payment funding facility provider, each redraw funding facility provider, the liquidity noteholder and each provider of credit enhancement. These secured parties are collectively known as the SECURED CREDITORS.

NATURE OF THE CHARGE

         A company may not deal with its assets over which it has granted a fixed charge without the consent of the relevant mortgagee. Fixed charges are usually given over real property, marketable securities and other assets which will not be dealt with by the company. In this program the charge is not fixed with respect to any assets or class of assets.

         A floating charge, like that created by the security trust deed, does not attach to specific assets but instead "floats" over a class of assets which may change from time to time. The company granting the floating charge may deal with those assets and give third parties title to those assets free from any encumbrance, provided such dealings and transfers of title are in the ordinary course of the company's business. The issuer trustee has agreed not to dispose of or create interests in the assets of the fund subject to the floating charge, except in the ordinary course of its business, and the manager has agreed not to direct the issuer trustee to take any such actions. If the issuer trustee disposes of any of the fund assets, including any housing loan, in the ordinary course of its business, the person acquiring the property will take it free of the floating charge. The floating charge granted over the fund assets will crystalize, which means it becomes a fixed charge, upon the occurrence of specific events set out in the security trust deed. On crystalization of the floating charge, the issuer trustee may not deal with the assets of the fund without the consent of the security trustee.

THE SECURITY TRUSTEE

         The security trustee is appointed to act as trustee on behalf of the Secured Creditors and holds the benefit of the charge over the trust assets in trust for each Secured Creditor on the terms and conditions of the security trust deed. If there is a conflict between the duties owed by the security trustee to any Secured Creditors or class of Secured Creditors, the security trustee must give priority to the interests of the noteholders, as determined by the noteholders or the Class A note trustee acting on their behalf. In addition, the security trustee must give priority to the interests of the Class A noteholders if, in the security trustee's opinion, there is a conflict between the interests of Class A noteholders and the interests of the Class B noteholders or other Secured Creditors.

DUTIES AND LIABILITIES OF THE SECURITY TRUSTEE

         The security trust deed contains a range of provisions regulating the scope of the security trustee's duties and liabilities. These include the following:

         o The security trustee is not required to monitor compliance by the issuer trustee or manager with the transaction documents or their other activities.

         o The security trustee has no duties or responsibilities except those expressly set out in the security trust deed.

         o Any action taken by the security trustee under the security trust deed binds all the Secured Creditors.

         o The security trustee in its capacity as a Secured Creditor can exercise its rights and powers as such as if it were not acting as the security trustee. It and its associates may engage in any kind of business with the issuer trustee, the manager, Secured Creditors or acting as trustee for the holders of securities or interests of the issuing trustee as if it were not security trustee and may receive consideration for services in connection with any transaction document or otherwise without having to account to the Secured Creditors.

EVENTS OF DEFAULT

         Each of the following is an event of default under the security trust deed:

         o the issuer trustee fails to pay Secured Moneys within 10 Banking Days of the due date;

         o the issuer trustee or the manager fails to perform any material obligation (other than the payment of money) and such default has not been remedied within 10 Banking Days of the issuer trustee or the manager (as the case requires) receiving notice from the security trustee specifying the breach and requiring the same to be rectified;

         o any representation or warranty is proved to be untrue in any material respect;

         o the issuer trustee or the manager breaches any material undertaking or fails to comply with any material condition;

         o an Insolvency Event occurs in relation to the issuer trustee other than for a reconstruction approved by the manager and the security trustee and provided that each rating agency has confirmed in writing that such reconstruction will not have an adverse effect on the rating of the notes;

         o any encumbrance over any mortgaged property becomes enforceable or any floating security becomes fixed;

         o an investigation into the affairs of the issuer trustee in relation to the fund is directed or commenced under any statute;

         o any secured document is claimed to be void, voidable or unenforceable;

         o the issuer trustee or the manager repudiates any secured document to which it is a party;

         o any of the assets of the fund becomes vested or distributed otherwise than in accordance with the relevant supplementary bond terms notices without the prior consent of the security trustee;

         o any material breach of trust in relation to the fund occurs or the issuer trustee loses to a material extent its right of indemnity against the assets of the fund;

         o the assets of the fund are materially diminished as a result of the act or omission of the issuer trustee;

         o without the prior consent of the security trustee, the fund is wound up or the issuer trustee is required to wind-up the fund;

         o  the security created by the charge loses its priority.

         Where the security trustee has notified the rating agencies, obtained the written consent of the relevant Noteholder Secured Creditors and, in its reasonable opinion, considers that it would not be materially prejudicial to the interests of the Secured Creditors, it may elect to treat an event that would otherwise be an event of default as not being an event of default for the purpose of the security trust deed. Unless the security trustee has made such an election and providing that the security trustee is actually aware of the occurrence of an event of default, the security trustee must promptly convene a meeting of the Voting Secured Creditors at which it shall seek directions from the Voting Secured Creditors by way of Extraordinary Resolution of Voting Secured Creditors regarding the action it should take as a result of that event of default.

MEETINGS OF VOTING SECURED CREDITORS

         The security trust deed contains provisions for convening meetings of the Voting Secured Creditors to enable the Voting Secured Creditors to direct or consent to the security trustee taking or not taking certain actions under the security trust deed, including directing the security trustee to enforce the security trust deed.

         Neither the security trustee nor the manager may call a meeting of Voting Secured Creditors while the Noteholder Secured Creditors are the only Voting Secured Creditors unless the Noteholder Secured Creditors otherwise consent.

         The security trustee must promptly convene a meeting of the Voting Secured Creditors after it receives notice, or has actual knowledge of, an event of default under the security trust deed.

VOTING PROCEDURES

         Every question submitted to a meeting of Voting Secured Creditors shall be decided in the first instance by a show of hands. If a show of hands results in a tie, the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes, if any, to which he may be entitled as Voting Secured Creditor or as a representative. A representative is, in the case of any noteholder, a person or body corporate appointed as a proxy for that noteholder. On a show of hands, every person holding, or being a representative holding or representing other persons who hold, Secured Moneys shall have one vote except that the Class A note trustee shall represent each Class A noteholder who has directed the Class A note trustee to vote on its behalf under the note trust deed. On a poll, every person who is present shall have one vote for every US$100 or its equivalent, but not part thereof, of the Secured Moneys that he holds or in which he is a representative.

         A resolution of all the Voting Secured Creditors, including an Extraordinary Resolution, may be passed, without any meeting or previous notice being required, by an instrument or notice in writing which have been signed by all of the Voting Secured Creditors and such instrument shall be effective upon presentation to the security trustee for entry into the records.

ENFORCEMENT OF THE CHARGE

         A resolution passed at a duly convened meeting by a majority consisting of not less than 75% of the votes capable of being cast by Voting Secured Creditors present in person or by proxy or a written resolution signed by all of the Voting Secured Creditors is required to direct the security trustee to do any or all of the following:

         o  declare the charge to be immediately enforceable;

         o  declare all Secured Moneys immediately due and payable;

         o give notice to convert the floating charge to a fixed charge over any or all of the fund assets; or

         o appoint a receiver over the fund assets or itself exercise the powers that a receiver would otherwise have under the security trust deed.

         If the Noteholder Secured Creditors are 75% or more of the total Secured Moneys, they may direct the security trustee to do any act which the security trustee is required to do, or may only do, at the direction of an Extraordinary Resolution of Voting Secured Creditors, including enforcing the charge. Any consent or direction of the Noteholder Secured Creditors requires the approval of noteholders representing greater than 50% of the Invested Amount of the notes. No Secured Creditor is entitled to enforce the charge under the security trust deed, or appoint a receiver or otherwise exercise any power conferred by any applicable law on charges, otherwise than in accordance with the security trust deed.

THE CLASS A NOTE TRUSTEE AS VOTING SECURED CREDITOR

         The Class A note trustee may, without the consent of the Class A noteholders, determine that any condition, event or act which with the giving of notice, lapse of time or the issue of a certificate would constitute an event of default under the security trust deed shall not, or shall not subject to specified conditions, be treated as such. The Class A note trustee shall not exercise any of these powers in contravention of any express direction given in writing by holders representing at least 75% of the aggregate Invested Amount of the Class A notes. Any such modification, waiver, authorization or determination shall be binding on the Class A noteholders and, if the Class A note trustee so requires, any such modification shall be notified by the issuer trustee to the noteholders as specified in the transaction documents as soon as practicable thereafter.

         If an event of default under the security trust deed occurs and is continuing, the Class A note trustee shall deliver to each Class A noteholder notice of such event of default within 90 days of the date that the Class A note trustee became aware of such event of default, provided that, except in the case of a default in payment of interest and principal on the Class A notes, the Class A note trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of its directors determines in good faith that withholding the notice is in the interests of the Class A noteholders.


         The rights, remedies and discretion of the Class A noteholders under the security trust deed, including all rights to vote or give instructions or consents to the security trustee and to enforce its undertakings and warranties, may only be exercised by the Class A note trustee on behalf of the Class A noteholders, and the security trustee may rely on any instructions or directions given to it by the Class A note trustee as being given on behalf of the Class A noteholders without inquiry about compliance with the note trust deed.

         The Class A note trustee shall not be bound to vote under the security trust deed, or otherwise direct the security trustee under the security trust deed or to take any proceedings, actions or steps under, or any other proceedings pursuant to or in connection with the security trust deed, the note trust deed or any notes unless directed or requested to do so in writing by the holders of at least 75% of the aggregate Invested Amount of the Class A notes and then only if the Class A note trustee is indemnified to its satisfaction against all action, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

         If any of the Class A notes remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the Class A notes, the Class A note trustee must not vote under the security trust deed to, or otherwise direct the security trustee to enforce the charge created by the security trust deed or to, dispose of the mortgaged property unless either:

         o a sufficient amount would be realized to discharge in full all amounts owing to the Class A noteholders, and any other amounts payable by the issuer trustee ranking in priority to or equal with the Class A notes;

         o the Class A note trustee is of the opinion, reached after considering at any time and from time to time the advice of a merchant bank or other financial adviser selected by the Class A note trustee, that the cash flow receivable by the issuer trustee or the security trustee under the security trust deed will not, or that there is a significant risk that it will not, be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the issuer trustee, to discharge in full in due course all the amounts referred to in the preceding paragraph; or

         o the Class A note trustee is so directed by the holders of 75% of the aggregate Invested Amount of the Class A notes.

LIMITATIONS OF ACTIONS BY THE SECURITY TRUSTEE

         The security trustee is not obliged to take any action, give any consent or waiver or make any determination under the security trust deed without being directed to do so by the Voting Secured Creditors in accordance with the security trust deed. The security trustee is not obligated to act unless it obtains an indemnity from the Voting Secured Creditors and funds have been deposited on behalf of the security trustee to the extent to which it may become liable for the relevant enforcement actions.


    If the security trustee convenes a meeting of the Voting Secured
Creditors, or is required by an Extraordinary Resolution to take any action under the security trust deed, and advises the Voting Secured Creditors that it will not act in relation to the enforcement of the security trust deed unless it is personally indemnified by the Voting Secured Creditors (other than the Class A note trustee) to its reasonable satisfaction against all actions, proceedings, claims and demands to which it may render itself liable, and all costs, charges, damages and expenses which it may incur in relation to the enforcement of the security trust deed and is put in funds to the extent to which it may become liable, including costs and expenses, and the Voting Secured Creditors refuse to grant the requested indemnity, and put the security trustee in funds, then the security trustee is not obliged to act in relation to that enforcement under the security trust deed. In those circumstances, the Voting Secured Creditors may exercise such of those powers conferred on them by the security trust deed as they determine by Extraordinary Resolution.

PRIORITIES UNDER THE SECURITY TRUST DEED

         The proceeds from the enforcement of the security trust deed are to be applied in the order of priority set forth in this subsection, subject to any other priority which may be required by statute or law. Certain federal taxes, unpaid wages, long service leave, annual leave and similar employee benefits and certain auditor's fees, if any, will be paid prior to the Secured Creditors. Subject to the foregoing, the proceeds from enforcement of the security trust deed will be distributed as follows:


         o first, in payment of all amounts which, to the extent required by law, have priority over payments specified in the balance of these bullet points;

         o  second, to pay pari passu:


                  o any fees and any other expenses due to the issuer trustee, the security trustee or the Class A note trustee;

                  o any fees and any other expenses due to the principal paying agent, calculation agent and note registrar;

                  o  the receiver's remuneration;


         o third, to pay all costs, charges and disbursements properly incurred in the exercise of any power by the security trustee, the Class A note trustee, a receiver or an attorney;

         o fourth, to pay such other expenses in relation to the fund or the mortgaged property as the receiver or the security trustee thinks fit to pay;

         o fifth, to pay holders of other prior ranking encumbrances of which it is aware in the order of their priority;

         o  sixth, to pay (pari passu and ratably):


                  o  all Secured Moneys owing to enhancement providers;

                  o  all Secured Moneys owing to the Class A noteholders;

                  o all Secured Moneys owing to each currency swap provider and fixed-floating rate swap provider;

                  o Secured Moneys owing to the redraw funding facility provider;

         o  seventh, to pay all Secured Moneys owing to the Class B noteholders;

         o eighth, pari passu and ratably, in payment of or towards satisfaction of all amounts not covered above owing to any other Secured Creditors;

         o ninth, to pay the holders of subsequent encumbrances over the mortgaged property of which the security trustee is aware, in order of their priority; and

         o tenth, the surplus, if any, shall be paid to the issuer trustee to be distributed in accordance with the terms of the master trust deed but shall not carry interest as against the security trustee.


         The surplus will not carry interest. If the amount of moneys available for distribution is less than the total amount of secured moneys outstanding, the security trustee may invest such moneys in authorized investments.

         Upon enforcement of the security created by the security trust deed, the net proceeds thereof may be insufficient to pay all amounts due on redemption to the noteholders. Any claims of the noteholders remaining after realization of the security and application of the proceeds as aforesaid shall, except in limited circumstances, be extinguished.

SECURITY TRUSTEE'S FEES AND EXPENSES

         The issuer trustee shall reimburse the security trustee for all costs and expenses of the security trustee properly incurred in acting as security trustee. Upon the charge becoming enforceable, the security trustee shall be entitled to a fee based on time costs of employees of the security trustee relating to the enforcement of the charge based on the security trustee's usual rates for such employees. Such fee may be retained from the proceeds of the mortgaged property and payable in arrears on the same dates as the issuer trustee's fee under the master trust deed.

         These fees will be increased to take into account any liability for goods and services tax in respect of the fee. However, the fund may be entitled to a tax credit in respect of this increase.

INDEMNIFICATION

         The issuer trustee has agreed to indemnify the security trustee from and against all losses, costs, liabilities, expenses and damages arising out of or in connection with the transaction documents, except to the extent that they result from the fraud, negligence or willful default on the part of the security trustee.

RETIREMENT AND REMOVAL OF THE SECURITY TRUSTEE

         The security trustee may retire on not less than 3 months' notice in writing to the issuer trustee, the Class A note trustee and the rating agencies if a successor security trustee is appointed. Subject to the appointment of a successor security trustee and prior notice being given to each of the rating agencies, an Extraordinary Resolution of the Voting Secured Creditors may remove the security trustee at any time and the manager may remove the security trustee:

         o upon the commencement of the winding-up or the appointment of a receiver, administrator or analogous person to the security trustee in its personal capacity;

         o  if the security trustee ceases business;

         o if the security trustee enters into a compromise or arrangement with its creditors;

         o if the security trustee fails to remedy any material breach within 14 days after written notice by the manager;

         o if, without the prior written consent of the manager, there occurs a change in the effective control of the security trustee, a change in the effective management of the security trustee such that the security trustee is no longer able to fulfill its duties and obligations, or the establishment of a fund under which a third party becomes a beneficial owner of any of the security trustee's rights under the security trust deed.

         Upon notice of resignation or removal, the manager has the right to appoint a successor security trustee who has been previously approved by an Extraordinary Resolution of the Voting Secured Creditors. The appointment shall be notified by the manager to the Secured Creditors as soon as practical.

         If the security trustee retires by notice and no new security trustee has been appointed by the expiry of the notice, the retirement of the security trustee shall become effective upon expiry of the notice and the manager shall act as interim security trustee until a new security trustee is appointed.

         No appointment shall become effective until the manager has received confirmation by the designated rating agencies that such appointment will not cause a down grading, qualification or withdrawal of the then current ratings of the notes.

AMENDMENT

         The issuer trustee, the note trustee and the security trustee may, following the giving of at least 5 Banking Days' notice to each rating agency, and with the written approval of the manager, and the Noteholder Secured Creditors, amend the security trust deed to, among other things, correct a manifest error or ambiguity or which in the opinion of the security trustee is necessary to comply with the provisions of any law or regulation, is neither prejudicial or likely to be prejudicial to the interests of Secured Creditors as a whole, or does not affect the rating of the notes by each rating agency. If the amendment is prejudicial or likely to be prejudicial to the interests of the Secured Creditors or a class of Secured Creditors, an Extraordinary Resolution of the Voting Secured Creditors is required.

THE MORTGAGE ORIGINATION AND MANAGEMENT AGREEMENT

GENERAL MANAGEMENT OF MORTGAGES

         The issuer trustee and the manager appoint the mortgage manager to exercise various powers and discretions and perform various obligations in relation to the housing loans and the mortgages.

         The mortgage manager is required to manage each mortgage with the same degree of skill and care as would be used by a responsible and prudent mortgagee and in accordance with:

         o  the mortgage origination and management agreement;

         o the requirements of any mortgage insurance policy covering the Mortgage; and

         o  the Agreed Procedures.

         The mortgage manager may delegate its duties and obligations under the mortgage origination and management agreement to any agent, attorney or delegate. The mortgage manager remains liable to the issuing trustee for any acts or omissions of any person appointed as its attorney, agent or delegate, except for the acts or omissions of the approved solicitor or the approved valuer, provided these persons are appointed in accordance with the Agreed Procedures.

         The mortgage manager must comply with all reasonable directions of the issuer trustee and the manager as to the performance of the mortgage manager's obligations. In the absence of such directions, it must use its own judgment, skill and discretion in performance of its obligations.

ENFORCEMENT OF MORTGAGES

Collection and Enforcement Procedures

         The mortgage manager must monitor any failure by the mortgagor to pay any loan installment due or any event of default occurring under any mortgage document.

         Actions taken by the mortgage manager in relation to delinquent housing loans will vary depending on a number of elements, including the following and, if applicable, with the input of a mortgage insurer:

         o  arrears history;

         o  equity in the property; and

         o  arrangements made with the mortgagor to meet overdue payments.

         If satisfactory arrangements cannot be made to rectify a delinquent housing loan, legal notices are issued and recovery action is initiated by the mortgage manager. This includes, if the mortgage manager obtains possession of the mortgaged property, ensuring that the mortgaged property supporting the housing loan still has adequate general home owner's insurance and that the upkeep of the mortgaged property is maintained. Recovery actions are overseen by the mortgage manager's collections staff in conjunction with appointed legal advisors. A number of sources of recovery are pursued including the following:

         o  voluntary sale by the mortgagor;

         o payment arrangements negotiated with mortgagor/s and/or any guarantors;

         o  mortgagee sale; and

         o  claims on mortgage insurance.

         It should be noted that the mortgage manager reports all actions that it takes on overdue housing loans to the relevant mortgage insurer where required in accordance with the terms of the mortgage insurance policies.

Collection and Enforcement Process

         Mortgagors are initially telephoned or notified by mail when their loan falls into arrears. Reminder letters are sent to mortgagors at regular intervals within the first 30 days after falling into arrears. If the mortgagor has not made any arrangements to correct the arrears position after 30 days, the mortgage manager is able to serve a notice of default. Collections officers oversee and consent to the appropriate action to be taken by the mortgage manager.

         When a housing loan reaches 30 days delinquent, if required, a statutory default notice is issued and appropriately served on the mortgagor advising the mortgagor that if the matter is not rectified within a period of 31 days, the mortgage manager is entitled to commence enforcement proceedings without further notice. Once the statutory default notice has expired, the mortgage manager may take possession of property in accordance with applicable laws. An appraisal and valuations are obtained and a reserve price/listing price is set for sale by way of auction or private treaty. These time frames assume that the mortgagor has either taken no action or has not honored any commitments made in relation to the delinquency to the satisfaction of the mortgage manager and the mortgage insurers.

         It should also be noted that the mortgage manager's ability to exercise its power of sale on the mortgaged property is dependent upon the statutory restrictions of the relevant state or territory as to notice requirements. In addition, there may be factors outside the control of the mortgage manager such as whether the mortgagor contests the sale and the market conditions at the time of sale. These issues may affect the length of time between the decision of the mortgage manager to exercise its power of sale and final completion of the sale.

         The collection and enforcement procedures may change from time to time in accordance with business judgment and changes to legislation and guidelines established by the relevant regulatory bodies.

REDRAW FUNDING FACILITY

         Under the redraw funding facility and in order for the issuer trustee to fund redraws which are not covered by application of Collections which represent prepayments of principal, Perpetual Trustees Australia Limited, in its capacity as trustee of Origination Fund No. 3 provides, loans to the fund which are evidenced by the issuance of redraw funding facility notes. The payments made by the fund pursuant to the supplementary bond terms notice with respect to repayment of the redraw funding facility notes (together with interest thereon) will be used by Origination Fund No. 3 to repay Origination Fund No. 3's liabilities. The terms and conditions contained in the redraw funding facility, the supplementary bond terms notice and the security trust deed govern the issuance and repayment of these notes.

         The redraw funding facility may only be used to fund redraws which are not covered by application of Collections which represent prepayments of principal. The proceeds of any funding portion under the redraw funding facility must not be used to provide funds under a loan redraw to the extent that would cause the principal outstanding under the housing loan to exceed the scheduled principal amount outstanding under the housing loan on the day that the redraw is made available. The outstanding moneys under the redraw funding facility must be repaid in full by the termination date of such redraw facility or as set out in the transaction documents.

         Interest is payable in the order of priorities as provided in the supplementary bond terms notice as described above under "Description of the Class A Notes--Distribution of Interest Collections". Principal is payable in the order of priorities as provided in the supplementary bond terms notice as described above under "Description of the Class A Notes--Distribution of Principal Collections".

MORTGAGE MANAGER DELINQUENCY AND FORECLOSURE EXPERIENCE

         The following table summarizes the delinquency and foreclosure experience of the portfolio of residential mortgage loans originated and managed by the mortgage manager. The statistics exclude loans in Origination Funds No. 1, No. 2 and No. 3 for as long as they were in such funds and, for the month ending March 31, 1999, SMHL Private Placement Fund No. 1, SMHL Private Placement Fund No. 2 and SMHL Private Placement Fund No. 3.


                    SMHL RESIDENTIAL MORTGAGE LOAN PORTFOLIO


                                  MAR 31, 1997  MAR 31, 1998 MAR 31, 1999  MAR31, 2000  MAR 31, 2001  MAR 31, 2002 AUGUST 31, 2002
                                  ------------  ------------ ------------  -----------  ------------  ------------ ---------------
Outstanding Balance                   555,000       888,000      886,800     1,739,500    3,195,500     4,305,100    4,823,700
(A$000's)  .......................
Number of loans outstanding.......      5,840         9,161        9,654        17,940       31,920        41,430       45,674
% of Delinquent Loans:
30 to 59 days.....................     1.0377%       0.1506%      0.4017%       0.2599%      0.3797%       0.1932%      0.0881%
60 to 89 days.....................     0.1167%       0.1568%      0.0411%       0.0981%      0.1019%       0.0416%      0.0555%
90 days or more...................     0.1628%       0.0877%      0.2345%       0.1066%      0.1555%       0.0677%      0.0539%
Total Delinquencies...............     1.3172%       0.3950%      0.6773%       0.4645%      0.6371%       0.3025%      0.1975%
Foreclosures......................     0.0332%       0.0427%      0.0685%       0.0218%      0.0329%       0.0047%      0.0033%
Losses before Mortgage Insurance*.     0.0028%       0.0108%      0.0151%       0.0002%      0.0013%       0.0003%      0.0000%
                                       ------        ------       ------        ------       ------        ------       ------
Losses after Mortgage Insurance*..       0.00%         0.00%        0.00%       0.00%          0.00%         0.00%        0.00%
                                       ======        ======       ======        ======       ======        ======       ======


--------------
* Losses before Mortgage Insurance and Losses after Mortgage Insurance for each period are expressed as a percentage of the average outstanding balance for the period.

         There can be no assurance that the delinquency and foreclosure experience with respect to the housing loans comprising the housing loan pool will correspond to the delinquency and foreclosure experience of the mortgage manager's residential mortgage portfolio set forth in the foregoing table. The statistics shown in the preceding table represent the delinquency and foreclosure experience for the total residential mortgage portfolio for each of the years presented, whereas the aggregate delinquency and foreclosure experience on the housing loans will depend on the results obtained over the life of the housing pool. In addition, the foregoing statistics include housing loans with a variety of payment and other characteristics that may not correspond to those of the housing loans comprising the housing loan pool. Moreover, if the residential real estate market should experience an overall decline in property values such that the principal balances of the housing loans comprising the housing loan pool become equal to or greater than the value of the related mortgaged properties, the actual rates of delinquencies and foreclosures could be significantly higher than those previously experienced by the mortgage manager. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the housing loans and, accordingly, the rates of delinquencies, bankruptcies and foreclosures with respect to the housing loan pool. You should note that Australia experienced a period of relatively low interest rates during the period covered in the preceding tables. If interest rates were to rise significantly, it is likely that the rate of delinquencies and foreclosures would increase.

CUSTODY OF DOCUMENTS

         The mortgage manager must promptly deliver or cause to be delivered to the issuer trustee all mortgage documents which come in its possession, except where the issuer trustee consents to the mortgage manager holding the documents.

REPRESENTATIONS BY THE MORTGAGE MANAGER

         The mortgage manager makes various representations and warranties in relation to each mortgage, including the representations and warranties made pursuant to the mortgage origination and management agreement, as amended, and the bond issue confirmation certificate, as set forth under the heading "Description of the Assets of the Fund--Representations and Warranties Regarding the Housing Loans".

         Upon creation of each fund, the mortgage manager must certify to the issuer trustee and the manager of various matters, including confirmation of receipt of solicitor's certificate and that, to the best of its knowledge, all representations and warranties above are true in relation to the mortgages.

BREACH OF REPRESENTATIONS AND WARRANTIES

         If the manager determines that any representation or warranty by the mortgage manager in the bond issue confirmation certificate with respect to a mortgage forming part of the fund is false or misleading, the mortgage manager will be obligated at the request of the manager to either (at the election of the manager) repurchase the mortgage, repurchase and substitute or substitute the mortgage, as set forth under the heading "Description of the Assets of the Fund--Breach of Representations and Warranties".

COLLECTIONS

         The mortgage manager must ensure that all money paid or payable in connection with any mortgage or received, receivable or realized in connection with the enforcement of any defaulting mortgage are deposited in an account in the name of the issuer trustee designated by the manager from time to time.

MAINTENANCE OF RECORDS


         The mortgage manager must keep all accounting and other records which correctly records and explains:

         o  the origination and settlement of each mortgage;

         o  the entering into all mortgage documents;

         o  all payments made or received in connection with each mortgage;

         o all actions taken in exercise of any power granted to it under the agreement; and

         o  the financial position at any time in relation to each mortgage.

         All records described above are property of the issuer trustee. The mortgage manager must give adequate access to the records to the issuer trustee and the manager, including producing any books for inspection, taking copies and provision of computer access.

REPORTS

         The mortgage manager must provide to the manager periodic reports as required by the Agreed Procedures. It must also notify the manager promptly upon becoming aware of any event or circumstance which it reasonably considers likely to have material adverse effect on its ability to comply with its obligations under the mortgage origination and management agreement.

MORTGAGE MANAGER'S FEES AND EXPENSES

         The mortgage manager will receive a fee for servicing the housing loans as agreed between the manager and the mortgage manager from time to time.

         The mortgage manager must pay from such fee all costs and expenses incurred in connection with performing of its obligations under the mortgage origination and management agreement, except for costs, expenses or disbursements incurred in performance of the mortgage managers' obligations relating to the enforcement of a housing loan or a mortgage or provisions of the mortgage insurance.

INDEMNITY

         The mortgage manager fully indemnifies the issuer trustee and the manager against all losses, liabilities, costs and expenses incurred by either of them as a result of:

         o  any negligence fraud or breach of duty by the mortgage manager;

         o any breach by the mortgage manager of the mortgage origination and management agreement; and

         o any breach by the mortgage manager of any representations and warranty contained in the mortgage origination and management agreement.

ASSIGNMENT BY THE MORTGAGE MANAGER

         The mortgage manager may assign or transfer its rights under the mortgage origination and management agreement to its related body corporate with prior written consent of the issuer trustee and the manager and, if so required by the manager, after notifying all mortgagors in writing of the assignment or transfer.

TERMINATION OF MORTGAGE ORIGINATION AND MANAGEMENT AGREEMENT

         The manager, on the issuer trustee's behalf, may terminate the mortgage origination and management agreement immediately by notice in writing if:


     o the mortgage manager breaches any of its obligations under the mortgage origination and management agreement and does not remedy the breach within 10 Banking Days of the notice from the issuer trustee or the manager of such breach;

     o any representation or warranty given by the mortgage manager proves to be untrue in any material respect; or

     o   an event of insolvency occurs in respect of the mortgage manager.

         The mortgage manager may terminate the mortgage origination and management agreement by giving at least 3 months' notice to the issuer trustee and the manager.


PAYMENT FUNDING FACILITY

         Under the payment funding facility, Perpetual Trustees Australia Limited as trustee for the Origination Fund No. 3 agrees to provide to the issuer trustee a funding facility to fund any shortfall between the amount payable by the issuer trustee to the fixed-floating rate swap provider or a provider of any other enhancement in respect of termination of that hedge or enhancement and the amount recovered in respect of these costs from the relevant mortgagor. Under the payment funding facility, the issuer trustee will establish and maintain a cash reserve representing 0.40% of the initial aggregate Outstanding Principal Balance of the housing loans. It is anticipated that the payment funding facility will be established with the proceeds, or funding portion under the payment funding facility, of a payment funding note issued by the issuer trustee to Perpetual Trustees Australia Limited in its capacity as trustee of Origination Fund No. 3 securing its obligations under the funding portion.

         In addition, in order to maintain the assigned rating by each rating agency of the Class A notes or Class B notes and to comply with the provisions relating to the threshold rate detailed under the caption "Description of the Class A Notes--Threshold Rate," the manager may direct the issuer trustee to increase the amount of the principal outstanding under the payment funding facility, through the issuance of additional payment funding facility notes, to cover threshold rate shortfalls under the terms of the supplementary bond terms notice. However, any principal outstanding under the payment funding facility up to an amount equal to 0.40% of the aggregate Outstanding Principal Balance of the housing loans is only available in respect of the aforementioned break-cost shortfalls, and only the additional principal outstanding in excess of 0.03% of the aggregate Outstanding Principal Balance of the housing loans is available in respect of the threshold rate shortfalls.

         If there is an enforcement of the floating charge within 12 months of the date the charge is first executed, liability for stamp duty may arise in respect of assets situated in Tasmania. In addition to the issuances of notes set forth in the preceding two paragraphs, under the payment funding facility, the issuer trustee will establish and maintain a cash reserve representing 0.40% of the initial aggregate Outstanding Principal Balance of the housing loans through the issuance of a payment funding facility note by the issuer trustee to Perpetual Trustees Australia Limited in its capacity as trustee of Origination Fund No. 3. This cash reserve under the payment funding facility will be used to meet the liabilities of the fund with respect to any liability for stamp duty in respect of assets situated in Tasmania, as set forth in this paragraph.

         No substitution of any mortgage may be made following a determination by the manager that any representation or warranty by the mortgage manager under the mortgage origination and management agreement with respect to a mortgage is false or misleading, if the proportion of the mortgages situated in Tasmania after the substitution has increased, unless, there has been a drawing under the payment funding facility for an amount equal to the increase in the amount of potential liability for stamp duty in Tasmania.

         Perpetual Trustees Australia Limited has no obligation to provide any funding requested by the manager.

USE OF FUNDING PORTIONS

         The issuer trustee must invest the funding portion in the Authorized Investments which are rated "AAA" or "A-1+" by Standard & Poor's, "Prime-1" or "Aaa" by Moody's and "AAA" or "F1+" by Fitch Ratings, or such other rating as any rating agency may approve from time to time, and which mature not later than the Banking Day preceding the applicable payment date. Except to the extent that any proceeds of the funding portion are to be applied towards stamp duty on the enforcement of the charge under the security trust deed, proceeds of any funding portion are to be applied towards Collections and distributed in accordance with the supplementary bond terms notice as described in "Description of the Class A Notes--Interest Collections--Distribution of Interest Collections"

INTEREST

         Interest payable under the payment funding facility is equal to the net income derived from the investment of the net proceeds, for that payment period, of all outstanding funding portions less any payments made to the fixed-floating rate swap or enhancement provider as contemplated in the payment funding facility. Interest is payable in the order of priorities as provided in the supplementary bond terms notice as described in "Description of the Class A Notes--Interest Collections--Distribution of Interest Collections".

REPAYMENT OF NOTES ISSUED UNDER THE PAYMENT FUNDING FACILITY

         If, on any Banking Day, the manager determines that the amount of payment funding notes outstanding in respect of the payment funding facility is greater than the amount agreed from time to time between the manager and each rating agency, then the issuer trustee must apply so much of the principal outstanding under the payment funding facility so the principal outstanding immediately after the repayment will not cause the downgrade or withdrawal of the ratings of the Class A or Class B notes.

TERMINATION

         The payment funding facility can only be terminated after either:

     o the total Outstanding Principal Balance of all notes is zero or will be zero following any payments made on the relevant payment date; or

     o each rating agency advises the manager in writing that the payment funding facility is no longer necessary to maintain the ratings of the notes.


INDEMNITY

         The issuer trustee indemnifies the noteholder under the payment funding facility and MEPM as manager for the Origination Fund No. 3 against any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment which the noteholder under the payment funding facility and MEPM as manager for the Origination Fund No. 3, as the case may be, or an attorney pays, suffers, incurs or is liable for (including any amount incurred by reason of the liquidation or redeployment of funds) in respect of the funding portion not being made available for any reason other than any default of the noteholder under the payment funding facility or MEPM as the manager of the Origination Fund No. 3, or any repayment or prepayment of the funding portion made on any day other than the relevant payment date.

         The obligations of the issuer trustee in respect of the indemnity are limited to the funding portions invested in the Authorized Investments as described above.

ASSIGNMENT AND CHANGES IN LENDING OFFICE

         Neither Perpetual Trustees Australia Limited or any person entitled to be registered as a noteholder in accordance with the payment funding facility nor MEPM as the manager of the Origination Fund No. 3 may assign any of its rights or transfer by novation any of its rights and obligations under the payment funding facility or any payment funding note thereunder without the prior written consent of the other parties and a prior written notice of such assignment been given to each rating agency. Further, neither the issuer trustee nor the manager may assign any of its rights or obligations under the payment funding facility or any payment funding note thereunder, the security trust deed or the supplementary bond terms notice without the prior written consent of MEPM as the manager of the Origination Fund No. 3, Perpetual Trustees Australia Limited or any person entitled to be registered as a noteholder in accordance with the payment funding facility, and each rating agency. Perpetual Trustees Australia Limited or any person entitled to be registered as a note holder in accordance with the payment funding facility may change its lending office at any time and must promptly notify the issuer trustee and the manager of any such change. If MEPM as the manager of the Origination Fund No. 3 or Perpetual Trustees Australia Limited or any person entitled to be registered as a noteholder in accordance with the payment funding facility assigns or transfers any of its rights or obligations under the payment funding facility or any payment funding note thereunder, the security trust deed or the supplementary bond terms notice or changes its lending office, then the issuer trustee is not required to pay any net increases in the aggregate amount of costs, taxes, fees or charges which:

     o are a direct consequence of the transfer or assignment or a change of lending office; and

     o Perpetual Trustees Australia Limited or any person entitled to be registered as a note holder in accordance with the payment funding facility or MEPM as the manager of the Origination Fund No. 3 as the case may be, or its transferee or assignee was aware of or ought reasonably to have been aware of, at the time of the transfer or assignment.


                      PREPAYMENT AND YIELD CONSIDERATIONS

         The following information is given solely to illustrate the effect of prepayments of the housing loans on the weighted average lives of the notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced.

GENERAL

         The rate of principal payments and aggregate amount of distributions on the notes and the yield to maturity of the notes will relate to the rate and timing of payments of principal on the housing loans. The rate of principal payments on the housing loans will in turn be affected by the amortization schedules of the housing loans and by the rate of principal prepayments and redraws, including for this purpose prepayments resulting from refinancing, liquidations of the housing loans due to defaults, casualties, condemnations and repurchases by ME. Subject, in the case of fixed rate housing loans, to the payment of applicable fees, the housing loans may be prepaid by the mortgagors at any time.

PREPAYMENTS

         Prepayments, liquidations and purchases of the housing loans, including optional purchase of the remaining housing loans in connection with the termination of the fund, will result in early distributions of principal amounts on the notes. Prepayments of principal may occur in the following situations:

     o    refinancing by mortgagors with other financiers;

     o product enhancements which require the loan to be removed from the trust;

     o receipt by the issuer trustee of enforcement proceeds due to a mortgagor having defaulted on its housing loan;

     o receipt by the issuer trustee of insurance proceeds in relation to a claim under a mortgage insurance policy in respect of a housing loan;

     o repurchase by ME as a result of a breach by the mortgage manager of certain representations, less the principal balance of any related substituted loan, if any;

     o repurchase of the housing loans as a result of an optional termination or a redemption for taxation or other reasons;

     o receipt of proceeds of enforcement of the security trust deed prior to the final maturity date of the notes.

         The prepayment amounts described above are reduced by:

     o Principal Collections used to make payments under the interest collections waterfall;

     o    Principal Collections used to fund redraws;

     o    repayment of redraw funding facility advances; and

     o the Principal Collections retained in the cash collateral account pursuant to the principal collections waterfall.

         Since the rate of payment of principal of the housing loans cannot be predicted and will depend on future events and a variety of factors, no assurance can be given to you as to this rate of payment or the rate of principal prepayments. The extent to which the yield to maturity of any note may vary from the anticipated yield will depend upon the following factors:

     o    the degree to which a note is purchased at a discount or premium; and

     o the degree to which the timing of payments on the note is sensitive to prepayments, liquidations and purchases of the housing loans.

         A wide variety of factors, including economic conditions, the availability of alternative financing and homeowner mobility may affect the trust's prepayment experience with respect to the housing loans. In particular, under Australian law, unlike the law of the United States, interest on loans used to purchase a principal place of residence is not ordinarily deductible for taxation purposes. It is important to highlight, however, that borrowers who prepay fixed rate housing loans will be subject to prepayment penalties.

WEIGHTED AVERAGE LIVES

         The weighted average life of a note refers to the average amount of time that will elapse from the date of issuance of the note to the date each dollar in respect of principal repayable under the note is reduced to zero.

         Usually, greater than anticipated principal prepayments will increase the yield on notes purchased at a discount and will decrease the yield on notes purchased at a premium. The effect on your yield due to principal prepayments occurring at a rate that is faster or slower than the rate you anticipated will not be entirely offset by a subsequent similar reduction or increase, respectively, in the rate of principal payments. The amount and timing of delinquencies and defaults on the housing loans and the recoveries, if any, on defaulted housing loans and foreclosed properties will also affect the weighted average life of the notes.


         The model used in this prospectus is the prepayment assumption (the "PREPAYMENT ASSUMPTION") which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. A 100% Prepayment Assumption assumes constant prepayment rates of 10% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of such mortgage loans and an additional approximate 0.882% per annum in each month thereafter until the eighteenth month. Beginning in the eighteenth month and each month thereafter during the life of such mortgage loans, 100% Prepayment Assumption assumes a constant prepayment rate of 25% per annum each month.

         As used in the following tables, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the related Prepayment Assumption i.e., no prepayments; correspondingly, 125% Prepayment Assumption assumes prepayment rates equal to 125% of the 100% Prepayment Assumption (i.e., a CPR of 10% in the first month, increasing by approximately 0.882% until the eighteenth month and a CPR of 25% beginning in month eighteen and each month thereafter), and so forth.

         The manager does not believe that any existing statistics of which it is aware provide a reliable basis for noteholders to predict the amount or timing of receipt of housing loan prepayments.

         The following tables are based upon the assumptions in the following paragraph, and not upon the actual characteristics of the housing loans. Any discrepancies between characteristics of the actual housing loans and the assumed housing loans may have an effect upon the percentages of the principal balances outstanding and weighted average lives of the notes set forth in the tables. Furthermore, since these discrepancies exist, principal payments on the notes may be made earlier or later than the tables indicate.

         For the purpose of the following tables, it is assumed that:

     o the housing loan pool consists of fully-amortizing housing loans having the following approximate characteristics:


                  INITIAL              NET                           REMAINING
                 PRINCIPAL           INTEREST     ORIGINAL TERM       TERM TO
    POOL          AMOUNT               RATE        TO MATURITY       MATURITY
   NUMBER          (A$)                 %           IN MONTHS        IN MONTHS
-----------  -------------------    --------      --------------    -----------
     1         $230,176,881.01       5.968%            290              278
     2          $89,800,368.36       6.533%            288              279
     3       $1,104,440,478.02       5.510%            270              258
     4         $534,914,014.41       5.506%            300              293
     5         $648,097,669.97       5.511%            300              297
             -----------------       ------            ---              ---
   TOTAL     $2,607,429,411.77       5.585%            286              277

     o   the cut-off date is the close of business on September 17, 2002;

     o   closing date for the notes is October 24, 2002;

     o payments on the notes are made on the payment date, regardless of the day on which payment actually occurs, commencing in March 2003 and are made in accordance with the priorities described in this prospectus;


     o the housing loans' prepayment rates are equal to the respective percentages of constant prepayment rate indicated in the tables;

     o payments are scheduled monthly and the scheduled monthly payments of principal and interest on the housing loans will be timely delivered evenly throughout the month with 30 days' interest on the payment and each calculation period equals 90 days assuming a 360 day year;

     o there are no redraws, substitutions or payment holidays with respect to the housing loans;

     o all prepayments are prepayments in full received on the last day of each month and include 30 days' interest on the prepayment;

     o principal collections are distributed according to the rules of distribution set forth in this prospectus;

     o   all payments under the swaps are made as scheduled;

     o the manager does not direct the issuer trustee to exercise its right of optional redemption of the notes, except with respect to the line titled "Weighted Average Life--To Call (Years)"; and


     o   the exchange rate is US$0.544=A$1.00.


         It is not likely that the housing loans will pay at any assumed constant prepayment rate to maturity or that all housing loans will prepay at the same rate. In addition, the diverse remaining terms to maturity of the housing loans could produce slower or faster distributions of principal than indicated in the tables at the assumed constant prepayment rate specified, even if the weighted average remaining term to maturity of the housing loans is the same as the weighted average remaining term to maturity of the assumptions described in this section. You are urged to make your investment decisions on a basis that includes your determination as to anticipated prepayment rates under a variety of the assumptions discussed in this prospectus as well as other relevant assumptions.

         In the following tables, the percentages have been rounded to the nearest whole number and the weighted average life of a class of notes is determined by the following three step process:

     o multiplying the amount of each payment of principal thereof by the number of years from the date of issuance to the related payment date,

     o    summing the results, and

     o dividing the sum by the aggregate distributions of principal referred to in the first clause above and rounding to two decimal places.

                      PERCENT OF INITIAL PRINCIPAL BALANCE


                                                 CLASS A NOTES
                            ----------------------------------------------------------
SCENARIO                     0%       50%        75%        100%      125%       150%
--------                     --       ---        ---        ----      ----       ----
Payment Date
------------
Initial Percent              100       100        100        100       100        100
24-Oct-02                    100       100        100        100       100        100
01-Feb-04                     98        85         79         73        66         60
01-Feb-05                     95        72         62         53        44         36
01-Feb-06                     93        62         49         38        29         22
01-Feb-07                     90        52         39         28        19         13
01-Feb-08                     88        44         30         20        12          7
01-Feb-09                     85        37         23         14         8          4
01-Feb-10                     82        31         18         10         5          2
01-Feb-11                     79        26         14          7         3          1
01-Feb-12                     75        22         10          4         1          0
01-Feb-13                     72        18          8          3         *          0
01-Feb-14                     68        15          6          2         0          0
01-Feb-15                     64        12          4          1         0          0
01-Feb-16                     59         9          3          *         0          0
01-Feb-17                     55         7          2          0         0          0
01-Feb-18                     50         6          1          0         0          0
01-Feb-19                     44         4          *          0         0          0
01-Feb-20                     39         3          0          0         0          0
01-Feb-21                     33         2          0          0         0          0
01-Feb-22                     27         1          0          0         0          0
01-Feb-23                     20         *          0          0         0          0
01-Feb-24                     13         0          0          0         0          0
01-Feb-25                      8         0          0          0         0          0
01-Feb-26                      4         0          0          0         0          0
01-Feb-27                      *         0          0          0         0          0
01-Feb-28                      0         0          0          0         0          0

Weighted Average Life
     To Call (Years)           5.47      3.91       3.32       2.82      2.41       2.00
     To Maturity (Years)      14.11      5.79       4.18       3.21      2.57       2.12


*    Indicates a value of less than 0.5% but greater than zero.

                                 USE OF PROCEEDS


         The net proceeds from the sale of the Class A notes, after being exchanged pursuant to the currency swap, will amount to A$ before commissions and discounts to the underwriters and will be used by the issuer trustee to acquire title to the housing loans and related mortgages from SMHL Private Placement Fund No. 11 and SMHL Private Placement Fund No. 12.


                       LEGAL ASPECTS OF THE HOUSING LOANS

         The following discussion is a summary of the material legal aspects of Australian residential housing loans and mortgages in the relevant states of Australia. It is not an exhaustive analysis of the relevant law. Some of the legal aspects are governed by the law of the applicable State or Territory. Laws may differ between States and Territories. The summary does not reflect the laws of any particular jurisdiction or cover all relevant laws of all jurisdictions in which a mortgaged property may be situated, although it reflects the material aspects of the laws of New South Wales (except where it expressly provides otherwise), without referring to any specific legislation of that State.

GENERAL

         There are two parties to a mortgage. The first party is the mortgagor, who is either the borrower and homeowner or, where the relevant loan is guaranteed and the guarantee is secured by a mortgage, the guarantor. The mortgagor grants the mortgage over their property. The second party is the mortgagee, who is the lender. Each housing loan will be secured by a mortgage which has a first ranking priority in respect of the mortgaged property over all other mortgages granted by the relevant borrower or guarantor and over all unsecured creditors of the borrower or guarantor, except in respect of certain statutory rights such as some rates and taxes, which are granted statutory priority. Each borrower under the housing loans is prohibited under its loan documents from creating another mortgage or other security interest over the relevant mortgaged property without the consent of the mortgagee.

NATURE OF HOUSING LOANS AS SECURITY

         There are a number of different forms of title to land in Australia. The most common form of title in Australia is "Torrens title." Another form of title is "Crown-leasehold". The housing loans in the proposed housing loan pool are all secured by land that is subject to either Torrens title or, Crown-leases which are not subject to the Torrens title system.

TORRENS TITLE

         Torrens title land is freehold or leasehold title, interests in which are created by registration in the central land registries of the relevant State or Territory. Each parcel of land is represented by a specific certificate of title. The original certificate is retained by the registry, and in most States a duplicate certificate is issued to the owner who then provides it to the mortgagee as part of the security for the housing loan. Any dealing with the relevant land is carried out by pro forma instruments which become effective on registration and which normally require production of the duplicate certificate of title.

         Ordinarily the relevant certificate of title, or any registered plan and instruments referred to in it, will reveal the relative position and dimensions of the land, the present owner, and any registered leases, registered mortgages, registered easements and other registered dealings to which it is subject. The certificate of title is conclusive evidence, except in limited circumstances, such as fraud, of the matters stated in it.

         Some Torrens title property securing housing loans and thus comprised in the mortgaged property, will be "strata title" or "stratum title" or "urban leasehold".

STRATA TITLE

         "Strata title" was developed to enable the creation of and dealings with apartment units similar to condominiums in the United States. The rights and obligations of the apartment owners are governed by strata title legislation in the State or Territory in which the property is situated. Some parts of the legislation (for example the rules governing the conduct of the building) can be varied for a particular strata scheme when the scheme is first created and registered, or by agreement of the requisite majority of the apartment owners following registration. Each proprietor has title to, and may freely dispose of, their apartment unit. The building itself and the land, and public parts of the building such as stairwells, entrance lobbies and similar, are known as "common property" and are held on a separate title and owned by the "body corporate" or "owners' corporation". All proprietors are members of the body corporate, which manages and administers the strata scheme and levies members for costs of maintenance, insurance and the like. The body corporate can enforce the levy as a debt and has statutory rights enforceable against any assignee of an apartment owner. "Stratum title" is created by subdividing the land, and the rights and obligations of the apartment owners are created by contract and some parts of them may be registered. Generally such schemes are created to be similar to strata title, with a service company performing the duties of the "body corporate" and all apartment owners being members of the service company. The scheme will usually involve a registered charge to the service company over the apartment to secure payment of the regular levies. Levy payment obligations will usually take priority over the mortgage securing the housing loan.

         Only Torrens title land can be subject to strata title in this way, and so the provisions referred to in this section in relation to Torrens title apply to the title in an apartment unit held by a strata proprietor.

URBAN LEASEHOLD

         All land in the Australian Capital Territory is owned by the Commonwealth of Australia and is subject to a leasehold system of land title known as urban leasehold. Dealings with these leases are registered under the Torrens title system. Mortgaged property in that jurisdiction comprises a lease from the Commonwealth and developments on the land are subject to the terms of that lease. Any such lease:

     o cannot have a term exceeding 99 years, although the term can be extended under a straightforward administration process in which the only qualification to be considered is whether the land may be required for a public purpose; and

     o where it involves residential property, is subject to a nominal rent of 5 cents per annum on demand.

         As with other Torrens title land, the borrower's leasehold interest in the land is entered in a central register and the borrower may deal with his or her leasehold interest, including granting a mortgage over the property, without consent from the government.

CROWN-LEASEHOLD

         Crown land is land that is the property of the Commonwealth, a State or a Territory of Australia. Legislation of the various States and Territories provides for the granting of leasehold interests in Crown land. A Crown-lease is a lease of Crown land granted in accordance with the applicable legislation. The legislation, which is different for each State and Territory, strictly circumscribes the capacity of the Crown to grant a Crown-lease.

         Depending on the legislation within each state or territory of Australia, leasehold interests in Crown land may be registered under the Torrens system of title or they may not.

         Depending on the jurisdiction, a Crown-lease may be granted for a term of years or in perpetuity. Save to the extent that the applicable legislation, or the terms and conditions of the Crown-lease, provide otherwise the basic incidents of a Crown-lease are similar to the incidents of a normal lease. For instance, the lessee will be required to pay a rent, the lessee can only use the property for a specified purpose and the lessor can forfeit the lease in certain circumstances. In some Crown-leases the lessee can be required to carry out improvements to the property. Some Crown-leases contain break clauses which, subject to the payment of compensation, enable the Crown to terminate the lease if the land is needed for a specified purpose.

         The specific rights pertaining to, and obligations arising from, a Crown-lease are determined by the relevant legislation and the terms and conditions of the lease.

DURATION OF LEASEHOLD INTEREST

         In all cases, where mortgaged property consists of a leasehold interest, the unexpired term of the lease exceeds the term of the housing loan secured by that mortgaged property.

NATIVE TITLE

         Leasehold property may become subject to native title claims. Native title has only quite recently been recognized by Australian courts. Native title to particular property is based on the traditional laws and customs of indigenous Australians and is not necessarily extinguished by grants of Crown leases over that property. The extent to which native title exists over property, including property subject to a Crown lease, depends on how that property was previously used by the indigenous claimants asserting native title, and whether the native title has been extinguished by the granting of the leasehold interest. If the lease confers the right of exclusive possession over the property, which is typically the case with residential leases, the Courts have held that native title over the relevant property would be extinguished. Whether a lease confers exclusive possession will depend on a construction of the lease and the legislation under which the lease was granted.

TAKING SECURITY OVER LAND

         The law relating to the granting of securities over real property is made complex by the fact that each State and Territory has separate governing legislation. The following is a brief overview of some issues involved in taking security over land.

         Under Torrens title, registration of a mortgage using the prescribed form executed by the mortgagor is required in order for the mortgagee to obtain both the remedies of a mortgagee granted by statute and the relevant priorities against other secured creditors. To this extent, the mortgagee is said to have a legal or registered title. However, registration does not transfer title in the property and the mortgagor remains as legal owner. Rather, the Torrens title mortgage takes effect as a statutory charge or security only. The Torrens title mortgagee does not obtain an "estate" in the property but does have an interest in the land which is recorded on the register and the certificate of title for the property. A search of the register by any subsequent creditor or proposed creditor will reveal the existence of the prior mortgage.

         In most States and Territories, a mortgagee will retain a duplicate certificate of title which mirrors the original certificate of title held at the relevant land registry office. Although the certificate is not a document of title as such, the procedure for replacement is sufficiently onerous to act as a deterrent against most mortgagor fraud. Failure to retain the certificate may in certain circumstances constitute negligent conduct resulting in a postponement of the mortgagee's priority to a later secured creditor.

         In Queensland, under the Land Title Act, 1994, duplicate certificates of title are no longer issued to mortgagees as a matter of practice. A record of the title is stored on computer at the land registry office and the mortgagee is registered on that computerized title. However, a copy of the computer title can be used and held by the mortgagee. In Western Australia, under the Transfer of Land Act 1893, duplicate certificates of title are optional at the election of the registered proprietor.

         Once the borrower has repaid his or her debt, a discharge of mortgage executed by the mortgagee is lodged with the relevant land registry office by the mortgagor or the mortgagee and the mortgage will then be removed from the certificate of title for the property.

         In general, an interest created by a Crown-lease can be mortgaged, subject, however, in some cases, to the consent of the relevant Minister for the Crown. A common control imposed upon a Crown-lease is a requirement that assignment can take place only with the consent of the relevant Minister of the Crown.

ENFORCEMENT OF REGISTERED MORTGAGES

         Subject to the discussion in this section, if a borrower defaults under a housing loan the loan documents provide that all moneys under the housing loan may be declared immediately due and payable. In Australia, a lender may sue to recover all outstanding principal, interest and fees under the personal covenant of a borrower contained in the loan documents to repay those amounts. In addition, the lender may enforce a registered mortgage in relation to the defaulted loan. Enforcement may occur in a number of ways, including the following:

     o The mortgagee may enter into possession of the property. If it does so, it does so in its own right and not as agent of the mortgagor, and so may be personally liable for mismanagement of the property and to third parties as occupier of the property.

     o The mortgagee may, in limited circumstances, lease the property to third parties.

     o The mortgagee may foreclose on the property. Under foreclosure procedures, the mortgagee extinguishes the mortgagor's title to the property so that the mortgagee becomes the absolute owner of the property, a remedy that is, because of procedural constraints, rarely used. If the mortgagee forecloses on the property, it loses the right to sue the borrower under the personal covenant to repay and can look only to the value of the property for satisfaction of the debt.

     o The mortgagee may appoint a receiver to deal with income from the property or exercise other rights delegated to the receiver by the mortgagee. A receiver is expressed to be the agent of the mortgagor and so, unlike when the mortgagee enters possession of property, in theory the mortgagee is not liable for the receiver's acts or as occupier of the property. In practice, however, the receiver will require indemnities from the mortgagee that appoints it.

     o The mortgagee may sell the property, subject to various duties to ensure that the mortgagee exercises proper care in relation to the sale. This power of sale is usually expressly contained in the mortgage documents, and is also implied in registered mortgages under the relevant Torrens title legislation in each state or territory. The Torrens title legislation prescribes certain forms and periods of notice to be given to the mortgagor prior to enforcement. A sale under a mortgage may be by public auction or private treaty subject to the mortgagee's duty to obtain a fair price. Once registered, the purchaser of property sold pursuant to a mortgagee's power of sale becomes the absolute owner of the property.

         A mortgagee's ability to call in all amounts under a housing loan or enforce a mortgage which is subject to the UCCC is limited by various demand and notice procedures which are required to be followed. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 30 days after a default notice in a prescribed form is given. Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement of enforcement proceedings.

         Concerning Crown-leases, in some jurisdictions, foreclosure requires the consent of the Minister of the Crown. In Queensland there does not appear to be any power to foreclose. In some jurisdictions there is a restriction upon the period for which possession may be retained by a mortgagee who enters into possession in exercise of its security rights over a Crown-lease. In some jurisdictions there is a specified procedure to be followed where a mortgagee wishes to sell a mortgaged Crown lease.

PENALTIES AND PROHIBITED FEES

         Australian courts will not enforce an obligation of a borrower to pay default interest on delinquent payments if the court determines that the relevant default interest rate is a penalty. Certain jurisdictions prescribe a maximum recoverable interest rate, although in most jurisdictions there is no specified threshold rate to determine what is a penalty. In those circumstances, whether a rate is a penalty or not will be determined by reference to such factors as the prevailing market interest rates. The UCCC does not impose a limit on the rate of default interest, but a rate which is too high may entitle the borrower to have the loan agreement re-opened on the ground that it is unjust. Under the Corporations Act 2001 (Cth), the liquidator of a company may avoid a loan under which an extortionate interest rate is levied.

         The UCCC requires that any fee or charge to be levied by the lender must be provided for in the contract, otherwise it cannot be levied. The regulations under the UCCC may also from time to time prohibit certain fees and charges. The UCCC also requires that establishment fees, early termination fees and prepayment fees must be reasonable otherwise they may be reduced or set aside.

BANKRUPTCY AND INSOLVENCY

         The insolvency of a natural person is governed by the provisions of the Bankruptcy Act 1966 (Cth). Generally, secured creditors of a natural person, such as mortgagees under real property mortgages, stand outside the bankruptcy. That is, the property of the bankrupt which is available for distribution by the trustee in bankruptcy does not include the secured property. The secured creditor may, if it wishes, prove, or file a claim, in the bankruptcy proceedings as an unsecured creditor in a number of circumstances, including if it has realized the related mortgaged property and the debt has not been fully repaid in which case it can prove for the unpaid balance. Certain dispositions of property by a bankrupt may be avoided by the trustee in bankruptcy. These include where:

     o    the disposition was made to defeat creditors;

     o the disposition was made by an insolvent debtor within 6 months of the petition for bankruptcy and that disposition gave a preference to an existing creditor over at least one other creditor; or

     o the transaction involves a transfer within 5 years of the commencement of the bankruptcy for which no consideration of less than market value was given.

         The insolvency of a company is governed by the Corporations Act 2001
(Cth). Again, secured creditors generally stand outside the insolvency. However, a liquidator may avoid a mortgage or other security which is voidable under the Corporations Act 2001 (Cth) because it is an uncommercial transaction, or an unfair preference of a creditor or a transaction for the purpose of defeating creditors, and that transaction occurred:

     o when the company was insolvent, or an act is done to give effect to the transaction when the company is insolvent, or the company becomes insolvent because of the transaction or the doing of an act to give effect to the transaction; and

     o within a prescribed period prior to the commencement of the winding up of the company.

         In addition, a loan to a company in liquidation at extortionate interest or with extortionate charges may be avoided at any time.

ENVIRONMENTAL

         Real property which is mortgaged to a lender may be subject to unforeseen environmental problems, including land contamination. Environmental legislation which deals with liability for such problems exist at both State and Federal levels, although the majority of relevant legislation is imposed by the states. No Australian statute expressly imposes liability on "passive" lenders or security holders for environmental matters, and some states expressly exclude such liability. However, liability in respect of environmentally damaged land, which liability may include the cost of rectifying the damage, may attach to a person who is, for instance, an owner, occupier or person in control of the relevant property. In some but not all states lenders are expressly excluded from the definitions of one or more of these categories.

         Merely holding security over property will not convert a lender into an occupier. However, a lender or receiver who takes possession of contaminated mortgaged property or otherwise enforces its security may be liable as an occupier.

         Some environmental legislation provides that security interests may be created in favor of third parties over contaminated or other affected property to secure payment of the costs of any necessary rectification of the property. The security interests may have priority over pre-existing mortgages. To the extent that the issuer trustee or a receiver appointed on its behalf incurs any such liabilities, it will be entitled to be indemnified out of the assets of the fund.

INSOLVENCY CONSIDERATIONS

         The current transaction is designed to mitigate insolvency risk. For example, the housing loans are not assets available to the liquidator or creditors of ME or MEPM in the event of an insolvency of ME or MEPM. Similarly, the assets in the fund should not be available to other creditors of the issuer trustee in its personal capacity or as trustee of any other trust in the event of an insolvency of the issuer trustee.

         If any Insolvency Event occurs with respect to the issuer trustee, the security trust deed may be enforced by the security trustee at the direction of the Voting Secured Creditors. See "Description of the Transaction Documents--Security Trust Deed--Enforcement of the Charge". The security created by the security trust deed will stand outside any liquidation of the issuer trustee, and the assets the subject of that security will not be available to the liquidator or any creditor of the issuer trustee, other than a creditor which has the benefit of the security trust deed until the secured obligations have been satisfied. The proceeds of enforcement of the security trust deed are to be applied by the security trustee as set out in "Description of the Transaction Documents--The Security Trust Deed--Priorities under the Security Trust Deed". If the proceeds from enforcement of the security trust deed are not sufficient to redeem the Class A notes in full, some or all of the Class A noteholders will incur a loss.

TAX TREATMENT OF INTEREST ON AUSTRALIAN HOUSING LOANS

         Under Australian law, interest on loans used to purchase a person's primary place of residence is not ordinarily deductible for taxation purposes. Conversely, interest payments on loans and other non-capital expenditures relating to non-owner occupied properties that generate assessable income to the owner are generally allowable as tax deductions.

UCCC

         Under the UCCC a borrower has the right to apply to a court to do, among other things, the following:

     o vary the terms of a housing loan on the grounds of hardship or that it is an unjust contract;

     o reduce or cancel any interest rate payable on a housing loan if the interest rate is changed to a rate which is unconscionable;

     o have certain provisions of a housing loan which are in breach of the legislation declared unenforceable;

     o obtain an order for a civil penalty against the issuer trustee, the amount of which may be set off against any amount payable by the borrower under the applicable housing loan; or

     o obtain restitution or compensation from the issuer trustee in relation to breaches of the UCCC in relation to a housing loan.

         A person who provides security can also apply to a court in some instances.

         The issuer trustee is liable for compliance with the UCCC. Any order under the UCCC may affect the timing or amount of interest or principal payments or repayments under the relevant housing loan, which might in turn affect the timing or amount of interest or principal payments or repayments to you under the notes. The mortgage manager has indemnified the issuer trustee against any loss the issuer trustee may incur as a result of a failure by the mortgage manager to comply with the UCCC in respect of a mortgage.

                    UNITED STATES FEDERAL INCOME TAX MATTERS

OVERVIEW

         The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the Class A notes by investors who are subject to United States federal income tax and are based on advice received by the manager. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, proposed, temporary and final Treasury regulations under the Code, and published rulings and court decisions, all of which are subject to change, possibly retroactively or to a different interpretation at a later date by a court or by the IRS. The parts of this summary which relate to matters of law or legal conclusions represent the opinion of Mayer, Brown, Rowe & Maw, special United States federal tax counsel for the manager, and are as qualified in this summary. We have not sought and will not seek any rulings from the IRS about any of the United States federal income tax consequences we discuss, and we cannot assure you that the IRS will not take contrary positions.

         Mayer, Brown, Rowe & Maw has prepared or reviewed the statements under the heading "United States Federal Income Tax Matters" and is of the opinion that these statements discuss the material United States federal income tax consequences to investors generally of the purchase, ownership and disposition of the Class A notes. However, the following discussion does not discuss and Mayer, Brown, Rowe & Maw is unable to opine as to the unique tax consequences of the purchase, ownership and disposition of the Class A notes by investors that are given special treatment under the United States federal income tax laws, including, without limitation:

     o   banks and thrifts;

     o   insurance companies;

     o   regulated investment companies;

     o   dealers in securities;

     o investors that will hold the notes as a position in a "straddle" for tax purposes or as a part of a "synthetic security," "conversion transaction" or other integrated investment comprised of the notes and one or more other investments;

     o   foreign investors;

     o   trusts and estates; and

     o pass-through entities, the equity holders of which are any of the foregoing.

         Additionally, the discussion regarding the Class A notes is limited to the United States federal income tax consequences to the initial investors and not to a purchaser in the secondary market and is limited to investors who will hold the Class A notes as "capital assets" within the meaning of Section 1221 of the Code.

         It is suggested that prospective investors consult their own tax advisors about the United States federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Class A notes, including the advisability of making any election discussed under "Market Discount".

         The issuer trustee will be reimbursed for any United States federal income taxes imposed on it in its capacity as trustee of the fund out of the assets of the fund. Also, based on the representation of the manager that the fund does not and will not have an office in the United States, the fund does not and will not avail itself of the office of an agent in the United States, and that the fund is not conducting, and will not conduct, either directly or through an agent, any activities in the United States, other than in connection with its issuance of the Class A notes, in the opinion of Mayer, Brown, Rowe & Maw, the issuer trustee and the fund will not be subject to United States federal income tax.

         In the opinion of Mayer, Brown, Rowe & Maw, special tax counsel for the manager, the Class A notes will be characterized as debt for U.S. federal income tax purposes. Each Class A noteholder, by acceptance of a Class A note, agrees to treat the notes as indebtedness.

ORIGINAL ISSUE DISCOUNT, INDEXED SECURITIES, ETC.


         The discussion below assumes that all payments on the Class A notes are denominated in U.S. dollars and that the notes are not indexed securities or strip notes. Additionally, the discussion assumes that the interest formula for the Class A notes meets the requirements for "qualified stated interest" under Treasury regulations, called the "OID Regulations," relating to original issue discount, or "OID." Under the OID Regulations, a Class A note will be considered issued with OID if its "stated redemption price at maturity" exceeds its "issue price" (i.e., the price at which a substantial portion of the Class A notes is first sold (not including sales to the Underwriters)). In general, a Class A note's "stated redemption price at maturity" is the sum of all payments to be made on the Class A note other than payments of "qualified stated interest." The issue price of a Class A note will be adjusted as OID, if any, accrues on such Class A note. Further, if the Class A notes have any original issue discount, it will be de minimis if it is less than 1/4% of the principal amount of the offered notes multiplied by the number of full years included in their term.

INTEREST INCOME ON THE CLASS A NOTES


         Mayer, Brown, Rowe & Maw is of the opinion that you will be required to report as ordinary interest income the stated interest and OID, if any, on the Class A notes you hold in accord with your method of tax accounting. Under the OID Regulations, if you hold a Class A note issued with a de minimis amount of OID, you must include this OID in income, on a pro rata basis, as principal payments are made on the note. If you purchase a Class A note for more or less than its principal amount, you will generally be subject, respectively, to the premium amortization or market discount rules of the Code, discussed below.


SALE OF NOTES


         Mayer, Brown, Rowe & Maw is of the opinion that if you sell a Class A note, you will recognize gain or loss equal to the difference between the amount realized on the sale, other than amounts attributable to, and taxable as, accrued interest, and your adjusted tax basis in the Class A note. Your adjusted tax basis in a note will equal your cost for the Class A note, decreased by any amortized premium and any payments other than interest made on the Class A note and increased by any market discount and original issue discount previously included in your income. Any gain or loss will generally be a capital gain or loss, other than amounts representing accrued interest or market discount, and will be long-term capital gain or loss if the Class A note was held as a capital asset for more than one year. In the case of an individual taxpayer, the maximum long-term capital gains tax rate is lower than the maximum ordinary income tax rate. Any capital losses realized may be deducted by a corporate taxpayer only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other U.S. income.

         Market Discount. In the opinion of Mayer, Brown, Rowe & Maw, you will be considered to have acquired a Class A note at a "market discount" to the extent the adjusted issue price of the note exceeds your cost for such note, unless the excess does not exceed a prescribed de minimis amount. If the excess exceeds the de minimis amount, you will be subject to the market discount rules of Sections 1276 and 1278 of the Code with regard to the note.


         In the case of a sale or other disposition of a Class A note subject to the market discount rules, Section 1276 of the Code requires that gain, if any, from the sale or disposition be treated as ordinary income to the extent the gain represents market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income.

         In the case of a partial principal payment of a Class A note subject to the market discount rules, Section 1276 of the Code requires that the payment be included in ordinary income to the extent the payment does not exceed the market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income.

         Generally, market discount accrues under a straight line method, or, at the election of the taxpayer, under a constant interest rate method. However, in the case of bonds with principal payable in two or more installments, such as the Class A notes, the manner in which market discount is to be accrued will be described in Treasury regulations not yet issued. Until these Treasury regulations are issued, you should follow the explanatory conference committee Report to the Tax Reform Act of 1986 for your accrual of market discount. This Conference Committee

Report indicates that holders of these obligations may elect to accrue market discount either on the basis of a constant interest rate or as follows:

     o for those obligations that have original issue discount, market discount shall be deemed to accrue in proportion to the accrual of original issue discount for any Interest Period; and

     o for those obligations which do not have original issue discount, the amount of market discount that is deemed to accrue is the amount of market discount that bears the same ratio to the total amount of remaining market discount that the amount of stated interest paid in the Interest Period bears to the total amount of stated interest remaining to be paid on the obligation at the beginning of the Interest Period.

         Under Section 1277 of the Code, if you incur or continue debt that is used to purchase a Class A note subject to the market discount rules, and the interest paid or accrued on this debt in any taxable year exceeds the interest and original issue discount currently includible in income on the note, deduction of this excess interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when the market discount is included in income upon the sale, repayment, or other disposition of the indebtedness.

         Section 1278 of the Code allows a taxpayer to make an election to include market discount in gross income currently. If an election is made, the previously described rules of Sections 1276 and 1277 of the Code will not apply to the taxpayer.


         Due to the complexity of the market discount rules, we suggest that you consult your tax advisor as to the applicability and operation of these rules.

         Premium. In the opinion of Mayer, Brown, Rowe & Maw, you will generally be considered to have acquired a Class A note at a premium if your cost for such note exceeds the adjusted issue price of such note. In that event, if you hold a Class A note as a capital asset, you may amortize the premium as an offset to interest income under Section 171 of the Code, with corresponding reductions in your tax basis in the Class A note if you have made an election under Section 171 of the Code. Generally, any amortization is on a constant yield basis. However, in the case of bonds with principal payable in two or more installments, like the Class A notes, the previously discussed conference report, which indicates a Congressional intent that amortization be in accordance with the rules that will apply to the accrual of market discount on these obligations, should be followed for the amortization of such premium. We suggest that you consult your tax advisor as to the applicability and operation of the rules regarding amortization of premium.


BACKUP WITHHOLDING


         Mayer, Brown, Rowe & Maw is of the opinion that backup withholding taxes will be imposed on payments to you on interest paid, and original issue discount accrued, if any, on the Class A notes if, upon issuance, you fail to supply the manager or its broker with a certified statement, under penalties of perjury, containing your name, address, correct taxpayer identification number, and a statement that you are not required to pay backup withholding. The backup withholding tax rate will be 30% for payments made during the years 2002 and 2003, 29% for payments made during the years 2004 and 2005, and 28% for payments made during the years 2006 through 2010. For payments made after 2010, the backup withholding rate will be increased to 31%. Exempt investors, such as corporations, tax-exempt organizations, qualified pension and profit sharing trusts, individual retirement accounts or non-resident aliens who provide certification of their status as non-resident are not subject to backup withholding. Information returns will be sent annually to the IRS by the manager and to you stating the amount of interest paid, original issue discount accrued, if any, and the amount of tax withheld from payments on the Class A notes. We suggest that you consult your tax advisors about your eligibility for, and the procedure for obtaining, exemption from backup withholding.




TAX CONSEQUENCES TO FOREIGN NOTEHOLDERS

         If interest paid (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person, a "foreign person," is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the interest should generally not be subject to United States federal income tax or withholding tax as such interest should not be treated as United States source income. In the event such interest is treated as United States source income, the interest generally will be considered "portfolio interest," and generally will not be subject to the United States federal income tax and withholding tax, as long as the foreign person:

     o is not actually or constructively a "10 percent shareholder" of the issuer or a "controlled foreign corporation" with respect to which the issuer is a "related person" within the meaning of the Code, and

     o provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the Class A note is a foreign person and providing the foreign person's name and address.


         If a foreign person is actually or constructively a "10 percent shareholder" of the issuer or a "controlled foreign corporation" with respect to which the issuer is a "related person" within the meaning of the Code, or applicable certification requirements were not satisfied, then interest received by a noteholder will be subject to United States federal income withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable tax treaty. Generally, the certification requirements will be satisfied if an individual or corporation provides the Withholding Agent, as defined below, with an IRS Form W-8BEN ("W-8BEN"). The W-8BEN is generally effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a United States taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN. A foreign person who is not an individual or corporation (or an entity treated as a corporation for United States federal income tax purposes) holding the Class A notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of Class A notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide certain additional information. A "Withholding Agent" is the last United States payor (or a non-United States payor who is a qualified intermediary, United States branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a non-United States person (which itself is not a Withholding Agent).

         Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owners' W-8BEN (or the substitute form).

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from the United States federal income and withholding tax, provided that:

     o gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and

     o in the case of a foreign individual, the foreign person is not present in the United States for 183 days or more in the taxable year.

         If the interest, gain or income on a Class A note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person, the holder (although exempt from the withholding tax previously discussed if an appropriate statement is furnished) generally will be subject to United States federal income tax on the interest, gain or income at regular United States federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.




                             AUSTRALIAN TAX MATTERS


         The following statements with respect to Australian taxation are the material tax consequences to the United States resident Class A noteholders of holding Class A notes and are based on advice received by the manager, to which the manager has received a tax opinion from Greenwoods & Freehills Pty Limited regarding these matters, on the basis of Australian law as in effect on the date of this prospectus (which is subject to change possibly with retrospective effect). It is suggested that purchasers of Class A notes should consult their own tax advisers concerning the application of the Australian tax laws and the laws of any other taxing jurisdiction of the ownership of or any dealing in the notes to their particular circumstances.


         A United States Class A noteholder may be subject to Australian tax by virtue of any payment received from the issuer trustee being considered or deemed to be interest, any profit on sale of the note being considered or deemed to be Australian sourced or any payment on transfer of the note being deemed to be interest. The liability of such noteholder to Australian tax is discussed below.

PAYMENTS OF PRINCIPAL, PREMIUMS AND INTEREST

AUSTRALIAN INTEREST WITHHOLDING TAX - GENERAL

         It is anticipated that the only payments to be made by the issuer trustee in relation to the Class A Notes will constitute principal or interest for Australian tax purposes. Under existing Australian tax law, non-resident holders of notes or interests in any notes (other than persons holding such securities or interests as part of a business carried on at or through a permanent establishment in Australia) are not subject to Australian income tax on payments of interest or amounts in the nature of interest, but potentially may be subject to Australian interest withholding tax. Interest withholding tax is currently levied at the rate of 10% on the gross amount of interest (as defined in section 128A(1AB) of the Income Tax Assessment Act 1936 (the "1936 Act")) paid or credited by the borrower.

         Interest includes amounts in the nature of interest, amounts paid in substitution for interest and amounts received in exchange for interest in connection with a "washing arrangement". A premium on redemption may be treated as an amount in the nature of interest for this purpose. A washing arrangement is an arrangement under which title to a security is transferred to a resident shortly before an interest payment is made and the sole or dominant purpose of the arrangement is to reduce the amount of withholding tax payable.

         Interest that is derived by a non-resident carrying on business in Australia at or through a permanent establishment in Australia is not subject to Australian withholding tax but would be subject to Australian income tax.

AUSTRALIAN INTEREST WITHHOLDING TAX - EXEMPTIONS

         Pursuant to section 128F of the 1936 Act, an exemption from Australian interest withholding tax applies provided all prescribed conditions are met.

         These conditions are:

     o   the notes constitute debentures;

     o the issuer trustee is a company that is a resident of Australia when it issues the notes;

     o the issuer trustee is a company that is a resident of Australia when the relevant interest is paid on the notes; and

     o the notes, or a global bond or note or interests in such a global bond or note, are issued in a manner which satisfies the public offer test as prescribed under section 128F of the 1936 Act.


         An additional requirement for the application of section128F in the case of an issuer being a corporate trustee is that the only person capable of benefiting under the trust is a company other than a company acting in the capacity of trustee.

         The issuer trustee will seek to issue the Class A notes and interests in any Class A note in a way that will satisfy the public offer test and otherwise meet the requirements of section 128F. The public offer test can be satisfied where the issue of the notes resulted from the notes being offered for issue to at least 10 persons each of whom:

     o was carrying on a business or providing finance, or investing or dealing in securities in the course of operating in financial markets; and

     o was not known, or suspected, by the issuer trustee to be an associate of any other persons covered by this paragraph.

         The public offer test will not be satisfied in relation to the issues of a note if, at the time of issue, the issuer trustee knew or had reasonable grounds to suspect that the note was being, or would later be, acquired directly or indirectly by an associate of the issuer trustee (other than in the capacity of a dealer, manager or underwriter in relation to the placement of the note).


         An "associate" for these purposes is widely defined and includes, in relation to an issuer acting in the capacity of a trustee, the beneficiaries of the trust. Thus, the relevant associates of the issuer trustee in the present case will include:

     o   MEPM as the residual beneficiary of the fund; and


     o the associates of MEPM, including ME, AXA Asia Pacific Holdings Limited, shareholders in AXA Asia Pacific Holdings Limited, IFS (as trustee for IFBT) and direct and indirect beneficiaries of IFBT.


         The exemption from Australian withholding tax will also not apply to interest paid by the issuer trustee to an associate of the issuer trustee if, at the time of the payment, the issuer trustee knows, or has reasonable grounds to suspect, that the person is an associate.

         If, for any reason other than the noteholders holding the notes in connection with an Australian permanent establishment, the interest paid by the issuer trustee is not exempt from interest withholding tax, the treaty entitled "Convention for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income" between the United States and Australia (the "Treaty") would need to be considered. The Treaty provides that interest which has its source in Australia, and to which a United States resident, as defined in the Treaty and who is entitled to that benefit of the treaty, is beneficially entitled, may be taxed in Australia, but that any tax charged shall not exceed 10% of the gross amount of interest. As Australian interest withholding tax does not exceed this rate, the treaty will not operate to limit the amount of withholding tax in these circumstances.

TAX FILE NUMBERS

         There is a requirement under the 1936 Act that an issuer of securities such as the Notes withhold an amount on account of tax at the highest marginal rate of tax (currently 48.5%) from payments on income on the securities in some circumstances. This requirement does not apply if the investor in the securities has quoted or is taken to have quoted an Australian tax file number ("TFN") to the issuer of the security.

         In the case of a non-resident deriving interest income on the Notes (other than at or through a permanent establishment in Australia), the non-resident will be taken to have quoted a TFN if:


     o section128F applies to exempt the payment of interest from withholding tax; or

     o section128F does not apply and the issuer trustee is required to withhold an amount of tax under the interest withholding tax provisions.


         In the case of a non-resident deriving interest income on the Notes at or through a permanent establishment in Australia, the requirement to withhold tax at the rate of 48.5% will apply unless the non-resident quotes a TFN or is able to rely on a relevant exemption from quoting a TFN.

PROFIT ON SALE

INCOME TAX

         Under existing Australian law, non-resident holders of notes who are United States residents entitled to the benefits of the Treaty will not be subject to Australian income tax (other than withholding tax in some circumstances) on "business profits" derived from the sale or disposal of the notes unless the gain on the disposal of the notes is attributable to a permanent establishment of the noteholder in Australia.

         To the extent that a noteholder who is a United States resident derives income to which the "business profits" article of the Treaty does not apply and to which no other article applies, then that income will only be subject to tax in Australia if it has an Australian source.

         The source of any profit on the disposal of notes will depend on the factual circumstances of the actual disposal. Where the notes are acquired and disposed of pursuant to the contractual arrangements entered into and concluded outside Australia, any payment is made outside Australia and the seller and the purchaser are non-residents of Australia and do not have a business carried on, at or through a permanent establishment in Australia, the profit should not have an Australian source.

WITHHOLDING TAX

         There are specific withholding tax rules that can apply in some circumstances to treat a portion of the sale price of notes as interest for withholding tax purposes. If an amount is deemed to be interest under these provisions, this interest is not covered by the exemption in section 128F of the 1936 Act.

         These rules would apply to deem part of the sale proceeds to be interest if the notes are sold to an Australian resident in connection with a "washing arrangement" as described above. If the exemption from withholding tax is available it is unlikely that a sale of a note by a noteholder would be in connection with a washing arrangement. In addition, the gain on sale of discount notes or certain notes providing for a deferred return for an investor can be deemed to constitute interest. It is not currently anticipated that the Class A notes will be of this class of note. In any event, we note that legislation has been introduced into Parliament to exclude interest which is subject to the section 128F exemption from application of this provision.

TAX LIABILITY OF THE ISSUER TRUSTEE

GENERAL


         The issuer trustee will not pay Australian income tax on the taxable income of the fund. The sole beneficiary of the fund, MEPM, will pay tax on this amount. The issuer trustee, however, will have a liability to pay goods and services tax ("GST") and may have a liability to deduct withholding tax on certain amounts.

GOODS AND SERVICES TAX

GENERAL

         If an entity, such as the issuer trustee, makes a taxable supply it will have to pay goods and services tax equal to (generally) one-eleventh of the consideration received for the supply.

However, GST is not payable if an entity makes a GST-free supply or an input taxed supply. GST-free supplies include supplies that are "exported" from Australia. Input taxed supplies include most financial supplies.

         An entity may also incur a GST liability in respect of the acquisition (rather than supply) of services outside Australia where the supply to the entity is not "connected with Australia" (the "reverse charge" provisions).

         To the extent that the supplies made by an entity are taxable supplies or GST-free supplies the entity can obtain a credit for the GST component of the cost of goods and services acquired to make those supplies.

         To the extent that the supplies made by an entity are "input taxed", the entity may not be entitled to a full credit (or in some circumstances, any credit) for the GST component of the cost of goods and services acquired to make those supplies.

APPLICATION TO CLASS A NOTEHOLDERS

         On the basis of the current GST legislation, a disposal of a note or receipt of interest by a noteholder will not give rise to a GST liability to the noteholder.

APPLICATION TO THE ISSUER TRUSTEE

         The issue of the Class A notes, the issue of the other classes of notes and the provision of credit under the mortgages will not be taxable supplies by the issuer trustee. The supply of the notes will, in general, be an input taxed supply. The issue of the Class A Notes may be a GST-free supply. As such, the issuer trustee should not incur a GST liability on these supplies. However, some of the acquisitions made by the issuer trustee may give rise to a GST liability under the reverse charge provisions.

         To the extent that the issuer trustee incurs a GST liability in respect of a supply or an acquisition and cannot increase the amount of consideration that it is entitled to receive (or decrease the consideration that it is required to pay) then the trust expenses will increase, resulting in a decrease in the funds available to the trust to pay noteholders.

         Services provided to the issuer trustee will be a mixture of taxable and input taxed supplies. If a supply is taxable, the supplier has the primary obligation to account for GST in respect of that supply and must rely on a contractual provision to recoup that GST from the issuer trustee. Various fees paid by the issuer trustee, including the manager's fee, the issuer trustee's fee and the security trustee's fee will be in consideration of a taxable supply and will be increased to take into account the supplier's GST liability.

         GST may increase the cost of repairing or replacing damaged properties offered as security for housing loans. However, we understand that it is a condition of the loan contracts associated with the mortgages held by the fund that the borrower must maintain full replacement value property insurance at all times during the loan term.

         In respect of certain specified costs and expenses, the issuer trustee may be entitled to a partial credit for the GST component of those costs and expenses(including any GST liability arising under the reverse charge provisions) to the extent those costs are incurred in making financial supplies. The issuer trustee would be entitled to a full credit for the GST component of its costs and expenses to the extent those costs are incurred in making GST-free supplies. If the issuer trustee is not entitled to a full credit for the increase in any costs and expenses that is attributable to GST, the overall trust expenses will increase, resulting in a decrease in the funds available to the trust to pay noteholders.

         Supplies of other person's property made by the issuer trustee to third parties in satisfaction of debts (e.g., if it exercised its power of sale in respect of a property) are taxable supplies if, had the debtor made the supply, the supply would have been a taxable supply. The issuer trustee will have to account for goods and services tax out of the sale proceeds, with the result that the remaining sale proceeds may be insufficient to cover the unpaid balance of the related loan.

         In many circumstances, the supply of residential premises to be used predominantly for residential accommodation will not be a taxable supply and will not give rise to a GST liability to the issuer trustee. However, a GST liability may arise in respect of the supply of premises that are commercial residential premises (e.g., a hostel or boarding house) or new residential premises (e.g., if the issuer trustee is making the first supply of the premises, or the first supply after substantial renovation or demolition and replacement).

         Any GST liability accruing to the issuer trustee when enforcing the housing loans will decrease the funds available to the trust to pay you to the extent not covered by the mortgage insurance policies. The extent to which the issuer trustee is able to recover an amount on account of GST arising in the circumstances described above will depend on the terms of the relevant policy.

TAX REFORM PROPOSALS

         Until recently, it had been proposed by the Australian Government that certain trusts would be taxed as if they were companies (i.e., the trustee would be subject to tax on the net income of the trust, rather than the beneficiary). These proposals have since been withdrawn, although the Government has stated its continued commitment to reform the taxation of trusts. Although the form of any future changes in law has not been decided, it would seem that the fund does not fall within the class of trust with which the Government is mainly concerned.

         The Australian Government is also presently considering a withholding tax regime relating to Australian source income, and also gains on the disposal of assets subject to Australian tax, derived by non-residents without a permanent establishment in Australia. If introduced, the regime will apply only to amounts outside the existing withholding taxes where non-residents are currently subject to Australian taxation. No announcement has been made concerning the details of the measures or their implementation date.


CONSOLIDATION

         The new consolidation regime has been introduced effective from July 1, 2002.

         Making of an election to consolidate is optional but because existing provisions for loss transfer and other tax concessions from intragroup transactions are being repealed from July 1, 2003, if any entities in the ME group wish to continue to take advantage of the intragroup concessions, an election to consolidate the consolidated ME group will have to be made for the 2004 year.

         A consolidated group will consist of a "head company" and all of its wholly owned subsidiaries including trusts (provided all members are 100% wholly owned by the head company). A consequence of making an election to consolidate is that all eligible members of a consolidatable group (including wholly owned trusts) will be included in the consolidated group; it is not possible to elect to leave certain wholly owned entities outside the consolidated group. Therefore, if the consolidatable group of which the beneficiary of the trust is an eligible member were to elect to consolidate, the trust may also become part of that consolidated group.

         Membership of a consolidated group should not alter the tax treatment of the trust in normal circumstances. However, if the "head company" fails to pay its tax liability on time, then each entity that was part of the consolidated tax group for at least part of the period to which the tax liability relates will become jointly and severally liable for that group tax liability. The relevant exception to joint and several liability is where the group liability is covered by a valid tax sharing agreement between the "head company" and one or more contributing members.

         There are certain requirements which need to be satisfied so that a valid tax sharing agreement exists. If these requirements are met each contributing member covered by the agreement is liable to the extent of their agreed contribution.

         MEPM is the sole beneficiary of the fund and is also a wholly owned subsidiary of ME. Accordingly, the fund is part of a consolidatable group, the head company of which is ME.

         An election to consolidate in respect of the ME consolidatable group has not been made. If an election is made to consolidate, the manager will to the extent necessary, if the fund remains part of the ME consolidated group, arrange for a tax sharing agreement to be entered into.


OTHER TAXES

         No stamp duty, issue, registration or similar taxes are payable in Australia in connection with the issue of the Class A notes. Furthermore, a transfer of, or agreement to transfer, notes executed outside of Australia will not be subject to Australian stamp duty.

                  ENFORCEMENT OF FOREIGN JUDGMENTS IN AUSTRALIA

         MEPM is an Australian proprietary company incorporated with limited liability under the Corporations Act. The issuer trustee and the manager have been advised by Freehills that there is doubt as to whether the courts of Australia would recognize the jurisdiction of the U.S. courts in respect of judgments obtained in those courts in actions against the issuer trustee or the manager or such directors and officers, and as to whether Australian courts would enforce judgments of U.S. courts predicated upon the civil-liability provisions of the U.S. federal or state securities laws. The issuer trustee and the manager have also been advised that there is doubt as to whether Australian courts would admit original actions brought under the U.S. securities laws. In addition, certain remedies available under the U.S. federal or state laws may not be admitted or enforced by Australian courts on the basis of being contrary to Australia's public policy. However, the manager has been advised by Freehills (and using terms as understood under Australian law) that under the current law, an unsatisfied judgment in personam for a breach of an obligation under the transaction documents obtained against the manager from any State Court of the State of New York or any Federal Court in the United States of America located in the Southern District of New York (collectively the "New York Courts") may, subject to compliance with the rules and procedures of the federal courts of Australia or the Supreme Court of any of the State of New

South Wales, the State of Victoria and the Commonwealth of Australia (collectively the "Australian Courts") be subject of an action against that party for the purposes of enabling a corresponding judgment to be obtained and enforced in an Australian Court, but any such foreign judgment may not be recognized or the action or enforcement may be the subject of a temporary or permanent stay, if it is a judgment which is, amongst other things (as interpreted or applied by that Australian Court):

     o    not for a fixed or readily ascertainable sum;

     o in respect of taxes or any revenue law (including for any fiscal penalty) or a fine or other penalty;

     o    obtained:

          o    by fraud;

          o contrary to notions of natural justice or public policy under the laws of any of the State of New South Wales, the State of Victoria and the Commonwealth of Australia;

          o without limiting the fifth bullet point thereof, in circumstances where the judgment debtor did not receive notice of the proceedings in sufficient time to enable the judgment debtor to defend;

          o from a court whose jurisdiction is not recognized under the Australian rules of private international law;

      o in favor of a person other than the applicant for enforcement or recognition;

      o not final and conclusive or is otherwise subject to appeal, dismissal, reversal, setting aside or stay of execution;

      o    on a cause of action or issues previously adjudicated; or

      o of a nature or type which the Australian Court refuses to enforce as a matter of public policy under the laws of the State of New
      South Wales, the State of Victoria and the Commonwealth of Australia.

On the hearing of an action to enforce the foreign judgment, the foreign judgment will not be re-examined on its merits, although:

      o if there is a defence (or, arguably material evidence) not available before the New York Court or (arguably) if the judgment was based on a clear or perverse mistake as to the facts or application of Australian law, these factors may be permitted to be raised in defence of enforcement; and

      o the defendant may be permitted to raise in those or separate proceedings any counterclaim which it might have raised had the action originally been brought before the Australian Courts unless the subject of the counterclaim was in issue and was decided by the foreign judgment of the New York Court.

The U.S. court must have exercised a jurisdiction which Australian courts will recognize.

         A judgment by a court may be given, in some cases, only in Australian dollars. The manager expressly submits to the jurisdiction of New York State and United States Federal Courts sitting in the Borough of Manhattan in the City of New York for the purpose of any suit, action or proceeding arising out of this offering. The manager has appointed CT Corporation System, 111 Eighth Avenue, 13th floor, New York, New York 10011, as its agent upon whom process may be served in any such action.

         All of the directors and executive officers of the manager reside outside the United States in the Commonwealth of Australia. Substantially all or a substantial portion of the assets of all or many of such persons are located outside the United States. As a result, it may not be possible for holders of the notes to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of Federal securities laws of the United States. The manager has been advised by Freehills, that, based on the restrictions discussed in this section, there is doubt as to the enforceability in the Commonwealth of Australia, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the Federal securities laws of the United States.

                        EXCHANGE CONTROLS AND LIMITATIONS

         Unless the Reserve Bank of Australia has given specific approval under the Banking (Foreign Exchange) Regulations (which may change in the future), payments by an Australian resident to, or transfers to, by the order of or on behalf of:

     o proscribed governments (and their statutory authorities, agencies, entities); and

     o nationals of proscribed countries, proscribed organizations or persons associated with proscribed organizations,

are prohibited.


         For the purposes of the above bullet points, proscribed governments and countries currently include the government and country of Iraq. Proscribed organizations include the National Union for the Total Independence of Angola (UNITA). Proscribed persons include certain persons associated with the former government of the Federal Republic of Yugoslavia (FRY).

         Under the Charter of the United Nations (Anti-terrorism Measures) Regulations 2001, restrictions apply to transactions, accounts and assets relating to the Taliban, Usama bin Laden, the Al-Qaida organization and other persons and entities identified and listed in the Commonwealth of Australia Gazette by the Australian Minister for Foreign Affairs as terrorists or sponsors of terrorism.


                              ERISA CONSIDERATIONS

         Subject to the considerations discussed in this section, the Class A notes are eligible for purchase by Benefit Plans.

         Section 406 of the Employee Retirement Income Security Act and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts, Keogh Plans and entities that hold plan assets of such plans or accounts from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to these Benefit Plans. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with the governing plan documents.

         Some transactions involving the purchase, holding or transfer of the notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the fund were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor, the assets of the fund would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "equity interest" in the fund and none of the exceptions contained in the regulation is applicable. An equity interest is defined under the regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there can be no assurances in this regard, it appears, at the time of their initial issuance that the Class A notes should be treated as debt without substantial equity features for purposes of the regulation and that the notes do not constitute equity interests in the fund for purposes of the regulation. (Although there is no specific guidance in the regulation regarding whether a principal charge-off feature under the circumstances described above would constitute a "substantial equity feature," the regulation does state that an instrument will not fail to be treated as indebtedness merely because it has certain equity features, such as additional variable interest or conversion rights, that are incidental to the instrument's primary fixed obligation.) The debt characterization of the notes could change after their initial issuance if the fund incurs losses.

         However, without regard to whether the Class A notes are treated as an equity interest for these purposes, the acquisition or holding of the Class A notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the fund, the issuer trustee, the mortgage manager, the manager, the Class A note trustee, a swap provider, the underwriters or the security trustee is or becomes a party in interest or a disqualified person with respect to these Benefit Plans. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a note. Included among these exemptions are:

     o Prohibited Transaction Class Exemption 96-23, regarding transactions effected by "in-house asset managers";

     o Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts;

     o Prohibited Transaction Class Exemption 95-60, regarding transactions effected by "insurance company general accounts";

     o Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds; and

     o Prohibited Transaction Class Exemption 84-14, regarding transactions effected by "qualified professional asset managers."

         By your acquisition of a Class A note, you shall be deemed to represent and warrant that your purchase and holding of the Class A note will not result in a non-exempt prohibited transaction under ERISA or the Code.

         Benefit Plans that are governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements. However, governmental plans may be subject to comparable state law restrictions.

         If you are a plan fiduciary considering the purchase of any of the Class A notes, you should consult your tax and legal advisors regarding whether the assets of the fund would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences. The Class B notes are not eligible for purchase by Benefit Plans.

                         LEGAL INVESTMENT CONSIDERATIONS

         The Class A notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because the originator of the housing loans was not subject to United States state or federal regulatory authority. Accordingly, some U.S. institutions with legal authority to invest in comparably rated securities based on such housing loans may not be legally authorized to invest in the Class A notes. No representation is made as to whether the notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by any regulatory authorities. You are urged to consult with your counsel concerning the status of the Class A notes as legal investments for you.

                              AVAILABLE INFORMATION

         ME Portfolio Management Limited, as manager, has filed with the SEC a registration statement under the Securities Act with respect to the Class A notes offered pursuant to this prospectus. For further information, reference should be made to the registration statement and amendments thereof and to the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the SEC's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 233 Broadway, New York, New York 10279. Copies of the registration statement, including any amendments or exhibits, may be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a World Wide Web site which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address "http://www.sec.gov."

                              RATINGS OF THE NOTES


         The issuance of the Class A notes will be conditioned on obtaining a rating of "AAA" by Standard & Poor's, "Aaa" by Moody's and "AAA" by Fitch Ratings. The issuance of the Class B notes will be conditioned on obtaining a rating of "AA" by Standard & Poor's, "Aa2" by Moody's and "AA" by Fitch Ratings. You should independently evaluate the security ratings of each class of notes from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities. A rating does not address the market price or suitability of the Class A notes for you. A rating may be subject to revision or withdrawal at any time by the rating agencies. The rating does not address the expected schedule of principal repayments other than to say that principal will be returned no later than the final maturity date of the notes. The ratings of the Class A notes will be based primarily on the creditworthiness of the housing loans, the subordination provided by the Class B notes with respect to the Class A notes, the availability of excess interest collections after payment of interest on the notes and the trust's expenses, the mortgage insurance policies, the availability of the Liquidity Facility, the creditworthiness of the swap providers and the mortgage insurer and the foreign currency rating of Australia. The Commonwealth of Australia's current foreign currency long-term debt rating is "AA+" by Standard & Poor's, "Aa2" by Moody's and "AA" by Fitch Ratings. In the context of an asset securitization, the foreign currency rating of a country reflects, in general, a rating agency's view of the likelihood that cash flow on the assets in such country's currency will be permitted to be sent outside of that country. None of the rating agencies have been involved in the preparation of this prospectus.

                              PLAN OF DISTRIBUTION

UNDERWRITING


         Under the terms and subject to the conditions contained in the underwriting agreement among ME, the issuer trustee and the manager, the issuer trustee has agreed to sell to the underwriters, for whom Credit Suisse First Boston Corporation is acting as representative, the following respective principal amounts of the Class A notes:

                                                                 PRINCIPAL
                                                                 BALANCE OF
                                                                  CLASS A
                                                                   NOTES
                                    UNDERWRITER                    (US$)
                                    -----------                 -----------
Credit Suisse First Boston Corporation...................
Deutsche Bank Securities Inc.............................
National Australia Bank Limited, Hong Kong Branch........
Salomon Smith Barney Inc.................................      _____________
  Total..................................................      $1,400,000,000
                                                               ==============


         The underwriting agreement provides that the underwriters are obligated to purchase all of the Class A notes if any are purchased. The underwriting agreement also provides that if any underwriter defaults, the purchase commitments of the non-defaulting underwriters may be increased or the offering may be terminated.


         The underwriters propose to offer the Class A notes initially at the public offering prices on the cover page of this prospectus and to selling group
members, at the price less a selling concession of   % of the principal balance
per note. The underwriters and selling group members may reallow a discount of
  % of the principal balance per note on sale to other broker/dealers. After the initial public offering, the representative may change the offering price and concessions and discounts to broker/dealers.

         ME estimates that the out-of-pocket expenses for this offering will be approximately US$902,337.


         The notes are a new issue of securities with no established trading market. One or more of the underwriters intends to make a secondary market for the notes. However, they are not obligated to do so and may discontinue making a secondary market for the notes at any time without notice. No assurance can be given as to how liquid the trading market for the notes will be.


         National Australia Bank Limited, Hong Kong Branch has agreed that it will not offer or sell any notes in the United States or to U.S. persons for certain periods, except through a broker/dealer which is registered in the United States.

         The underwriters do not expect discretionary sales by them to exceed 5% of the principal balance of the Class A notes being offered.




         ME and the manager have agreed to indemnify the underwriters against civil liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in that respect.

         The representative, on behalf of the underwriters, may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

     o Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position;

     o Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum;

     o Syndicate covering transactions involve purchases of the Class A notes in the open market after the distribution has been completed in order to cover syndicate short positions;

     o Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Class A notes originally sold by such a broker/dealer member are purchased in a syndicate or covering transaction to cover syndicate short positions.

Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class A notes to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.


         In the ordinary course of its business, some of the underwriters and some of their affiliates have in the past and may in the future engage in commercial and investment banking activities with ME and its affiliates. In addition, one of the underwriters, Credit Suisse First Boston Corporation, is affiliated with the fixed-floating rate swap provider, Credit Suisse First Boston International. Furthermore, another underwriter, Deutsche Bank Securities Inc., is affiliated with the fixed-floating rate swap provider Deutsche Bank AG, Sydney Branch and the currency swap provider Deutsche Bank AG, New York Branch. And finally, another underwriter, National

Australia Bank Limited, Hong Kong Branch, is affiliated with the fixed-floating rate swap provider National Australia Bank Limited.


OFFERING RESTRICTIONS

THE UNITED KINGDOM

         Each underwriter has severally represented to and agreed with the issuer trustee that:

     o it has not offered or sold and, prior to the expiry of a period of six months from the Closing Date, will not offer or sell any notes in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offer of Securities Regulations 1995 (as amended);

     o it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity within the meaning of Section 21 of the Financial Services and Markets Act 2000 ("FSMA") received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuer trustee; and

     o it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

AUSTRALIA

         No offering circular, prospectus or other disclosure document in relation to any notes has been lodged with the Australian Securities and Investments Commission or the Australian Stock Exchange Limited. The notes may not, in connection with their initial distribution, be offered or sold, directly or indirectly, in the Commonwealth of Australia, its territories or possessions, or to any resident of Australia. Each underwriter has severally represented and agreed that it:

     o has not, directly or indirectly, offered for issue or sale or invited applications for the issue of or for offers to purchase nor has it sold, the Class A notes;

     o will not, directly or indirectly, offer for issue or sale or invited applications for the issue of or for offers to purchase nor will it sell the Class A notes; and

     o has not distributed and will not distribute any draft, preliminary or definitive prospectus, or any advertisement or other offering material,

in Australia, its territories or possessions unless:

     o the amount payable for the Class A notes on acceptance of the offer by each offeree or invitee is a minimum amount of A$500,000 (or its equivalent in another currency) (disregarding amounts, if any, lent by ME Portfolio Management Limited or other person offering the notes or any associate of them) or the offer or invitation is otherwise an offer or invitation for which no disclosure is required to be made under Part 6D.2 of the Corporations Act 2001 (Cth) and the Corporations Regulations made under the Corporations Act 2001 (Cth);

     o the offer, invitation or distribution complies with all applicable laws, regulations and directives in relation to the offer, invitation or distribution and does not require any document to be lodged with the Australian Securities and Investments Commission; and


     o the Class A notes will not be acquired by an associate of ME Portfolio Management Limited (which shall also include for this purpose the issuer trustee and associates of the issuer trustee) within the meaning of section 128F of the Income Tax Assessment Act (other than in the capacity of a dealer, manager or underwriter in relation to a placement of the Class A notes) as identified on a list provided by Members Equity Pty Limited, the ("List").


         In addition, each underwriter has agreed that, in connection with the primary distribution of the Class A notes, it will not sell any Class A notes to any person if, at the time of such sale, the employees of the underwriter aware of, or involved in, the sale knows, or has reasonable grounds to suspect that, as a result of such sale, such Class A notes or any interest in such Class A notes were being, or would later be acquired (directly or indirectly) by an associate of ME Portfolio Management Limited for the purposes of section 128F of the Income Tax Assessment Act.

         Each underwriter has agreed that it must offer the Class A notes for which it subscribes for sale within 30 days of the issue of those Class A notes. Such offer must only be by one of the following means (or a combination thereof):

     o as a result of negotiations being initiated by the underwriter in electronic form specifying in such offer the name of the issuer and the price at which the Class A notes are offered for sale; or


     o by the underwriter offering those Class A notes for sale to at least 10 persons, each, an ("Investor"), each of whom must be:


     o carrying on a business of providing finance, or investing or dealing in securities, in the course of operating in the financial markets; and

     o    not known to be an associate of any of the others.


SINGAPORE

The Underwriter must not distribute or circulate, whether directly or indirectly, the Prospectus in Singapore other than to:

o persons in Singapore under circumstances in which any offer, sale, or invitation of Class A notes does not constitute an offer, sale or invitation to the public in Singapore; or

o the public or any member of the public in Singapore pursuant to, and in accordance with the conditions of, an exemption invoked under Subdivision
     (4) of Division 1 to Part XIII of the Securities and Futures Act 2001 of Singapore and to persons to whom any Class A notes may be offered or sold under such exemption.

HONG KONG

         Each Underwriter must not:

     o offer or sell in Hong Kong, by means of any document, any Class A notes other than to persons whose ordinary business it is to buy or sell shares or debentures whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32) of Hong Kong; and

     o issue or possess for the purposes of issue any invitation, advertisement or document relating to any Class A notes in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Class A notes intended to be disposed of to persons outside Hong Kong or to be disposed of in Hong Kong only to persons whose business involves the acquisition, disposal, or holding of securities, whether as principal or agent.


AUTHORIZATION


         The issuer trustee has obtained all necessary consents, approvals and authorizations in connection with the issue and performance of the Class A notes. The issue of the Class A notes has been authorized by the resolutions of the board of directors of Perpetual Trustee Company Limited passed on
October            , 2002 as delegate for Perpetual Trustees Australia Limited.


LITIGATION

         The issuer trustee is not, and has not been, involved in any litigation or arbitration proceedings that may have, or have had during the twelve months preceding the date of this prospectus, a significant effect on its financial position nor, so far as it is aware, are any such litigation or arbitration proceedings pending or threatened.

EUROCLEAR AND CLEARSTREAM, LUXEMBOURG

         The Class A notes have been accepted for clearance through Euroclear and Clearstream, Luxembourg with the following CUSIP numbers and ISINs for each class of notes:


UNDERWRITER             CUSIP               ISIN               COMMON CODE
-----------            -------            --------            --------------
Class A Notes



                                  ANNOUNCEMENT

         By distributing or arranging for the distribution of this prospectus to the underwriters and the persons to whom this prospectus is distributed, the issuer trustee announces to the underwriters and each such person that:

     o the Class A notes will initially be issued in the form of book-entry notes and will be held by Cede & Co., as nominee of DTC;

     o in connection with the issue, DTC will confer rights in the Class A notes to the noteholders and will record the existence of those rights; and

     o as a result of the issue of the Class A notes in this manner, these rights will be created.

                                  LEGAL MATTERS

         Mayer, Brown, Rowe & Maw, New York, New York, will pass upon some legal matters with respect to the Class A notes, including the material U.S. federal income tax matters, for Members Equity Pty Limited and ME Portfolio Management Limited. Freehills will pass upon some Australian legal matters, and Greenwood & Freehills Pty Limited will pass upon the material Australian tax matters, with respect to the Class A notes for Members Equity Pty Limited and ME Portfolio Management Limited. Blake Dawson Waldron will pass upon some Australian legal matters for the issuer trustee and the security trustee. McKee Nelson, LLP will act as United States legal counsel to the underwriters.

                                    GLOSSARY


A$ CLASS A INTEREST                         means, for any payment date, the aggregate sum of the amount for each Class
     AMOUNT...............................  A note, in Australian dollars, which is calculated for each Class A note:

                                               o    on a daily basis at the applicable rate set out in the
                                                    currency swap relating to the Class A notes, which
                                                    shall be AUD-BBR-BBSW, as defined in the Definitions of
                                                    the International Swaps and Derivatives Association,
                                                    Inc., as of the first day of the Interest Period ending
                                                    on, but excluding, that payment date with a designated
                                                    maturity of 90 days, or, in the case of the first
                                                    Interest Period, 128 days, plus a margin;

                                            o   on the A$ Equivalent of the aggregate of the Invested
                                                Amount of the Class A notes as of the first day of the
                                                Interest Period ending on, but excluding, that payment
                                                date; and

                                            o   on the basis of the actual number of days in that
                                                Interest Period and a year of 365 days.

                                            See "Description of the Class A Notes--Interest on the Notes--Calculation of
                                            Interest Payable on the Notes"

A$ EQUIVALENT.............................  means, in relation to an amount denominated or to be denominated in US$, the amount converted to and denominated in A$ at the rate of exchange set forth in the currency swap for the exchange of United States dollars for
                                            Australian dollars.

AGREED PROCEDURES.........................  means the practices and procedures relating to the origination, management and servicing of housing loans from to time agreed between MEPM and
                                            Perpetual Trustees Australia Limited.  Such Agreed Procedures may not be
                                            amended unless each rating agency has confirmed that it will not withdraw or downgrade any credit rating assigned by it to the notes as a result as such amendment.


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APPROVED BANK.............................  means:

                                               o    a bank which has a short-term rating of at least F1+
                                                    from Fitch Ratings, P-1 from Moody's, and A-1+ from
                                                    Standard & Poor's; or

                                               o    a bank which has a short-term rating of at least A-1
                                                    from Standard & Poor's, provided, that assets of the
                                                    fund invested in the deposits of that bank are
                                                    collectible within 30 days of being made, and the total
                                                    value of deposits held by the bank in relation to a
                                                    trust does not exceed twenty percent of the sum of the
                                                    aggregate of the Outstanding Principal Balance of the
                                                    notes.

APPROVED MORTGAGE INSURANCE POLICY........  means the mortgage insurance policy maintained by Perpetual Trustees
                                            Australia Limited to cover certain losses incurred in connection with mortgages originated in accordance with the mortgage origination and management agreement.

APPROVED SOLICITOR........................  means a solicitor or other person approved to act for Perpetual Trustees
                                            Australia Limited in relation to settling mortgages as contemplated by the mortgage origination and management agreement.

APPROVED VALUER...........................  means a person approved to act for Perpetual Trustees Australia Limited in valuing properties which are the subject of any mortgage.

AUTHORIZED INVESTMENTS....................  consist of the following:

                                            o    housing loans secured by registered mortgages over land;

                                            o    cash on hand or at an Approved Bank;

                                            o    bonds, debentures, stock or treasury bills of any
                                                 government of an Australian jurisdiction;

                                            o    debentures or stock of anypublic statutory body constituted under the law of any Australian jurisdiction where the repayment of the principal is secured and the interest payable on the security is guaranteed by the government of an Australian jurisdiction;

                                            o    notes or other securities of any government of an Australian jurisdiction;

                                            o    deposits with, or certificates of deposit, whether negotiable, convertible or otherwise, of, an Approved Bank;



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                                            o    bills of exchange which at the time of acquisition have a
                                                 remaining term to maturity of not more than 200 days,
                                                 accepted or endorsed by an Approved Bank;

                                            o    securities which are "mortgage-backed securities" within
                                                 the meaning of the Duties Act, 1997 of New South Wales or
                                                 the Trustee Act 1958 of Victoria (as in force immediately
                                                 prior to January 1, 1996) whether or not there is any
                                                 instrument in respect thereof;

                                            o    any other assets of a class of assets that are both:

                                                 o    within the definition of a "prescribed property" in the Duties
                                                      Act, 1997 of New South Wales, and

                                                 o    declared by order of the Governor in Council of
                                                      Victoria and published in the Victorian Government
                                                      Gazette to be assets in a pool of mortgages for the
                                                      Duties Act 2000 of Victoria or are otherwise included
                                                      within sub-paragraph (b)(ii) of the definition
                                                      of "pool of mortgages" of that act.

                                            As used in this definition, expressions will be construed
                                            and, if necessary, read down so that the notes in relation to the fund constitute "mortgage-backed securities" for the purposes of both the Duties Act, 1997 of New South Wales and the Stamps Act, 1997 of New South Wales and the Trustee Act,
                                            1958 of Victoria (as in force immediately prior to January
                                            1, 1996).

                                            Each investment must be of a type which does not adversely affect the
                                            50% risk weighting expected to be attributed to the notes by the Bank of England.

BANKING DAY...............................  (a) in relation to the note trust deed, any Class A note (including any condition) and any payment of U.S.$ under a currency swap and the definition of Cut-Off, any day, other than a Saturday, Sunday or public holiday on which banks are open for business in Melbourne, Sydney, London and New York; and (b) in relation to any Class B note, any other transaction document and any payments of A$, any day other than a Saturday,
                                            Sunday or public holiday in Sydney and Melbourne.

BENCHMARK RATE............................  in relation to an Interest Period means the rate expressed as a percentage per annum calculated by taking the rates appearing on the Reuters Screen page BBSW at approximately 10:10 a.m. Sydney time on (subject to this definition) the first Banking Day of that Interest Period for each Bank so quoting (being no fewer than 5) as being the mean buying and selling rate for a bill of exchange of the type specified for the purpose of quoting on the



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                                            Reuters Screen page BBSW and having a tenor closest to the term of that
                                            Interest Period, eliminating the highest and lowest mean rates and taking the average of the remaining mean rates and then (if necessary)
                                            rounding the resultant figure upwards to 4 decimal places. If fewer than 5 Banks quote on the Reuters Screen page BBSW the Benchmark Rate for that Interest Period shall be calculated as above by taking the rates otherwise quoted by 5 Banks or 5 institutions otherwise authorized to quote rates on the Reuters Screen page BBSW at or about
                                            10:10 a.m. (Sydney time) for a bill of exchange having a tenor closest to the term of that Interest Period, on application by the manager for such a bill of the same tenor. If a rate cannot be determined in accordance with the foregoing procedures, then the Benchmark Rate shall mean such rate as is specified in good faith by the manager at or around that time on that date, having regard, to the extent possible, to comparable indices then available as to the rates otherwise bid and offered for such bills of that tenor around that time.

BENEFIT PLAN..............................  means a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts, Keogh Plans and entities that hold plan assets of such plans or accounts.

CALCULATION PERIOD........................  See page 65.

CARRYOVER CLASS A CHARGE OFFS.............  means, at any Cut-Off, in relation to a Class A note, the aggregate of
                                            Class A Charge Offs in relation to that Class A note prior to that Cut-Off which have not been reimbursed as described in this prospectus.

CARRYOVER CLASS B CHARGE OFFS.............  means, at any Cut-Off, in relation to a Class B note, the aggregate of
                                            Class B Charge Offs in relation to that Class B note prior to that Cut-Off which have not been reimbursed as described in this prospectus.

CARRY OVER REDRAW CHARGE OFF..............  means, at any Cut-Off, in relation to a redraw funding facility, the aggregate Redraw Charge Offs in relation to that redraw funding facility prior to that Cut-Off which have not been reimbursed as described in this prospectus.

CLASS A CHARGE OFFS.......................  means, in relation to a Class A note, the amount of any reduction in the
                                            Outstanding Principal Balance of that note as described under "Description of the Class A Notes--Application of Realized Losses".



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CLASS B CHARGE OFFS.......................  means, in relation to a Class B note, the amount of any reduction in the
                                            Outstanding Principal Balance of that note as described under "Description of the Class A Notes--Application of Realized Losses".

COLLATERAL SECURITY.......................  means, in relation to a mortgage, each guarantee, indemnity or other mortgage, charge, caveat or other security interest executed in favor of
                                            Perpetual Trustees Australia Limited or held by Perpetual Trustees
                                            Australia Limited as further security for the money secured by that mortgage.

CUT-OFF...................................  See page 65.

EXPENSES..................................  in relation to a fund means all costs, charges, liabilities and expenses incurred by the issuer trustee or the manager in the operation of the fund, including the following:

                                            o    any amounts payable or incurred by the issuer trustee or the manager under any enhancement or hedge;

                                            o    any amounts (other than fees) payable by the issuer trustee or the manager to a mortgage manager under its corresponding mortgage origination and management agreement;

                                            o    any amounts payable under or incurred by the issuer trustee or the manager under the purchase agreement or the
                                                 security trust deed or  otherwise in relation to the
                                                 issue of the notes;

                                            o    any fees and other amounts payable to the manager;

                                            o    any fees and expenses payable to the auditor;

                                            o    any fees and expenses charged from time to time by or in relation to a securities system or any stock exchange to the issuer trustee's account;

                                            o    any costs of postage and printing of all checks, accounts, statements, notices, note registration confirmations and other documents required to be posted to the beneficiaries or
                                                 noteholders of the fund;

                                            o    any costs of any valuation of the fund or of any asset of the fund;

                                            o    any expenses incurred in connection with the bank accounts of the issuer trustee in relation to the fund and bank fees (including but not limited to account keeping fees) and other bank or government charges (including but not limited to bank account debits tax) incurred in connection with the




                                      G-5


                                                 keeping of, or the transaction of business through, the internal accounts and bank accounts of the issuer trustee and their management;

                                            o    any fees, charges and amounts which are paid or payable to any person appointed or engaged by the issuer trustee or the manager to the extent that the fees, charges and amounts would be payable or reimbursable to the issuer trustee or the manager under any other provision of this definition or under the master trust deed if the services performed by the person so appointed or engaged had been carried out directly by the issuer trustee or the manager and to the extent that those fees, charges and amounts are reasonable in amount and properly incurred;

                                            o    the amount of any indemnity from the fund claimed by the issuer trustee or the manager;

                                            o    reasonable in amount and properly incurred legal costs and disbursements incurred by the manager and the issuer trustee in relation to settling and executing any transaction document and any subsequent consent, agreement, approval, waiver or amendment thereto or in relation to any matter of concern to the manager or the issuer trustee in relation to a transaction document or the fund provided that the basis of incurring any such costs and disbursements by the issuer trustee has been approved in advance by the manager;

                                            o    any costs incurred by the manager or the issuer trustee in, or in connection with, the retirement or removal of the issuer trustee or the manager respectively under the master trust deed and the appointment of any person in substitution to the extent that those costs are reasonable in amount and properly incurred;

                                            o    any amount specified as an "Expense" in any transaction document;
                                                 and

                                            o    any other costs, charges, expenses, fees, liabilities, taxes, imposts and other outgoings properly incurred by the issuer trustee or the manager in exercising their respective powers, duties and obligations under the transaction document (other than the notes), provided that general overhead costs and expenses of the issuer trustee and the manager (including, without
                                                 limitation, rents and any amounts payable by the issuer trustee or the manager (as applicable) to its employees in connection with their employment) incurred directly or indirectly in
                                                 connection with the business of the issuer trustee or the manager
                                                 (as applicable) or in the exercise of its


                                      G-6



                                                 rights, powers and discretions or the performance of its duties and obligations in relation to the fund.

EXTRAORDINARY RESOLUTION..................  means a resolution passed at a duly convened meeting of Voting Secured
                                            Creditors by a majority consisting of not less than 75% of the votes cast thereat or a resolution in writing by all Voting Secured Creditors.

FINANCIAL DEFAULT.........................  means any failure by the issuer trustee:

                                            o    to pay within 10 Banking Days of the due date:

                                                 o   the issuer trustee's fee;

                                                 o   any amount payable under any hedge or enhancement;

                                                 o   any amount of interest or principal due on the notes;

                                                 o   the manager's fee.

INSOLVENCY EVENT..........................  means with respect to any person (and, in the case of the issuer trustee, in its personal capacity) the happening of the following events:

                                            o    an application or order is made for bankruptcy, winding up or dissolution of the person other than frivolous or vexatious application or an application which is not stayed within 21 days;

                                            o    a resolution is passed, or steps are taken to pass a resolution, for the winding up or dissolution of the person, otherwise than for the purpose of an amalgamation or reconstruction while solvent on terms previously approved by the security trustee;

                                            o    the person is otherwise wound up or dissolved or made bankrupt;

                                            o    a liquidator, provisional liquidator, official manager,
                                                 administrator, receiver, receiver and manager, trustee in
                                                 bankruptcy or any similar official is appointed to the person or any of the assets of the person, but in the case of a receiver or receiver and manager only, in respect of the assets of the fund, or any steps are taken for any such appointment and such
                                                 appointment is not revoked within 21 days;

                                            o    the person suspends payment of its debts generally;

                                            o    the person is, or becomes unable to pay its debts when they are due or is, or becomes, unable to pay its debts within the meaning of the corporations law;




                                      G-7






                                            o    the person enters into, or resolves to enter into, any
                                                 arrangement, composition or compromise with, or assignment for the benefit of, its creditors or any class of them;

                                            o    the person ceases or threatens to cease, to carry on business;

                                            o    a notice under section 601AB(3) of the Corporations Act is given to, or in respect of, the person;

                                            o    the person is, or becomes, or under the Corporations Act is presumed to be, insolvent;

                                            o    the person takes any steps to obtain, or is granted protection from its creditors or any class of them, under applicable
                                                 legislation;

                                            o    anything analogous or having substantially similar effect, to any of the above occurs under or in respect of any existing or future law.

INTEREST COLLECTIONS......................  See page 67.

INTEREST COLLECTIONS WATERFALL............  See page 67.

INTEREST PERIOD...........................  See page 65.

INVESTED AMOUNT...........................  means at any time in relation to a note, an amount equal to

                                            o    the initial Outstanding Principal Balance of the note; minus

                                            o    all repayments of principal made in relation to the note.

ISSUER TRUSTEE'S DEFAULT..................  means the issuer trustee, breaches any obligation or duty imposed on the issuer trustee under any transaction document in relation to the fund and the issuer trustee fails or neglects after 10 days' notice from the manager to remedy that breach.

LIBOR.....................................  means, in relation to any Interest Period, the rate of interest determined by the calculation agent as follows:

                                            o    on the second Banking Day before the beginning of each Interest
                                                 Period (each an "Interest Determination Date"), the rate
                                                 "USD-LIBOR-BBA" as the applicable Floating Rate Option under the ISDA
                                                 Definitions being the rate applicable to any Interest Period for three-month (or, in the case of the first Interest Period, 128 days)
                                                 deposits in United States Dollars which appears on the Telerate Page
                                                 3750 as of 11:00 a.m., London time, determined on the Interest
                                                 Determination


                                      G-8



                                                 Date by the calculation agent.

                                            o    if such rate does not appear on the Telerate Page 3750, the rate for that Interest Period will be determined as if the issuer trustee and the Calculation Agent had specified "USD-LIBOR-Reference Banks" as the applicable Floating Rate Option under the ISDA Definitions.
                                                 "USD-LIBOR-Reference Banks" means that the rate for an Interest Period will be determined on the basis of the rates at which deposits in US
                                                 Dollars are offered by the Reference Banks (being four major banks in the London interbank market agreed to by the calculation agent and the currency swap provider) at approximately 11:00 a.m., London time, on the Interest Determination Date to prime banks in the London interbank market for a period of three months (or, in the case of the first
                                                 Interest Period, 128 days) commencing on the first day of the Interest
                                                 Period and in Representative Amount (as defined in the ISDA
                                                 Definitions).  The calculation agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate.  If at least two such quotations are provided, the rate for that
                                                 Interest Period will be the arithmetic mean of the quotations.  If fewer than two quotations are provided as requested, the rate for that
                                                 Interest Period will be the arithmetic mean of the rates quoted by not less than two major banks in New York City, selected by the calculation agent and the currency swap provider, at approximately
                                                 11:00 a.m., New York City time, on that Interest Determination Date for loans in US Dollars to leading European banks for a period of three months (or, in the case of the first Interest Period, 128 days)
                                                 commencing on the first day of the Interest Period and in a
                                                 Representative Amount.

                                            o    if no such rates are available in New York City, then the rate for such Interest Period will be the most recently determined rate in accordance with this paragraph.

                                            In this definition of LIBOR, Banking Day means any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London and New
                                            York City.

LTV.......................................  means in relation to a housing loan, the Outstanding Principal Balance of the loan (excluding any capitalized interest), divided by the most recent market valuation held at the Cut-Off of the land secured by the mortgage securing that loan or the most




                                      G-9


                                            recent valuation as set forth under "Superannuation Members' Home
                                            Loans Residential Loan Program--Valuation of Mortgages--Purchases
                                            and Top-Up Loans".

MANAGER'S DEFAULT.........................  means the manager breaches any obligation or duty imposed on the manager under the master trust deed, any other transaction document or any other deed, agreement or arrangement entered into by the manager under the master trust deed in relation to the fund or any representation given by the manager in any transaction document in relation to the fund is or becomes not true, and the breach is not remedied within 30 days' notice being given by the issuer trustee to the manager

MATERIAL ADVERSE EFFECT...................  means an event which will materially and adversely affect the amount or the timing of a payment to a noteholder.

MORTGAGE DOCUMENT.........................  means in relation to a mortgage:

                                            o    that mortgage;

                                            o    each Secured Agreement relating to that mortgage;

                                            o    each Collateral Security relating to that mortgage;

                                            o    each Property Insurance relating to that mortgage;

                                            o    each enhancement, to the extent it relates to that mortgage;

                                            o    each hedge, to the extent it relates to that mortgage;

                                            o    each mortgage insurance policy;

                                            o    any other document or agreement which is agreed between Perpetual
                                                 Trustees Australia Limited and/or the manager and the mortgage manager to be a Mortgage Document for the purposes of the
                                                 mortgage origination and management agreement.

NOTEHOLDER SECURED CREDITORS..............  means the Class B noteholders and the note trustee, acting on behalf of the
                                            Class A noteholders.



OUTSTANDING PRINCIPAL BALANCE.............  o    means at any time in relation to a note an amount equal to:

                                                 o    the initial Outstanding Principal Balance of the note; minus

                                                 o    all repayments of principal made in relation to that note; minus

                                                 o    the Carry Over Class A Charge Offs or the Carry Over


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                                                      Class B Charge Offs (if any and as the case requires) for the note; plus

                                                 o    amounts applied or available to be applied under the Interest
                                                      Collections Waterfall to reinstate those Carry Over
                                                      Class A Charge Offs or the Carry Over Class B Charge
                                                      Offs (if any and as the case requires) for the note,

                                            o    means at any time in relation to a housing loan, the then
                                                 outstanding principal under the housing loan which includes any redraws made prior to the time of such determination.

PRINCIPAL COLLECTIONS.....................  See page 70.

PRINCIPAL COLLECTIONS WATERFALL...........  See page 70.

PROPERTY INSURANCE........................  means, in relation to a mortgage, all insurance policies which a mortgagor maintains, or is required to maintain under that mortgage.

REALIZED LOSS.............................  See page 72.

REDRAW CHARGE OFF.........................  means, in relation to a redraw funding facility, the amount of reduction of the Redraw Principal Outstanding under as described under "Description of the Class A Notes--Application of Realized Losses".

REDRAW PRINCIPAL OUTSTANDING..............  means at any time in respect of a redraw funding facility, an amount equal to:

                                            o    all principal drawings under the redraw funding facility which have been used to fund a payment of principal under a loan redraw facility; minus

                                            o    all repayments of principal in respect of such principal
                                                 drawings; minus

                                            o    the Carry Over Redraw Charge Offs (if any and as the case
                                                 requires) for the redraw funding facility; plus

                                            o    amounts applied or available to be applied under the Interest
                                                 Collections Waterfall to repay those Carry Over Redraw Charge
                                                 Offs for the redraw funding facility.

REQUIRED CASH COLLATERAL..................  means, on a payment date, an amount equal to the higher of:

                                            o    0.25% of the aggregate Outstanding Principal Balance of the housing loans secured by the mortgage or such other amount as the manager and designated rating agencies agree from




                                      G-11




                                                 time to time;  and

                                            o    0.03% of the total original Outstanding Principal Balance of the notes or such other amount as the manager and the designated rating agencies agree from time to time,

                                            in each case disregarding payments and allocation of Realized Losses in respect of the Outstanding Principal Balance to be made on that payment date in accordance with the supplementary bond terms notice and the Interest Collections Waterfall and the Principal Collections
                                            Waterfall.

SECURED AGREEMENT.........................  means, in relation to a mortgage, any document or agreement under which any money secured by that mortgage is or may become outstanding.

SECURED CREDITOR..........................  See page 103.

SECURED MONEYS............................  means all money which the issuer trustee is or at any time may become actually or contingently liable to pay to or for the account of any Secured
                                            Creditor for any reason whatever under or in connection with a transaction document.

SOLICITOR'S CERTIFICATE...................  means, in relation to a mortgage, a certificate from an Approved Solicitor addressed to Perpetual Trustees Australia Limited and the manager as to certain matters relating to the origination of that mortgage and the property which is the subject of the mortgage.

SUSPENDED MONEYS..........................  See page 38.

TERMINATION DATE..........................  in relation to the fund means the earliest of the following dates in relation to the fund

                                            o    the eightieth anniversary of the master trust deed;

                                            o    the date upon which the fund terminates by operation or statute or by the application of general principals of law;

                                            o    the Banking Day immediately following the date upon which the issuer trustee pays in full all moneys due or which may become due, whether contingently or otherwise,

                                                 to the noteholders in respect of the notes and the issuer trustee agrees that no further notes are proposed to be issued by the issuer trustee in relation to the fund; or

                                            o    if a Financial Default occurs before the notes are paid in full, the date appointed by the Noteholder Secured Creditors as



                                      G-12


                                                 the Termination Date pursuant to the master trust deed.

UCCC......................................  means the Consumer Credit (Queensland) Code and the equivalent legislation in each other state and territory in Australia.

UNPAID BALANCE............................  means at any time an amount equal to:

                                            o    the aggregate initial Outstanding Principal Balance of the housing loans; minus

                                            o    all repayments of principal in respect of such housing loans which have not been redrawn.

VALUATION.................................  means, in relation to a mortgage, a valuation of the property which is the subject of that mortgage, prepared by an Approved Valuer.

VOTING SECURED CREDITORS..................  means:

                                            o    with respect to enforcement of the security trust deed, for so long as the Secured Moneys of the Noteholder Secured Creditors
                                                 are 75% or more of the total Secured Moneys, the Noteholder
                                                 Secured Creditors alone;

                                            o    at any other time

                                                 o    the Class A note trustee, or, if the Class A note trustee fails to act on behalf of the Class A noteholders within a reasonable time and such failure is continuing, the Class A noteholders to the extent permitted by Australian law; and

                                                 o    each other Secured Creditor (other than a Class A noteholder).



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                             SMHL GLOBAL FUND NO. 3

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                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31.       OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the notes being registered under this registration statement, other than underwriting discounts and commissions:

SEC Registration Fee...............................................   $128,800
Printing and Engraving.............................................    $75,000
Legal Fees and Expenses............................................   $350,000
Trustee Fees and Expenses..........................................    $50,000
Rating Agency Fees.................................................   $290,000
Accounting Fees & Expenses.........................................    $50,000
Miscellaneous......................................................    $30,000
                                                                       -------
         Total.....................................................   $973,800
                                                                       =======

* All amounts except the SEC Registration Fee are estimates of expenses incurred in connection with the issuance and distribution of the Notes.

ITEM 33.    RECENT SALES OF UNREGISTERED SECURITIES.

         The following information relates to securities of the registrant issued or sold by the registrant, or for which it has acted as trust manager with respect to, that were not registered under the Securities Act:

       1. The registrant was incorporated on January 27, 1982. 100,000 fully paid shares of A$1.00 each were allotted to Members Equity Pty Limited on February 29, 1996.

       2.   The registrant acted as manager with respect to the following:


------------------------------------------------------------------------------------------------------
                            SMHL GLOBAL                SMHL GLOBAL          SMHL SECURITIZATION
                            FUND NO. 1                 FUND NO. 2                FUND NO. 8
------------------------------------------------------------------------------------------------------
DATE                   June 27, 2000                June 15, 2001            June 15, 1999
------------------------------------------------------------------------------------------------------
AMOUNT                 US$700,000,000               US$582,100,000           A$230,000,000
                       A$10,500,000                 A$17,500,000
------------------------------------------------------------------------------------------------------
TYPE                   Mortgage Backed Floating     Mortgage Backed          Mortgage Backed
                       Rate Notes                   Floating Rate Notes      Floating Rate Notes
------------------------------------------------------------------------------------------------------
                       Class A-1 Notes              Class A-1 Notes          Class A Notes
                       US$225,000,000               US$220,000,000           A$230,000,000
                       Class A-2 Notes              Class A-2 Notes
                       US$400,000,000               US$362,100,000
                       Class A-3 Notes              Class B Notes
                       US$75,000,000                A$17,500,000
                       Class B Notes
                       A$10,500,000
------------------------------------------------------------------------------------------------------
EXEMPTION              Class A-1, Class A-2 and     Class A-1 and Class      Class A Notes were
FROM REGISTRATION      Class A-3 were privately     A-2 were privately       100% domestic issue,
                       placed pursuant to           placed pursuant to       not offered in the
                       exemptions from registra-    exemptions from          USA.
                       tion provided by Rule 144A   registration
                       under the Securities Act     provided by Rule
                       of 1933 and Regulation       144A under the
                       S under the Securities       Securities Act of
                       Act of 1933;                 1933 and Regulation
                       Class B were 100% domestic   S under the
                       issue, not offered in the    Securities Act of
                       USA.                         1933; Class B were
                                                    100% domestic issue,
                                                    not offered in the
                                                    USA.
------------------------------------------------------------------------------------------------------
PRINCIPAL UNDERWRITERS Credit Suisse First Boston   Credit Suisse First      Credit Suisse First
                       Corporation and ABN AMRO     Boston Corporation,      Boston Australia
                       Bank N.V.                    Deutsche Banc Alex.      Securities Ltd
                                                    Brown and
                                                    UBS Warburg              Macquarie Bank Limited
------------------------------------------------------------------------------------------------------
UNDERWRITING FEES      US$1,050,250 for Class       US$873,150 for Class     US$276,000 for Class A
                       A-1, Class A-2 and Class     A-1 and Class A-2        Notes
                       A-3 Notes and A$12,600 for   Notes and A$21,000 for
                       Class B Notes                Class B Notes
------------------------------------------------------------------------------------------------------
OFFERING               Class A-1: LIBOR + 0.090%,   Class A-1: LIBOR +       Class A: BBSW + 0.350%
PRICE                  Class A-2: LIBOR + 0.255%,   0.090%,
                       Class A-3: LIBOR + 0.310%    Class A-2: LIBOR +
                       and Class B: BBSW + 0.550%   0.225% and
                                                    Class B: BBSW + 0.550%
------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE LIFE  Class A-1: 0.78 years        Class A-1: 0.99 years    Class A: 3.73 years
TO CALL                Class A-2: 3.49 years        Class A-2: 4.72 years
                       Class A-3: 6.97 years        Class B: 7.00 years
                       Class B: 7.00 years
------------------------------------------------------------------------------------------------------








------------------------------------------------------------------------------------------------------
                       SMHL SECURITIZATION      SMHL SECURITIZATION       SMHL SECURITIZATION
                           FUND NO. 9               FUND NO. 10               FUND NO. 11
------------------------------------------------------------------------------------------------------
DATE                    August 25, 2000          December 6, 2001          September 27, 2002
------------------------------------------------------------------------------------------------------
AMOUNT                  A$346,000,000            A$500,000,000             A$72,000,000
------------------------------------------------------------------------------------------------------
TYPE                    Mortgage Backed          Mortgage Backed           Mortgage Backed
                        Floating Rate Notes      Floating Rate Notes       Floating Rate Notes
------------------------------------------------------------------------------------------------------
                        Class A Notes            Class A1-1 Notes          Class A Notes
                        A$340,000,000 Class B    A$275,000,000             A$71,250,000
                        Notes A$6,000,000        Class A2 Notes            Class B Notes
                                                 A$217,750,000             A$750,000
                                                 Class B Notes
                                                 A$7,250,000
------------------------------------------------------------------------------------------------------
EXEMPTION               Class A and Class B      Class A and Class B       Class A and Class B
FROM REGISTRATION       Notes were 100%          Notes were 100%           Notes were 100%
                        domestic issue, not      domestic issue, not       domestic issue, not
                        offered in the USA.      offered in the USA.       offered in the USA.
------------------------------------------------------------------------------------------------------
PRINCIPAL UNDERWRITERS  Credit Suisse First      Credit Suisse First       N/A
                        Boston Australia         Boston Australia
                        Securities Ltd           Securities Ltd

                        Macquarie Bank Limited   Macquarie Bank Limited

                        National Australia Bank  National Australia Bank
---------------------------------------------------------------------------------------------------
UNDERWRITING FEES       A$415,200 for Class A    A$600,000 for Class A     N/A
                        and Class B Notes        and Class B Notes
---------------------------------------------------------------------------------------------------
OFFERING                Class A: BBSW + 0.390%   Class A1-1: 5.585%,       Class A: BBSW + 0.45%
PRICE                   and                      Class A2: BBSW + 0.370%
                        Class B:  BBSW + 0.550%  and                       Class B:  BBSW + 0.55%
                                                 Class B: BBSW + 0.530%
---------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE LIFE   Class A: 4.1 years       Class A1-1: 3.03 years    N/A
TO CALL                 Class B: 5.90 years      Class A2: 3.99 years
                                                 Class B: 7.02 years
---------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------
                  SMHL PRIVATE       SMHL PRIVATE      SMHL PRIVATE      SMHL PRIVATE
                 PLACEMENT FUND     PLACEMENT FUND    PLACEMENT FUND    PLACEMENT FUND
                      NO. 5             NO. 6              NO. 7             NO. 8
---------------------------------------------------------------------------------------
DATE            June 9, 1999       August 20, 1999   May 11, 2000       July 24, 2000

---------------------------------------------------------------------------------------
AMOUNT          A$230,000,000      A$1,068,000,000   A$197,500,000      A$1,214,600,000

---------------------------------------------------------------------------------------
TYPE            Mortgage Backed    Mortgage Backed   Mortgage Backed    Mortgage
                Floating Rate      Floating Rate     Floating Rate      Backed
                Notes              Notes             Notes              Floating Rate
                                                                        Notes
---------------------------------------------------------------------------------------
                Class A Notes      Class A Notes     Class A Notes      Class A Notes
                A$230,000,000      A$1,068,000,000   A$197,500,000      A$1,214,600,000


---------------------------------------------------------------------------------------
EXEMPTION       Class A Notes      Class A Notes     Class A Notes      Class A Notes
FROM            were 100%          were 100%         were 100%          were 100%
REGISTRATION    domestic issue,    domestic issue,   domestic issue,    domestic
                not  offered in    not offered in    not offered in     issue, not
                the USA.           the USA.          the USA.           offered in the
                                                                        USA.
---------------------------------------------------------------------------------------
PRINCIPAL       Directly placed    Directly placed   Directly placed    Directly
UNDERWRITERS    by Registrant in   by Registrant     by Registrant in   placed by
AND OTHER       Australia to       in Australia to   Australia to       Registrant in
PURCHASERS      Australian         Australian        Australian         Australia to
                investors only     investors only    investors only     Australian
                                                                        investors only
---------------------------------------------------------------------------------------
UNDERWRITING    N/A                N/A               N/A                N/A
FEES
---------------------------------------------------------------------------------------
OFFERING        Class A: BBSW +    Class A: BBSW +   Class A: BBSW +    Class A: BBSW +
PRICE           0.39%              0.45%             0.45%              0.45%


---------------------------------------------------------------------------------------
WEIGHTED        N/A                N/A               N/A                N/A
AVERAGE LIFE
TO CALL
---------------------------------------------------------------------------------------

















------------------------------------------------------------------------------------------
                    SMHL PRIVATE     SMHL PRIVATE      SMHL PRIVATE       SMHL PRIVATE
                   PLACEMENT FUND   PLACEMENT FUND    PLACEMENT FUND     PLACEMENT FUND
                       NO. 9            NO. 10            NO. 11             NO. 12
------------------------------------------------------------------------------------------
DATE              August 25, 2000   November 29,     July 24, 2001      February 26, 2002
                                    2000
------------------------------------------------------------------------------------------
AMOUNT            A$247,500,000     A$250,000,000    A$1,500,000,000    up to
                                                                        A$1,500,000,000
------------------------------------------------------------------------------------------
TYPE              Mortgage Backed   Mortgage         Mortgage Backed    Mortgage Backed
                  Floating Rate     Backed           Floating Rate      Floating Rate
                  Notes             Floating Rate    Notes              Notes issuable
                                    Notes                               from time to time
------------------------------------------------------------------------------------------
                  Class A1 Notes    Class A Notes    Class A Notes      Class A Notes
                  A$125,000,000     A$246,000,000    A$1,480,500,000    A$1,222,200,000
                  Class A2 and A3   Class B Notes    Class B Notes      Class B Notes
                  Notes             A$4,000,000      A$19,500,000       A$17,400,000
                  A$120,000,000                                         currently
                  Class B Notes                                         outstanding
                  A$2,500,000
------------------------------------------------------------------------------------------
EXEMPTION         Class A and       Class A and      Class A and        Class A and
FROM              Class B Notes     Class B Notes    Class B Notes      Class B Notes
REGISTRATION      were 100%         were100%         were 100%          are 100%
                  domestic issue,   domestic         domestic issue,    domestic issue,
                  not offered in    issue, not       not offered in     not offered in
                  the USA.          offered in the   the USA.           the USA.
                                    USA.
------------------------------------------------------------------------------------------
PRINCIPAL         Macquarie Bank    Directly         Directly placed    Directly placed
UNDERWRITERS                        placed by        by Registrant in   by Registrant in
AND OTHER                           Registrant in    Australia to       Australia to
PURCHASERS                          Australia to     Australian         Australian
                                    Australian       investors only     investors only
                                    investors only
------------------------------------------------------------------------------------------
UNDERWRITING      A$297,000         N/A              N/A                N/A
FEES
------------------------------------------------------------------------------------------
OFFERING          Class A1: BBSW +  Class A: BBSW +  varying prices     varying prices
PRICE             0.30%             0.45%            determined at      determined at
                  Class A2 and      Class B: BBSW +  the time of sale   the time of sale
                  A3: BBSW +        0.55%
                  0.43%
                  Class B: BBSW +
                  0.55%
------------------------------------------------------------------------------------------
WEIGHTED          N/A               N/A              N/A                N/A
AVERAGE LIFE
TO CALL
------------------------------------------------------------------------------------------

ITEM 34.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Pursuant to Part 31 of the Articles of Association of the registrant:

               Every officer, Auditor or agent of the Company is indemnified out of the property of the Company against any liabilities incurred by that person as an officer, Auditor or agent in defending any proceedings, whether civil or criminal, in which judgment is given in that person's favor or in which that person is acquitted or in connection with any application in relation to any such proceedings in which relief is granted under the Corporations Law to that person by the Court.

ITEM 36.       EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     1.1       Form of Underwriting Agreement.**
     3.1       Constitution of the Registrant. *
   4.1.1       Master Trust Deed. *
   4.1.2       Supplemental Deeds to the Master Trust Deed. *
     4.2       Form of the Supplementary Bond Terms Notice. *
     4.3       Form of the Security Trust Deed. *
     4.4       Form of the Note Trust Deed. *
     5.1       Opinion of Mayer, Brown, Rowe & Maw as to legality of the Notes.
     8.1 Opinion of Mayer, Brown, Rowe & Maw as to certain tax matters (included in Exhibit 5.1 hereof).
     8.2 Opinion of Greenwood & Freehills Pty Limited as to certain tax matters.
    10.1       The Mortgage Origination and Management Agreement. *
    10.2       Deed of Novation of the Mortgage Origination and Management
               Agreement. *
    10.3       Deed of Amendment of the Mortgage Origination and Management
               Agreement. *
    10.4       Amending Deeds of the Mortgage Origination and Management
               Agreement. *
    10.5       Form of Fixed-Floating Rate Swaps. *
    10.6       Management Support Deed. *
    10.7       Form of Payment Funding Facility. *
    10.8       Form of the Cross Currency Swap.**
    10.9       Form of Redraw Funding Facility Agreement. *
    23.1       Consent of Mayer, Brown, Rowe & Maw (included in
               Exhibit 5.1 hereof).
    23.2       Consent of Greenwood & Freehills Pty Limited (included in
               Exhibit 8.2 hereof).
    23.3       Consent of Freehills (included in Exhibit 99.1 hereof).
    24.1 Power of Attorney (included on signature pages of the Registration Statement). *
    25.1       Statement of Eligibility of Note Trustee. *
    99.1 Opinion of Freehills as to Enforceability of U.S. Judgments under Australian Law.

*Previously filed.
** To be filed by Amendment.

ITEM 37.       UNDERTAKINGS.

     (a)       Undertaking in respect of indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b)       Undertakings pursuant to Rule 430A.

         The Registrant hereby undertakes:

       1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

       2. For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York U.S.A., on the 30th day of September 2002.


                                            ME Portfolio Management Limited


                                            By: /s/ Terry Schiff
                                                ---------------------
                                            Name:  Terry Schiff
                                            Title: Attorney in fact
                                                   pursuant to Power of Attorney
                                                   dated July 1, 2002

         Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons acting in the following capacities for ME Portfolio Management Limited and on the dates indicated.

          SIGNATURE                TITLE                             DATE
          ---------                -----                             ----

*________________________    Chairman of the Board            September 30, 2002
Brian Pollock                and Director

*________________________    Director                         September 30, 2002
Anthony Wamsteker

*________________________    Director                         September 30, 2002
Nicholas Vamvakas            (Chief Financial Officer)
                             (Principal Accounting Officer)

*________________________    Director                         September 30, 2002
David Tennant


By: */s/ Terry Schiff
    ------------------------
     Terry Schiff
     Attorney in fact
     pursuant to Power of Attorney
     dated July 1, 2002

                    SIGNATURE OF AGENT FOR SERVICE OF PROCESS

         Pursuant to the requirements of the Securities Act of 1933, the undersigned hereby certifies that it is the agent for service of process in the United States of the Registrant with respect to this Pre-Effective Amendment No. 1 to the Registration Statement and signs this Pre-Effective Amendment No. 1 to the Registration Statement solely in such capacity.

                                        CT CORPORATION SYSTEM

                                             By: /s/ Robin La Peters
                                             -----------------------
                                             Name:      Robin LaPeters
                                             Address:   CT Corporation System
                                                        111 Eighth Avenue
                                                        13th Floor
                                                        New York, New York 10011
                                             Telephone: (212) 590-9100

                                 EXHIBITS INDEX

                                                                                                                   SEQUENTIAL
EXHIBIT                                                                                                               PAGE
  NO.                      DESCRIPTION OF EXHIBIT                                                                    NUMBER
  ---                      ----------------------
   1.1       Form of Underwriting Agreement.**
   3.1       Constitution of the Registrant. *
 4.1.1       Master Trust Deed. *
 4.1.2       Supplemental Deeds to the Master Trust Deed. *
   4.2       Form of the Supplementary Bond Terms Notice. *
   4.3       Form of the Security Trust Deed. *
   4.4       Form of the Note Trust Deed. *
   5.1       Opinion of Mayer, Brown, Rowe & Maw as to legality of the Notes.
   8.1       Opinion of Mayer, Brown, Rowe & Maw as to certain tax matters (included in Exhibit 5.1 hereof).
   8.2       Opinion of Greenwood & Freehills Pty Limited as to certain tax matters.
  10.1       The Mortgage Origination and Management Agreement. *
  10.2       Deed of Novation of the Mortgage Origination and Management Agreement. *
  10.3       Deed of Amendment of the Mortgage Origination and Management Agreement. *
  10.4       Amending Deeds of the Mortgage Origination and Management Agreement. *
  10.5       Form of Fixed-Floating Rate Swaps. *
  10.6       Management Support Deed. *
  10.7       Form of Payment Funding Facility. *
  10.8       Form of the Cross Currency Swap.**
  10.9       Form of Redraw Funding Facility Agreement. *
  23.1       Consent of Mayer, Brown Rowe & Maw (included in Exhibit 5.1 hereof).
  23.2       Consent of Greenwood & Freehills Pty Limited (included in Exhibit 8.2 hereof).
  23.3       Consent of Freehills (included in Exhibit 99.1 hereof).
  24.1       Power of Attorney (included on signature pages of the Registration Statement). *
  25.1       Statement of Eligibility of Note Trustee. *
  99.1       Opinion of Freehills as to Enforceability of U.S. Judgments under Australian Law.

*  Previously filed.
** To be filed by Amendment.


                                      II-9